Exhibit 10.8

Execution Version

CREDIT AGREEMENT

Dated as of January 23, 2023

among

SERVICETITAN, INC.,

as the Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and Collateral Agent,

THE LENDERS PARTY HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION

SILICON VALLEY BANK,

as Joint Lead Arrangers and Bookrunners

-i-

-ii-

-iii-

-iv-

Page
7.03(c)	—	Surviving Indebtedness
7.7	—	Transactions with Affiliates
10.2	—	Administrative Agent’s Office; Certain Addresses for Notices

-v-

EXHIBITS

Form of

A	—	Committed Loan Notice
B	—	Swing Line Loan Notice
C-1	—	Term Note
C-2	—	Revolving Credit Note
D	—	Compliance Certificate
E	—	Assignment and Assumption
F	—	Guaranty
G-1	—	[Reserved]
G-2	—	[Reserved]
H	—	Security Agreement
I	—	Discounted Prepayment Option Notice
J	—	Lender Participation Notice
K	—	Discounted Voluntary Prepayment Notice
L	—	United States Tax Compliance Certificate
M	—	Solvency Certificate
N	—	Cash Management/Hedge Provider Agreement

-vi-

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of January 23, 2023, among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent and Collateral Agent, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), each Swing Line Lender and each L/C Issuer from time to time party hereto.

PRELIMINARY STATEMENTS

1. The Borrower has requested that the Lenders make available to them (i) the Initial Term Commitments and Initial Term Loans in an initial aggregate principal amount of $180,000,000, on the terms and conditions set forth herein and (ii) the Revolving Credit Commitments in an initial aggregate principal amount of $70,000,000 (the “Revolving Credit Facility”). The Revolving Credit Facility may include one or more Swing Line Loans and one or more Letters of Credit from time to time.

2. The proceeds of the Initial Term Loans, subject to the terms and conditions set forth herein, will be used by the Borrower to refinance existing Indebtedness, pay costs and expenses in connection with the Transactions and for working capital and other general corporate purposes not prohibited hereunder. The proceeds of Revolving Credit Loans, Letters of Credit and Swing Line Loans will be used by the Borrower and its Subsidiaries for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including Capital Expenditures and the financing of Permitted Acquisitions, and any other purposes not prohibited by the terms of this Agreement.

3. The applicable Lenders have indicated their willingness to lend, and each L/C Issuer has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Discount” has the meaning specified in Section 2.05(d)(iii).

“Acceptable Intercreditor Agreement” means a customary intercreditor agreement reasonably acceptable to the Administrative Agent and the Borrower, which have not been objected to by the Required Lenders within five (5) business days of having been posted (which if not objected to shall be deemed acceptable to the Required Lenders).

“Acceptance Date” has the meaning specified in Section 2.05(d)(ii).

“Accounting Changes” has the meaning specified in Section 1.03(d).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Acquisition” has the meaning specified in the Preliminary Statements to this Agreement.

“Additional Lender” has the meaning specified in Section 2.14(d).

“Additional Revolving Credit Commitment” has the meaning specified in Section 2.14(a).

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) Term SOFR for such Interest Period, plus (b) solely in the case of an Interest Period that equals or exceeds six months in duration, 0.15%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means, subject to Section 9.13, Wells Fargo in its capacity as administrative agent under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereof.

“Agreement Currency” has the meaning specified in Section 10.17.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or their respective Subsidiaries from time to time concerning or relating to the prohibition of bribery or corruption (including the FCPA) or money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Discount” has the meaning specified in Section 2.05(d)(iii).

“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for SOFR Loans, Base Rate Loans, L/C Advances, Swing Line Loans or Letters of Credit, as applicable, as notified to the Administrative Agent, any of which offices may be changed by such Lender.

“Applicable Percentage” means, at any time (a) with respect to any Lender with a Commitment of any Class, the percentage equal to a fraction the numerator of which is the amount of such Lender’s Commitment of such Class at such time and the denominator of which is the aggregate amount of all Commitments of such Class of all Lenders (provided, that, if the Commitments under any Revolving Credit Facility have terminated or expired, the Applicable Percentages of the Lenders under such Revolving Credit Facility shall be determined based upon the Revolving Credit Commitments thereunder most recently in effect) and (b) with respect to the Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans of such Class and the denominator of which is the aggregate Outstanding Amount of all Loans of such Class.

“Applicable Rate” means a percentage per annum equal to, (a) in the case of SOFR Loans, 3.50% per annum, (b) in the case of Base Rate Loans, 2.50% per annum, and (b) for Letter of Credit fees, 3.50%.

Notwithstanding the foregoing, the Applicable Rate in respect of any Class of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to any Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders and, (c) with respect to the Swing Line Loans, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents.”

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Asset Percentage” has the meaning specified in Section 2.05(b)(ii).

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means (a) an Assignment and Assumption substantially in the form of Exhibit E and (b) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.17, such form of assignment (if any) as may have been requested by the Administrative Agent in accordance with Section 2.17(a)(viii) or, in each case, any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Agent” means any financial institution or advisor employed by the Borrower to act as an arranger in connection with any Discounted Voluntary Prepayment pursuant to Section 2.05(d); provided, that, the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that, neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means at any time (the “Available Amount Reference Time”), an amount (which shall not be less than zero) equal to the sum of:

(i) the greater of (i) $10,000,000 and (ii) 2.25% of LQA Recurring Revenue for the most recently ended Test Period calculated on a Pro Forma Basis; plus

(ii) commencing with the fiscal year of the Borrowing ending on or around January 31, 2026, Excess Cash Flow for each fiscal year in an amount equal to the amount thereof that is not taken into account in calculating the Excess Cash Flow prepayment of the Loans for the applicable period (such amount, the “Available Amount Builder Basket”); plus

(iii) the amount of any cash capital contributions (including as a result of mergers, amalgamations or consolidations that have a similar effect) or Net Cash Proceeds from any Permitted Equity Issuance (or issuance of debt securities by the Borrower or any of its Restricted Subsidiaries that have been converted into or exchanged for Qualified Equity Interests of the Borrower or any direct or indirect parent thereof) (other than any Cure Amount, any Excluded Contribution Amount, or any other capital contributions) received by or made to the Borrower (or any direct or indirect parent thereof and contributed by such parent to the Borrower) during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus

(iv) the aggregate amount of Retained Declined Proceeds during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus

(v) [reserved]; plus

(v) [reserved]; minus

(vii) the aggregate amount of (A) any Investments made pursuant to Section 7.02(n) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment, including, without limitation, upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or the sale, transfer, lease or other disposition of any such Investment), (B) any Restricted Payment made pursuant to Section 7.06(k) and (C) any payments made pursuant to Section 7.08(a)(iv), in each case, during the period commencing on the Closing Date through and including the Available Amount Reference Time (and, for purposes of this subclause (vii), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Event” means, with respect to any Person, such Person or its parent entity becomes (other than via an Undisclosed Administration) the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided, that, a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or its parent entity.

“Base Rate” means, for any day, the greatest of (a) the Federal Funds Rate in effect on such day plus 1⁄2%, (b) Term SOFR for a one month tenor in effect on such day, plus 1%, provided that this clause (b) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable, and (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate” in effect on such day, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.02.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” has the meaning specified in Section 10.27(b).

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.01.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment in a consolidated statement of cash flows and reflected in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries and (b) Capitalized Lease Obligations incurred by the Borrower and its Restricted Subsidiaries during such period.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that are required to be, in accordance with GAAP, recorded as capitalized leases; provided, that, for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided, that, all obligations of the Borrower and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 15, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP following December 15, 2018 that would otherwise require such obligation to be recharacterized as a Capitalized Lease.

“Cash Collateral” has the meaning specified in Section 2.03(f).

“Cash Collateralize” has the meaning specified in Section 2.03(f).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(1) Dollars;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality of the foregoing the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, banker’s acceptances and time deposits with maturities of one year or less from the date of acquisition, with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 in the case of non-U.S. banks;

(4) repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least “P-1” by Moody’s or at least “A-1” by S&P, and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s, with maturities of 24 months or less from the date of acquisition;

(6) marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(7) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(8) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s;

(10) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(11) Cash Equivalents of the types described in clauses (1) through (10) above currency (other than Dollars) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars; and

(12) investment funds investing at least 90% of their assets in Cash Equivalents of the types described in clauses (1) through (11) above.

“Cash Management Bank” means any (i) Person that is a Lender, an Agent, the Lead Arranger or an Affiliate of the foregoing on the date of entry into the applicable agreement giving rise to the Cash Management Obligation, or (ii) any other financial institution that enters into an agreement with the Borrower or any of its Restricted Subsidiaries giving rise to Cash Management Obligations; provided, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Cash Management Bank with respect to Cash Management Obligations unless and until Administrative Agent receives a Cash Management/Hedge Provider Agreement from such Person.

“Cash Management/Hedge Collateralization” shall mean providing cash collateral (pursuant to documentation reasonably satisfactory to the Agents) to be held by the Collateral Agent for the benefit of the Cash Management Banks and/or Hedge Banks in an amount determined by the Administrative Agent as sufficient to satisfy the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing Cash Management Obligations and/or obligations under Secured Hedge Agreements.

“Cash Management/Hedge Provider Agreement” means an agreement in substantially the form attached hereto as Exhibit N to this Agreement or in such other form as satisfactory to Administrative Agent, duly executed by the applicable Cash Management Bank or Hedge Bank, the applicable Loan Parties, and Administrative Agent.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of any overdraft or other liabilities arising from treasury, depository, credit or debit cards, merchant store value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), payment card processing services, stored value cards, controlled disbursement services, e-payables services, electronic funds transfer services, interstate depository network services, any automated clearing house transfers of funds or other cash management services.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code any shares of which are treated as owned directly or indirectly by a United States Shareholder (within the meaning of Section 951(b) of the Code), as measured for purposes of Section 958(a) of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means the earlier to occur of the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors, managers or other governing body of the Borrower; provided, that, the occurrence of the foregoing event shall not be deemed a Change of Control if:

(a) any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors, managers or other governing body of the Borrower at such time; or

(b) at any time upon or after the consummation of a Qualifying IPO, and for any reason whatsoever, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the then outstanding voting stock of the Borrower, and (y) the percentage of the then outstanding voting stock of the Borrower at such time owned, directly or indirectly, beneficially by the Permitted Holders.

“City Code” has the meaning specified in Section 1.09(a).

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders or Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Term Commitments, Extended Revolving Credit Commitments, Incremental Revolving Commitments, Refinancing Revolving Commitments, Commitments in respect of any Incremental Term Loans or Commitments in respect of any Extended Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Term Loans, Extended Term Loans or Incremental Term Loans. Incremental Term Loans and Extended Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.

“Closing Date” means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” (or equivalent term) as defined in the Collateral Documents and all other property of whatever kind and nature pledged or charged as collateral under any Collateral Document, and shall include the Mortgaged Properties.

“Collateral Agent” means Wells Fargo, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.09.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Collateral Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iii), or thereafter pursuant to Section 6.11 or Section 6.13, duly executed by each Loan Party that is a party thereto;

(b) all Obligations shall have been unconditionally guaranteed (the “Guarantees”), jointly and severally, by (i) each Restricted Subsidiary that is a Material Subsidiary (other than any Excluded Subsidiary) including as of the Closing Date those that are listed on Schedule 1.01D hereto and (ii) with respect to (x) Obligations owing by any Loan Party or any Subsidiary of a Loan Party (other than the Borrower) under any Secured Hedge Agreement or any Cash Management Obligation and (y) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower (each, a “Guarantor”);

(c) the Obligations and the Guarantees shall have been secured pursuant to the Security Agreement or other applicable Collateral Documents by a first-priority security interest in all Equity Interests (other than Excluded Equity) held directly by the Borrower or any Guarantor in any Wholly-Owned Material Subsidiary, in each case subject to (x) those Liens permitted under Sections 7.01(b), (i), (o), (w) (solely with respect to modifications, replacements, renewals or extensions of Liens permitted by Sections 7.01(b), (i) and (o)) and (y) any nonconsensual Lien that is permitted under Section 7.01 and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, in each case, required to be delivered under the Collateral Documents;

(d) except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a perfected security interest (other than in the case of mortgages, to the extent such security interest may be perfected by delivering certificated securities and instruments, filing personal property financing statements under the Uniform Commercial Code, or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in, and mortgaged on, substantially all tangible and intangible assets of the Borrower and each other Guarantor (including, without limitation, accounts receivable, inventory, equipment, investment property, United States Intellectual Property, intercompany receivables, other general intangibles (including contract rights), fee owned (but not leased) real property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents and all certificates, agreements, documents and instruments required by the Collateral Documents, requirements of Law and reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; provided, that, security interests in real property shall be limited to the Mortgaged Properties;

(e) none of the Collateral shall be subject to any Liens other than Permitted Liens;

(f) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 6.11 and/or Section 6.13, as applicable, duly executed and delivered by the record owner of such property, (ii) a title insurance policy for such Mortgaged Property (or a marked-up title insurance commitment having the effect of a title insurance policy) (the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid first priority Lien on the property described therein, free of any other Liens except Permitted Liens, together with such endorsements, coinsurance and reinsurance as the

Collateral Agent may reasonably request, a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto), (iii) if applicable, a copy of, or a certificate as to coverage under, and a declaration page relating to, the flood insurance policies required by Section 6.06 hereof, each of which (A) shall be endorsed or otherwise amended to name the Collateral Agent as mortgagee and loss payee, (B) shall (1) identify the addresses of each property located in a special flood hazard area, (2) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto and (3) be otherwise in form and substance reasonably satisfactory to the Collateral Agent, and (iv) such existing abstracts, existing appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgaged Property, which shall be in form and substance reasonably satisfactory to the Collateral Agent; and

(g) in the event any Guarantor is added that is organized in a jurisdiction other than the U.S., such Loan Party shall grant a perfected lien on substantially all of its assets (other than Excluded Property) pursuant to arrangements reasonably agreed between the Administrative Agent and the Borrower subject to customary limitations in such jurisdiction to be reasonably agreed to between the Administrative Agent and the Borrower.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of the Mortgage Policies or surveys with respect to, particular assets if and for so long as the Administrative Agent and the Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower;

(B) the Collateral and Guarantee Requirement shall not apply to any Excluded Property;

(C) no deposit account control agreement, securities account control agreement or other control agreements or control arrangements shall be required with respect to any Excluded Accounts;

(D) other than as provided in clause (g) above, no actions in any jurisdiction other than the United States or that are necessary to comply with the Laws of any jurisdiction other than the United States shall be required in order to create any security interests in assets located, titled, registered or filed outside of the United States or to perfect such security interests (it being understood that, other than (1) as may be agreed in writing between the Borrower and the Administrative Agent and (2) the jurisdiction of organization of any Restricted Subsidiary that becomes a Guarantor pursuant to the last sentence of the definition of “Guarantor”, there shall be no security agreements, pledge agreements, or share charge (or mortgage) agreements governed under the Laws of any jurisdiction other than the United States);

(E) general statutory limitations, financial assistance, corporate benefit, capital maintenance rules, fraudulent preference, “thin capitalization” rules, retention of title claims and similar principle may limit the ability of a Foreign Subsidiary to provide a Guarantee or Collateral or may require that the Guarantee or Collateral be limited by an amount or otherwise, in each case as reasonably determined by the Borrower in consultation with the Administrative Agent; and

(F) no stock certificates of Immaterial Subsidiaries shall be required to be delivered to the Collateral Agent.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, intellectual property security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent and the Lenders pursuant to the Collateral and Guarantee Requirement, Section 4.01(a)(iii), Section 6.11 or Section 6.13, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment, a Revolving Credit Commitment, an Extended Revolving Credit Commitment, a Refinancing Revolving Commitment, a commitment in respect of any Incremental Term Loans, or a commitment in respect of any Extended Term Loans or any combination thereof, as the context may require.

“Commitment Fee” has the meaning provided in Section 2.09(a).

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other or (d) a continuation of SOFR Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning specified in Section 10.02(g).

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a) increased (without duplication) by the following:

(i) provision for Taxes based on income or profits or capital, including, without limitation, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(ii) Interest Charges of such Person for such period (including (x) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income); plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv) any fees, expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to this Agreement and any other credit facilities or debt securities (including fees, expenses or charges of any consultants and advisors incurred in connection with the Transactions) and (B) any amendment or other modification of this Agreement and any other credit facilities or debt securities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v) the amount of any restructuring charge, cost, expense or reserve, relocation, redundancy or severance expense, new product introductions or one-time compensation charges, integration cost or other business optimization expense or cost, including in connection with establishing new facilities, that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures after the Closing Date, and costs related to the closure and/or consolidation of facilities and to exiting lines of business; provided, that, the aggregate amount of any adjustments made pursuant to this clause (a)(v) for an applicable measurement period, combined with the aggregate amount of adjustments for such measurement period pursuant to clauses (a)(viii), (a)(xvi) and (a)(xviii) (with respect to cash items) of this definition and clause (b)(ii) of the definition of “Pro Forma Adjustment”, shall not exceed 30% of Consolidated EBITDA for such measurement period (calculated before giving effect to such adjustments); plus

(vi) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting, (provided, that, if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may elect not to add back such non-cash charge in the current period and (B) to the extent the Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent) or other items classified by the Borrower as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(vii) Transaction Expenses; plus

(viii) the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to result from actions taken prior to or during, or expected to be taken following such period (which cost savings or synergies shall be subject only to certification by a Responsible Officer of the Borrower and shall be calculated on a pro forma basis as though such cost savings or cost synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided, that, a Responsible Officer of the Borrower shall have certified to the Administrative Agent that (x) such cost savings or cost synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions, (y) such actions have been taken or are to be taken within eighteen (18) months of the event giving rise thereto; provided, further, that, the aggregate amount of any adjustments made pursuant to this clause (a)(viii) for an applicable measurement period, combined with the aggregate amount of adjustments for such measurement period pursuant to clauses (a)(v), (a)(xvi) and (a)(xviii) (with respect to cash items) of this definition and clause (b)(ii) of the definition of “Pro Forma Adjustment”, shall not exceed 30% of Consolidated EBITDA for such measurement period (calculated before giving effect to such adjustments); plus

(ix) any costs or expense incurred by the Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or Net Cash Proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests or any Cure Amount) of the Borrower; plus

(x) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xi) any net loss included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(xii) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries; plus

(xiii) net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(xiv) the amount of board, management, advisory, consulting, refinancing, subsequent transaction and exit fees (including termination fees) and related indemnities and expenses paid or accrued in such period to any director to the extent permitted hereunder; plus

(xv) [reserved]; plus

(xvi) costs related to the implementation of operational and reporting systems and technology initiatives; provided, that, the aggregate amount of any adjustments made pursuant to this clause (a)(xvi) for an applicable measurement period, combined with the aggregate amount of adjustments for such measurement period pursuant to clauses (a)(v), (a)(viii) and (a)(xviii) (with respect to cash items) of this definition and clause (b)(ii) of the definition of “Pro Forma Adjustment”, shall not exceed 30% of Consolidated EBITDA for such measurement period (calculated before giving effect to such adjustments); plus

(xvii) charges, expenses and costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and charges, expenses and costs in anticipation of, or preparation for, compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange for companies with listed equity or debt securities, including directors’ or managers’ compensation, fees and expense reimbursement, costs, expenses and charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees (collectively, “Public Company Costs”); plus

(xviii) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense; provided, that, the aggregate amount of any adjustments for cash items made pursuant to this clause (a)(xviii) for an applicable measurement period, combined with the aggregate amount of adjustments for such measurement period pursuant to clauses (a)(v), (a)(viii) and (xvi) of this definition and clause (b)(ii) of the definition of “Pro Forma Adjustment”, shall not exceed 30% of Consolidated EBITDA for such measurement period (calculated before giving effect to such adjustments);

(b) decreased (without duplication) by the following:

(i) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries; plus

(iii) any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(iv) any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(v) the amount of all expenditures (whether paid in cash or accrued as liabilities) of such Person during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity of GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and all capitalized commissions during such period;

(c) increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation; and

(d) increased or decreased (to the extent not already included in determining Consolidated EBITDA) by any Pro Forma Adjustment; provided, that, the aggregate amount of any adjustments made pursuant to clause (b)(ii) of the definition of “Pro Forma Adjustment” for an applicable measurement period, combined with the aggregate amount of adjustments for such measurement period pursuant to clause (a)(v), (a)(viii), (a)(xvi) and (a)(xviii) (with respect to cash items) of the definition of “Consolidated EBITDA” shall not exceed 30% of Consolidated EBITDA for such measurement period (calculated before giving effect to such adjustments).

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. For purposes of determining the Consolidated EBITDA for any period, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate obligations under any Swap Contracts with respect to Indebtedness); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or, so long as such Person is not (x) a JV Entity with outstanding third party indebtedness for borrowed money or (y) an Unrestricted Subsidiary, that (as reasonably determined by a Responsible Officer of the Borrower) could have been distributed by such Person during such period to the Borrower or a Restricted Subsidiary) as a dividend or other distribution or return on investment, subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below;

(2) solely for the purpose of determining the Available Amount, any net income (loss) of any Restricted Subsidiary (other than any Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to the Loan Documents), except that the Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained above in this clause);

(3) any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations;

(4) any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Borrower or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer or the board of directors of the Borrower);

(5) [reserved];

(6) the cumulative effect of a change in accounting principles;

(7) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(8) all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(9) any unrealized gains or losses in respect of any obligations under any Swap Contracts or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Swap Contracts;

(10) any unrealized foreign currency translation gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(11) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary;

(12) any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(13) any impairment charge, write-down or write-off, including impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation;

(14) any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any obligations under any Swap Contracts or other derivative instruments;

(15) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP;

(16) any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements; and

(17) any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance.

In addition, to the extent not already excluded from the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are (x) reimbursed by indemnification or other reimbursement provisions or (y) reasonably expected to be reimbursed pursuant to indemnification or other reimbursement provisions (and only to the extent that such amount is in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days)), in each case, in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder (it being understood and agreed that if such Person has notified a third party of such amount to be reimbursed or indemnified and such third party has not denied its reimbursement or indemnification obligation, such amounts shall also be excluded) and (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition), consisting of Indebtedness for borrowed money, Capitalized Lease Obligations, Disqualified Equity Interests and debt obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; provided, that, Consolidated Total Debt shall not include (x) letters of credit and banker’s acceptances, except to the extent of any unreimbursed amounts thereunder and (y) obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes.

“Consolidated Working Capital” means, at any date, the excess of (x) the sum of (i) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date and (ii) long-term accounts receivable over (y) the sum of (i) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date and (ii) long-term deferred revenue, but excluding, without duplication, (a) the current portion of any Funded Debt or other long-term liabilities, (b) all Indebtedness consisting of Revolving Credit Loans, Swing Line Loans and L/C Obligations to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) the current portion of any Capitalized Lease Obligations, (f) deferred revenue arising from cash receipts that are earmarked for specific projects, (g) the current portion of deferred acquisition costs and (h) current accrued costs associated with any restructuring or business optimization (including accrued severance and accrued facility closure costs).

“Contract Consideration” has the meaning specified in Section 2.05(b)(i).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Control Agreement” means a deposit account control agreement or securities account control agreement, as the case may be, in form and substance reasonably acceptable to the Administrative Agent, executed and delivered by a Loan Party, the Administrative Agent, and depository bank (with respect to a deposit account) or a securities intermediary (with respect to a securities account).

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Covered Entity” has the meaning specified in Section 10.27(b).

“Covered Party” has the meaning specified in Section 10.27(a).

“Credit Extension” means a Borrowing or an L/C Credit Extension, as the context may require.

“Cure Amount” has the meaning specified in Section 8.05(a).

“Cure Period” has the meaning specified in Section 8.05(a).

“Cure Right” has the meaning specified in Section 8.05(a).

“Debtor Relief Laws” means all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided, that, with respect to SOFR Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that SOFR Loans may not be converted to, or continued as, SOFR Loans, pursuant thereto) and (b) with respect to any other overdue amount, including interest, the interest rate applicable to Base Rate Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning specified in Section 10.27(b).

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans required to be funded by it, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans required to be funded by it or (iii) pay over to the Administrative Agent, each L/C Issuer, each Swing Line Lender or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent, each L/C Issuer, each Swing Line Lender or any other Lender in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent’s, L/C Issuer’s, Swing Line Lender’s or Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event, or (e) has become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.16) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, any L/C Issuer, any Swing Line Lender and each other Lender promptly following such determination.

“Delaware Divided LLC” means a Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to section 18-217 of the Delaware Limited Liability Company Act.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(m) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such valuation.

“Discount Range” has the meaning specified in Section 2.05(d)(ii).

“Discounted Prepayment Option Notice” has the meaning specified in Section 2.05(d)(ii).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.05(d)(i).

“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.05(d)(v).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including (a) any Sale Leaseback and any sale of Equity Interests and (b) any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, that (i) “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person and (ii) no transaction or series of related transactions shall be considered a “Disposition” for purposes of Section 2.05(b)(ii) or Section 7.05 unless the fair market value (as determined in good faith by the Borrower) of the property disposed of in such transaction or series of related transactions shall exceed $2,500,000.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of all Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Equity Interests are issued; provided, that, for the avoidance of doubt, the Specified Stock with terms substantially the same as in effect on the Closing Date shall not constitute Disqualified Equity Interests.

“Disqualified Lenders” means (i) such Persons that have been identified in writing to the Administrative Agent on or prior to the Closing Date, (ii) competitors of the Borrower and its Subsidiaries that have been specified in writing by the Borrower to the Administrative Agent from time to time and (iii) any of their Affiliates of the Persons identified in clauses (i) and (ii) (other than, in the case of clause (ii), Affiliates that are bona fide debt funds) that are (x) identified in writing from time to time to the Administrative Agent by the Borrower or (y) clearly identifiable on the basis of such Affiliates’ name; provided, that, no such updates to the list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders (it being understood and agreed that such prohibitions with respect to Disqualified Lenders shall apply to any potential future assignments or participations to any such parties). The schedule of Disqualified Lenders shall be maintained with the Administrative Agent and may be communicated to a Lender upon request to the Administrative Agent (with concurrent notice to the Borrower) but shall not otherwise be posted or made available to Lenders.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Foreign Holding Company” means any Domestic Subsidiary that owns no material assets (directly or through one or more Subsidiaries) other than (i) capital stock (or capital stock and debt) of one or more Foreign Subsidiaries that are CFCs and/or (ii) capital stock (or capital stock and debt) of Persons owning no material assets (directly or through one or more Subsidiaries) other than assets described in clause (i).

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“ECF Percentage” has the meaning specified in Section 2.05(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, with respect to any Indebtedness, as of any date of determination, the sum of (i) the higher of (A) Term SOFR (or other applicable similar rate) on such date for a deposit in Dollars with a maturity of one month and (B) the Term SOFR “floor,” if any, with respect thereto as of such date, (ii) the Applicable Rate (or other applicable margin) as of such date for SOFR Loans (or other loans that accrue interest by reference to a similar reference rate, but without giving effect to any decreases in the Applicable Rate (or other applicable margin) based on any ratio (or a similar pricing stepdown mechanism)) and (iii) the amount of original issue discount and upfront fees thereon (converted to yield assuming a four-year average life and without any present value discount), but excluding the effect of customary arrangement, commitment, structuring, underwriting, ticking, unused line and amendment fees paid or payable to the lead arrangers (or their affiliates) in their respective capacities as such in connection with the applicable facility (regardless of whether such fees are paid to or shared in whole or in part with any other lender) and any other fees that are not generally paid to all lenders (or their respective affiliates) ratably with respect to any such facility and that are paid or payable in connection with any such facility; provided, that, the amounts set forth in clauses (i) and (ii) above for any term loans that are not incurred under this Agreement shall be based on the stated interest rate basis for such term loans.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” means ambient air, indoor or outdoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable Laws relating to pollution, protection of the Environment or to the generation, transport, storage, use, treatment, handling, disposal, Release or threat of Release of any Hazardous Materials or, to the extent relating to exposure to Hazardous Materials, human health or safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, disposal or treatment of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Borrower and is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (or, solely for purposes of Section 412 of the Code, under Section 414(m) or (o) of the Code) or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan; (d) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan, notification of the Borrower or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in endangered status or critical status, within the meaning of Section 305 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) the appointment of a trustee pursuant to Section 4042 of ERISA to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (h) a determination that any Pension Plan is in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code); (i) the occurrence of a non-exempt prohibited transaction with respect to any Pension Plan maintained or contributed to by the Borrower (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would result in liability to the Borrower; or (j) the occurrence of any event similar to the foregoing with respect to a Foreign Plan.

“Erroneous Payment” has the meaning specified in Section 9.16(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.16(d).

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.16(d).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.16(d).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 9.16(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period;

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income;

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by the Borrower or its Restricted Subsidiaries completed during such period or the application of purchase accounting) and decreases in long-term accounts payable for such period;

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower or its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; and

(v) cash receipts in respect of Swap Contracts during such period to the extent not otherwise included in Consolidated Net Income; over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges (including interest) to the extent included in arriving at such Consolidated Net Income;

(ii) the aggregate amount of all principal payments of Indebtedness of the Borrower or its Restricted Subsidiaries (including (A) payments of the principal component of Capitalized Lease Obligations and (B) the amount of repayments of Term Loans pursuant to Section 2.07(a) and any mandatory prepayment of Term Loans pursuant to Section 2.05(b) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase but excluding (W) all other prepayments of Term Loans, (X) all prepayments under the Revolving Credit Facility and (Y) all prepayments in respect of any other revolving credit facility, except, in the case of clause (Y), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except, in each case of this clause (ii), to the extent financed with the proceeds of an incurrence or issuance of other Indebtedness (other than revolving loans) or with proceeds of Equity Interests of the Borrower or its Restricted Subsidiaries;

(iii) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;

(iv) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting) and increases in long-term accounts payable for such period;

(v) cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness (including such Indebtedness specified in clause (b)(iii) above);

(vi) cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of the Specified Stock to the extent such payments are permitted hereunder;

(vii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness except to the extent that such amounts were financed with the proceeds of an incurrence or issuance of Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans);

(viii) the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and were not financed with the proceeds of an incurrence or issuance of Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans);

(ix) the amount of (x) cash taxes (including penalties and interest) paid or (y) tax reserves set aside or payable (without duplication) in such period, to the extent the amounts in clauses (x) and (y) exceed (in the aggregate) the amount of tax expense deducted in determining Consolidated Net Income for such period; and

(x) cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.

“Excess Cash Flow Prepayment Amount” has the meaning specified in Section 2.05(b)(i).

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Accounts” means any deposit account or securities account (a) with an average balance during any consecutive 30 day period of less than $3,000,000; provided that all such Excluded Accounts under this clause (a) shall not, during any consecutive 30 day period, have an aggregate average balance of greater than $6,000,000, (b) used solely for payroll, withholding, payroll taxes and other employee wage and benefit payments, (c) that is used solely as a trust, fiduciary, escrow or tax payment account, (d) that is a deposit account subject to a daily (on each Business Day) zero balance cash sweep into a deposit account subject to a Control Agreement, (e) maintained solely for the benefit of third parties as cash collateral to secure Indebtedness permitted by Section 7.03(m) owing to such third parties or (f) used solely for holding customer funds.

“Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents (excluding any Cure Amount) received by the Borrower (other than from any of its Subsidiaries) after the Closing Date from contributions to its common equity capital or issuance of its Equity Interests, minus the aggregate amount of (i) any Investments made pursuant to Section 7.02(v) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment), (ii) any Restricted Payment made pursuant to Section 7.06(m) and (iii) any payments made pursuant to Section 7.08(a)(iii)(C), in each case made during the period commencing on the Closing Date through and including the date of usage of such Excluded Contribution Amount in reliance thereon (without taking account of the intended usage of the Excluded Contribution Amount as of such date), designated as an Excluded Contribution Amount pursuant to a certificate of a Responsible Officer on or promptly after the date on which the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.

“Excluded Equity” means Equity Interests (i) of any Unrestricted Subsidiary, (ii) of any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness permitted pursuant to Section 7.03(v) if such Equity Interests are pledged and/or mortgaged as security for such Indebtedness and only if and for so long as the terms of such Indebtedness prohibit the creation of any other Lien on such Equity Interests (and which prohibition was not created in contemplation of such Permitted Acquisition), (iii) of any Foreign Subsidiary of the Borrower that is a CFC or any Domestic Foreign Holding Company (in each case, other than any Guarantor), in each case not otherwise constituting Excluded Equity, in excess of 65% of the issued and outstanding voting Equity Interests of each such Foreign Subsidiary or Domestic Foreign Holding Company, (iv) of any Subsidiary with respect to which the Administrative Agent and the Borrower have determined in their reasonable judgment and agreed in writing that the costs of providing a pledge of such Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties therefrom, (v) of any captive insurance companies, not-for-profit Subsidiaries or special purpose entities, (vi) of any non-Wholly Owned Restricted Subsidiary; provided, that no Equity Interests of a Person that is a Wholly-Owned Subsidiary on or after the Closing Date shall thereafter become Excluded Equity as a result of a transaction resulting in such Person becoming a non-Wholly Owned Subsidiary unless such Equity Interests constitute Excluded Equity pursuant to any of clauses (i) through (v) or (vii) of this definition; and (vii) of any Subsidiary outside the United States (other than any Guarantor) the pledge of which is prohibited by applicable Laws or which would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers. Notwithstanding anything herein to the contrary, Equity Interests of any Subsidiary that owns or exclusively licenses Material Intellectual Property (other than as a result of an exclusive license not prohibited by Article VII) shall not constitute Excluded Equity; provided that such Equity Interests may constitute Excluded Equity if a material adverse tax consequence to the Borrower or its Subsidiaries could reasonably be expected to result from (x) transferring such Material Intellectual Property to a Loan Party or (y) causing the Subsidiary owning or licensing such Material Intellectual Property to become a Loan Party, in each case as reasonably determined by the Borrower in writing (in consultation with (but without the consent of) the Administrative Agent); provided further that, in the event that, pursuant to the immediately foregoing proviso, such Equity Interests would constitute Excluded Equity due to material adverse tax consequences to the Borrower or its Subsidiaries, such Subsidiary which owns such Material Intellectual Property shall grant to the Borrower an irrevocable royalty free license covering such Material Intellectual Property unless the granting of such license could reasonably be expected to result in material adverse tax consequences to the Borrower or its Subsidiaries.

“Excluded Property” means (i) any fee-owned real property that is not a Material Real Property and any leasehold interests in real property (it being understood that no action shall be required with respect to creation or perfection of security interests with respect to such leases, including to obtain landlord waivers, estoppels or collateral access letters), (ii) (A) motor vehicles and other assets subject to certificates of title, to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement (or analogous procedures under applicable Laws of any jurisdiction of a Restricted Subsidiary that becomes a Guarantor pursuant to the last sentence of the definition of “Guarantor”), (B) letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement (or analogous procedures under applicable Laws of any jurisdiction of a Restricted Subsidiary that becomes a Guarantor pursuant to the last sentence of the definition of “Guarantor”) and (C) commercial tort claims not in excess of $5,000,000 in the aggregate, (iii) assets for which a pledge thereof or a security interest therein is, and only for so long as they are, prohibited by applicable Laws after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Laws, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition, (iv) margin stock, (v) [reserved], (vi) any lease, license or other agreements, or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would, and only for so long as they would, violate or invalidate such lease, license or agreement, purchase money, Capitalized Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, (vii) assets for which a pledge thereof or security interest therein would result in a material adverse tax consequence as reasonably determined by the Borrower in writing (in consultation with (but without the consent of) the Administrative Agent); provided, that, nothing in this clause (vii) shall limit the pledge of assets by any Foreign Subsidiary that is a Guarantor without the Administrative Agent’s consent, (viii) assets for which the Administrative Agent and the Borrower have determined in their reasonable judgment and agree in writing that the cost of creating or perfecting such pledges or security interests therein would be excessive in view of the benefits to be obtained by the Lenders therefrom, (ix) any intent-to-use trademark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Federal law, (x) Excluded Equity and (xi) any asset of any Subsidiary of the Borrower (other than a Guarantor) that is a CFC or Domestic Foreign Holding Company. Notwithstanding anything to the contrary contained herein, Material Intellectual Property shall not constitute Excluded Property; provided that the foregoing shall not apply to (x) any intent-to-use trademark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Federal law, (y) Material Intellectual Property owned by non-Loan Parties if a material adverse tax consequence to the Borrower or its Subsidiaries could reasonably be expected to result from (I) transferring such Material Intellectual Property to a Loan Party or (II) causing the Subsidiary owning such Material Intellectual Property to become a Loan Party, in the case of this clause (y) as reasonably determined by the Borrower in writing (in consultation with (but without the consent of) the Administrative Agent); provided further that, in the event that, pursuant to the immediately foregoing clause (y), such Material Intellectual Property would constitute Excluded Property due to material adverse tax consequences to the Borrower or its Subsidiaries, such Subsidiary which owns such Material Intellectual Property shall grant to the Borrower an irrevocable royalty free license covering such Material Intellectual Property unless the granting of such license could reasonably be expected to result in material adverse tax consequences to the Borrower or its Subsidiaries.

“Excluded Subsidiary” means (a) each Subsidiary listed on Schedule 1.01C hereto, (b) any Subsidiary that is, and only for so long as, prohibited by applicable Law or by any contractual obligation existing on the Closing Date (or, if later, the date such Subsidiary first becomes a Subsidiary) from guaranteeing the Obligations (and in the case of such contractual obligation, not entered into in contemplation of the acquisition of such Subsidiary) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (c) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or other similar Investment permitted hereunder that, at the time of such Permitted Acquisition or other similar Investment, has assumed secured Indebtedness not incurred in contemplation of such Permitted Acquisition or other similar Investment and each Restricted Subsidiary that is a

Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor (provided, that, each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (c) if such secured Indebtedness is repaid or becomes unsecured, if such Restricted Subsidiary ceases to be an obligor with respect to such secured Indebtedness or such prohibition no longer exists, as applicable), (d) any Immaterial Subsidiary or Unrestricted Subsidiary, (e) captive insurance companies, (f) not-for-profit Subsidiaries, (g) special purpose entities, (h) any non-Wholly Owned Subsidiary; provided, that, no Person that is a Wholly-Owned Subsidiary on or after the Closing Date shall thereafter become an Excluded Subsidiary as a result of a transaction resulting in such Person becoming a non-Wholly Owned Subsidiary unless such Person constitutes an Excluded Subsidiary pursuant to any of clauses (a) through (c), (d) (with respect to Unrestricted Subsidiaries only), (e) through (g) or (i) through (l) of this definition, (i) any Domestic Foreign Holding Company, (j) any Foreign Subsidiary of the Borrower that is a CFC, (k) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary described in clause (j) and (l) any other Subsidiary with respect to which the Administrative Agent and the Borrower have determined in their reasonable judgment, and agree in writing, that the cost or other consequences (including any material adverse tax consequences; provided, that, with respect to material adverse tax consequences the determination shall be made by the Borrower in consultation with (but without the consent of) the Administrative Agent) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom; in each case of this definition, unless such Subsidiary is designated by the Borrower as a Guarantor pursuant to the definition of “Guarantors”; provided, further, that, in no event shall any Excluded Subsidiary hold legal title to or exclusively license (other than as a result of an exclusive license not prohibited by Article VII) any Material Intellectual Property or any Equity Interests of any Subsidiary of the Borrower that holds legal title to or exclusively licenses (other than as a result of an exclusive license not prohibited by Article VII) any Material Intellectual Property; provided, however, that the foregoing proviso shall not apply to any Excluded Subsidiary if a material adverse tax consequence to the Borrower or its Subsidiaries could reasonably be expected to result from (x) transferring the Material Intellectual Property owned by such Subsidiary to a Loan Party or (y) causing such Subsidiary to become a Loan Party, in each case as reasonably determined by the Borrower in writing (in consultation with (but without the consent of) the Administrative Agent); provided further that, in the event that, pursuant to the immediately foregoing proviso, such Subsidiary would constitute an Excluded Subsidiary due to material adverse tax consequences to the Borrower or its Subsidiaries, such Subsidiary which owns such Material Intellectual Property shall grant to the Borrower an irrevocable royalty free license covering such Material Intellectual Property unless the granting of such license could reasonably be expected to result in material adverse tax consequences to the Borrower or its Subsidiaries.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, by any jurisdiction (or political subdivision thereof) as a result of a present or former connection of such Recipient with such jurisdiction (including as a result of being resident, being organized, maintaining an Applicable Lending Office or carrying on business in such jurisdiction) other than any connection arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to any Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement or acquires an interest in the Loans or Commitments (other than pursuant to an assignment request by the Borrower under Section 3.06) or designates a new Applicable Lending Office, except to the extent such Lender’s assignor was entitled immediately prior to the assignment, or such Lender was entitled immediately before it designated a new Applicable Lending Office, to receive additional amounts from any Loan Party with respect to such Taxes pursuant to Section 3.01, (c) any Tax resulting from a failure of such Recipient to comply with Section 3.01(f) or Section 3.01(g) and (d) any Tax imposed pursuant to FATCA.

“Existing Credit Agreement” means the Credit Agreement, dated as of February 1, 2022 among the Borrower, the guarantors party thereto and JPMorgan Chase Bank, N.A., and the other parties party thereto as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof.

“Extended Revolving Credit Commitment” has the meaning specified in Section 2.15(a).

“Extended Term Loans” has the meaning specified in Section 2.15(a).

“Extending Revolving Credit Lender” has the meaning specified in Section 2.15(a).

“Extension” has the meaning specified in Section 2.15(a).

“Extension Offer” has the meaning specified in Section 2.15(a).

“Facility” means a Class of Term Loans or the Revolving Credit Facility, as the context may require.

“FATCA” means current Sections 1471 through 1474 of the Code (and any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any current or future Treasury regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the NYFRB, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means the Fee Letter dated as of the Closing Date, by and among the Borrower and the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Financial Covenant” means the applicable financial covenants set forth in Section 7.11.

“Fixed Amounts” has the meaning specified in Section 1.09(b).

“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Flood Zone Property” has the meaning specified in Section 6.06.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate. For the avoidance of doubt the initial Floor for the Adjusted Term SOFR Rate shall be 0.75%.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, the Borrower or any Restricted Subsidiary with respect to employees outside the United States.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower, which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Fee” has the meaning specified in Section 2.03(h).

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of the Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, that, (A) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (B) at any time after the Closing Date, the Borrower may elect, upon notice to the Administrative Agent, to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein), including as to the ability of the Borrower or the Required Lenders to make an election pursuant to clause (A) of this proviso, (C) any election made pursuant to clause (B) of this proviso, once made, shall be irrevocable, (D) any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP and (E) the Borrower may only make an election pursuant to clause (B) of this proviso if it also elects to report any subsequent financial reports required to be made by the Borrower, including pursuant to Sections 6.01(a) and (b), in IFRS.

“Governmental Authority” means any nation or government, any state, provincial, country, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank) and any self-regulatory organization.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee Obligations” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, that, the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantees” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.” For avoidance of doubt, the Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a Guaranty Supplement (as defined in the Guaranty), and any such Restricted Subsidiary shall thereafter be a Guarantor and Loan Party hereunder for all purposes; provided, that, if such Restricted Subsidiary is not organized in the United States, (i) the jurisdiction of organization of such Restricted Subsidiary shall be reasonably satisfactory to the Collateral Agent if acting as Collateral Agent or entering into Loan Documents with Subsidiaries in such jurisdiction is prohibited or materially restricted by applicable Law or would expose the Collateral Agent, in its capacity as such, to material additional liabilities and (ii) such Restricted Subsidiary shall have complied with the Collateral and Guarantee Requirement prior to the becoming a Guarantor.

“Guaranty” means, collectively, (a) the Guaranty substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Hazardous Materials” means all hazardous, toxic, explosive or radioactive substances or wastes, and all other chemicals, pollutants, contaminants, substances or wastes of any nature regulated pursuant to any Law relating to the Environment because of their hazardous, toxic, dangerous or deleterious characteristics or properties, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold.

“Hedge Bank” means any Person that is (i) a Lender, an Agent, the Lead Arranger or an Affiliate of the foregoing at the time it enters into a Swap Contract, or (ii) other than a Person listed in the foregoing clause (i), party to a Swap Contract with a Loan Party or any Restricted Subsidiary in its capacity as a party thereto; provided, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Hedge Bank with respect to any Secured Hedge Agreement unless and until Administrative Agent receives a Cash Management/Hedge Provider Agreement from such Person.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IFRS” means International Financial Reporting Standards as adopted in the European Union.

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Borrower (other than, for the avoidance of doubt, the Borrower) that has been designated by the Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement (and not re-designated as a Material Subsidiary as provided below), provided, that, (a) for purposes of this Agreement, at no time shall (i) the assets of any single Immaterial Subsidiary at the last day of the most recent Test Period equal or exceed 2.5% of the total assets of the Borrower and its Restricted Subsidiaries at such date, (ii) the gross revenues for such Test Period of any single Immaterial Subsidiary equal or exceed 2.5% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, (iii) the total assets of all Immaterial Subsidiaries at the last day of the most recent Test Period equal or exceed 5% of the total assets of the Borrower and its Restricted Subsidiaries at such date or (iv) the gross revenues for such Test Period of all Immaterial Subsidiaries equal or exceed 5% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP, (b) the Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, and (c) if the total assets or gross revenues of all Restricted Subsidiaries so designated by the Borrower as “Immaterial Subsidiaries” (and not re-designated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (a) above, then all such Restricted Subsidiaries shall be deemed to be Material Subsidiaries unless and until the Borrower shall re-designate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets and gross revenues of all Restricted Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits; and provided, further, that, the Borrower may designate and redesignate a Restricted Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition. Notwithstanding the foregoing, no Subsidiary who holds legal title to or exclusively licenses (other than as a result of an exclusive license not prohibited by Article VII) any Material Intellectual Property may be designated as an Immaterial Subsidiary.

“Incremental Cap” means the sum of (i) an amount not to exceed (x) on or prior to the date that is six months after the Closing Date, $150,000,000 and (y) thereafter, $50,000,000 (less any amounts in excess of $100,000,000 utilized pursuant to the foregoing clause (x)) plus (ii) the amount of any voluntary prepayments, repurchases, redemptions or other retirements of the Term Loans and voluntary permanent reductions of the Revolving Credit Commitments effected after the Closing Date (including pursuant to debt buy-backs made by the Borrower or any Restricted Subsidiary pursuant to “Dutch Auction” procedures and open market purchases permitted hereunder, in an amount equal to the discounted amount actually paid in respect thereof, but excluding (A) any prepayment of Term Loans with the proceeds of substantially concurrent borrowings of new Loans hereunder, (B) any reduction of Revolving Credit Commitments in connection with a substantially concurrent issuance of new revolving commitments hereunder and (C) prepayments with the proceeds of substantially concurrent incurrence of other Indebtedness (other than borrowings under the Revolving Credit Facility or other revolving Indebtedness)) plus (iii) unlimited additional Incremental Facilities and Incremental Equivalent Debt so long as, after giving Pro Forma Effect thereto (assuming for these purposes the full amount of such Incremental Facilities are drawn) and after giving effect to any Permitted Acquisition consummated in connection therewith and all other appropriate Pro Forma Adjustments (but excluding the cash proceeds of any such Incremental Facilities), the LQA Recurring Revenue Leverage Ratio for the most recently ended Test Period shall not exceed 1.00:1.00 (this clause (iii), the “Incremental Incurrence Test”).

“Incremental Equivalent Debt” has the meaning specified in Section 7.03(t).

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Facility Amendment” has the meaning specified in Section 2.14(d).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(e).

“Incremental Incurrence Test” has the meaning specified in the definition of “Incremental Cap”.

“Incremental Revolving Increase” has the meaning specified in Section 2.14(a).

“Incremental Revolving Lender” has the meaning specified in Section 2.14(f).

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Incurrence Based Amounts” has the meaning specified in Section 1.09(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid when due and payable);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantee Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, company, or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or in respect of any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Initial Term Commitment” means, as to each Initial Term Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Initial Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments is $180,000,000.

“Initial Term Lender” means, at any time, any Lender that has an Initial Term Commitment or an Initial Term Loan at such time.

“Initial Term Loan” means a Loan made pursuant to Section 2.01(a).

“Intellectual Property” means all intellectual property and rights therein arising under applicable Law, including but not limited to (i) Patents (as defined in the Security Agreement), Copyrights (as defined in the Security Agreement), Trademarks (as defined in the Security Agreement), domain names, trade secrets, technical and business information (including customer lists), inventions (whether or not patentable), works of authorship, know-how, show-how, methodologies, tools, data, databases, software, specifications, documentations and any other forms of technology, (ii) registrations and application for any of the foregoing, (iii) income, fees, royalties, damages, and payments now and hereafter due and/or payable with respect to any of the foregoing, and (iv) rights to sue for past, present, and future infringement, misappropriation, or other violation of any of the foregoing.

“Interest Charges” means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person for such period; plus (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests of such Person or any Restricted Subsidiary of such Person made during such period; plus (c) all cash dividend payments on the Specified Stock.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, that, if any Interest Period for a SOFR Loan (other than the initial Interest Period) exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, subject to the definition of “Interest Period”; and (b) as to any Base Rate Loan (including any Swing Line Loan), the first day of each calendar quarter and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each SOFR Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one, three or six months thereafter, or to the extent agreed to by each Lender of such SOFR Loan and the Administrative Agent, twelve months or any other period thereafter as selected by the Borrower in its Committed Loan Notice; provided, that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and

(d) no tenor that has been removed from this definition pursuant to Section 3.02(e) shall be available for specification in any SOFR Notice or conversion or continuation notice

Notwithstanding the foregoing, the Borrower may select an initial Interest Period for the Initial Term Loans that is, subject to clause (a) of the definition of “Interest Period,” a one-month SOFR Loan ending February 1, 2023.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any obligation of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by Fitch, Inc.

“IP Rights” has the meaning specified in Section 5.14.

“ISP” means with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Document” means, with respect to any Letter of Credit, a Letter of Credit Application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by the Borrower in favor of the L/C Issuer and relating to such Letter of Credit.

“Judgment Currency” has the meaning specified in Section 10.17.

“JV Entity” means any joint venture of the Borrower or any Restricted Subsidiary that is not a Subsidiary.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means the Administrative Agent and any other Revolving Credit Lender (or any of its Subsidiaries or Affiliates) that becomes an L/C Issuer in accordance with Section 2.03(j) or Section 10.07(j). Unless the context requires otherwise, the L/C Issuer shall be deemed to be a “Lender” hereunder and the other Loan Documents.

“L/C Obligation” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Term Commitment hereunder at such time, including the latest maturity date of any Extended Revolving Credit Commitment, Additional Revolving Credit Commitment, Extended Term Loan or Incremental Term Loan, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local laws (including common laws), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCA Election” has the meaning specified in Section 1.09(a).

“LCA Test Date” has the meaning specified in Section 1.09(a).

“Lead Arranger” means Wells Fargo and Silicon Valley Bank, each in their capacities as Lead Arranger and Bookrunner under this Agreement.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and a Swing Line Lender, and its respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Participation Notice” has the meaning specified in Section 2.05(d)(iii).

“Letter of Credit” means any letter of credit issued hereunder, which shall be a standby letter of credit and issued in Dollars.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the aggregate amount of the Revolving Credit Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, assignment (by way of security or otherwise), deemed trust, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any encumbrance on title to real property, either securing or otherwise governing a monetary obligation of the fee owner, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means (x) any acquisition or other investment, including by way of merger, by the Borrower or one or more of its Restricted Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing or is simultaneously signed and closed or (y) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, satisfaction and discharge or repayment.

“Liquidity” means as of the date of determination the sum of (a) (x) the aggregate Revolving Credit Commitments as of such date minus (y) the aggregate Revolving Credit Exposure as of such date plus (b) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries (in each case, free and clear of all Liens other than any nonconsensual Lien that are permitted under the Loan Documents, Liens of the Collateral Agent and Liens that are subordinated to the Liens of the Collateral Agent pursuant to an Acceptable Intercreditor Agreement) included in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date; provided that, the aggregate amount of unrestricted cash and Cash Equivalents held in accounts maintained by or for the benefit of a non-Loan Party Restricted Subsidiaries or in accounts located outside of the United States shall not exceed $10,000,000 for purposes of calculating Liquidity at any time for any purposes under this Agreement.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan or a Revolving Credit Loan or a Swing Line Loan (including any Incremental Term Loans, any Extended Term Loans, loans made pursuant to Additional Revolving Credit Commitments and loans made pursuant to Extended Revolving Credit Commitments).

“Loan Account” has the meaning specified in Section 2.18.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents and (v) each Acceptable Intercreditor Agreement, in each case as amended in accordance with this Agreement.

“Loan Parties” means, collectively, (i) the Borrower and (ii) each other Guarantor.

“LQA Recurring Revenue” shall mean, at any date of determination, the product of (i) Recurring Revenue of the Borrower and its Restricted Subsidiaries for the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered to the Administrative Agent pursuant to Section 6.01(a) or 6.01(b), multiplied by (ii) four (4). Notwithstanding anything to the contrary, it is agreed that LQA Recurring Revenue for the fiscal quarter ended October 31, 2022 shall be deemed to be $471,248,000, as adjusted on a Pro Forma Basis.

“LQA Recurring Revenue Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) LQA Recurring Revenue of the Borrower and its Restricted Subsidiaries, on a Pro Forma Basis.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders or the Agents under any Loan Document.

“Material Intellectual Property” means Intellectual Property that is material to the business of the Borrower and the Restricted Subsidiaries (taken as a whole).

“Material Real Property” means (a) any real property located in the United States that is wholly owned in fee by a Loan Party on the Closing Date having a fair market value in excess of $20,000,000 and (b) any real property acquired and wholly owned in fee by any Loan Party following the Closing Date (or owned by any Person that becomes a Loan Party after the Closing Date) and located in the United States with a fair market value in excess of $20,000,000; provided that no real property that is wholly or partially identified by the Federal Emergency Management Agency (or any successor agency) as a Flood Zone Property shall constitute Material Real Property.

“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Borrower that is not an Immaterial Subsidiary (but including, in any case, any Restricted Subsidiary that has been designated as a Material Subsidiary as provided in, or that has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).

“Maturity Date” means (a) with respect to the Revolving Credit Facility, January 23, 2028 (or, with respect to any (i) Additional Revolving Credit Commitments, the maturity date applicable to such Additional Revolving Credit Commitments in accordance with the terms hereof or (ii) Extended Revolving Credit Commitments, the maturity date applicable to such Extended Revolving Credit Commitments in accordance with the terms hereof) and (b) with respect to Initial Term Loans, January 23, 2028 (or with respect to any (i) Extended Term Loan, the maturity date applicable to such Extended Term Loan in accordance with the terms hereof or (ii) Incremental Term Loan, the maturity date applicable to such Incremental Term Loan in accordance with the terms hereof); provided, that, if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Tender Condition” has the meaning specified in Section 2.17(b).

“MFN Adjustment” has the meaning specified in Section 2.14(b).

“Minimum Extension Condition” has the meaning specified in Section 2.15(b).

“Minimum Tender Condition” has the meaning specified in Section 2.17(b).

“Minimum Tranche Amount” has the meaning specified in Section 2.15(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds, deeds of hypothecation, security deeds, and mortgages creating and evidencing a Lien on a Mortgaged Property made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Collateral Agent, and any other mortgages executed and delivered pursuant to Section 6.11 and/or Section 6.13, as applicable.

“Mortgage Policies” has the meaning specified in paragraph (f) of the definition of Collateral and Guarantee Requirement.

“Mortgaged Property” means each Material Real Property, if any, which shall be subject to a Mortgage delivered pursuant to Section 6.11 and/or Section 6.13, as applicable.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, other than a Foreign Plan, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding six (6) years, has made or been obligated to make contributions.

“Necessary Cure Amount” has the meaning specified in Section 8.05(b).

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, an amount equal to the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and Indebtedness that is secured by Liens ranking junior to or pari passu with the Liens securing Obligations under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith (including, for the avoidance of doubt, any income, withholding and other taxes payable as a result of the distribution of such proceeds to the Borrower), and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets or purchase price adjustment established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; and

(b) (i) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the investment banking fees, underwriting discounts, commissions, Taxes, costs and other out-of-pocket expenses and other customary expenses incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of the Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower.

“New Contracts” means executed agreements with new customers, or existing customers providing for additional services and/or an increase in revenue, that have contracted with the Borrower and its Subsidiaries for which pricing and margins from the covered product categories are readily identified.

“Non-Consenting Lender” has the meaning specified in Section 3.06(d).

“Non-Extending Lender” means any Lender that elects not to participate in an Extension pursuant to Section 2.15.

“Non-Loan Party” means any Restricted Subsidiary of the Borrower that is not a Loan Party.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Term Note or a Revolving Credit Note as the context may require.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means (x) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (y) obligations of any Loan Party or any other Restricted Subsidiary arising under any Secured Hedge Agreement (other than any Excluded Swap Obligations) for purposes of non-speculative interest rate hedging in the ordinary course of business for the purposes of managing interest rate risk and (z) Cash Management Obligations permitted by Section 7.03(m); provided that (i) the “Obligations” in respect of obligations under any Secured Hedge Agreement with a Hedge Bank listed under clause (ii) of the definition of “Hedge Bank” and (ii) the “Obligations” in respect of Cash Management Obligations with a Cash Management Bank listed under clause (ii) of the definition of “Cash Management Bank”, shall not exceed $5,000,000 in the aggregate. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts, in each case, payable by any Loan Party or any other Subsidiary under any Loan Document and (b) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“Offered Loans” has the meaning specified in Section 2.05(d)(iii).

“Organization Documents” means (a) with respect to any corporation or company, the certificate or articles of incorporation or amalgamation, the memorandum and articles of association, any other constitutional documents, any certificates of change of name and/or the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(ii)(A).

“Other Taxes” means all present or future stamp, court or documentary Taxes and any other intangible, mortgage recording or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, excluding, in each case, any such Tax resulting from an Assignment and Assumption or transfer or assignment to or designation of a new Applicable Lending Office or other office for receiving payments under any Loan Document (an “Assignment Tax”) but only if (a) such Assignment Tax is imposed as a result of a present or former connection of the assignor or assignee with the jurisdiction imposing such Assignment Tax (other than any connection arising solely from any Loan Documents or any transactions contemplated thereby) and (b) such Assignment Tax does not arise as a result of an assignment (or designation of a new Applicable Lending Office) pursuant to a request by the Borrower under Section 3.06.

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar amount of the aggregate outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“Payment Recipient” has the meaning specified in Section 9.16(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan or a Foreign Plan, that is subject to Title IV of ERISA and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Permitted Acquisition” has the meaning specified in Section 7.02(j).

“Permitted Debt Exchange” has the meaning specified in Section 2.17(a).

“Permitted Debt Exchange Notes” has the meaning specified in Section 2.17(a).

“Permitted Debt Exchange Offer” has the meaning specified in Section 2.17(a).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests other than a sale or issuance that would constitute an Excluded Contribution Amount.

“Permitted Holders” means (a) each holder, directly or indirectly, of more than 2.50% of the equity of the Borrower as of the Closing Date, (b) the holders listed on Schedule A, (c) Affiliates of the foregoing, (d) the Permitted Transferees of the foregoing, (e) any trust for the benefit of the foregoing, (f) any estate of any of the foregoing and (f) the personal representatives of any Person specified in clauses (a) through (f) upon such Person’s death for the purposes of administration of such Person’s estate or upon such Person’s adjudicated incapacity for purposes of the protection and management of the assets of such Person.

“Permitted Liens” means any Liens permitted by Section 7.01.

“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that, (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon, plus amounts that would otherwise be permitted under Section 7.03 (with such amounts being deemed utilization of the applicable basket or exception under Section 7.03), plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.03, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (provided, that, the foregoing requirements of this clause (b) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (b)), (c) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is secured by a Lien on the Collateral, the Lien securing such Indebtedness as modified, refinanced, refunded, renewed or extended shall not be senior in priority to the Lien on the Collateral securing the Indebtedness being modified, refinanced, refunded, renewed or extended unless such senior Lien is otherwise permitted under any basket or exception under Section 7.01 (with such amounts constituting utilization of the applicable basket or exception under Section 7.01) and (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(c), (i) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (other than in the case of terms applying to periods after the then Latest Maturity Date or otherwise added for the benefit of the Lenders hereunder); provided, that, a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by a Person who is the obligor of the Indebtedness being so modified, refinanced, refunded, renewed or extended or a Loan Party.

“Permitted Sale Leaseback” means any Sale Leaseback consummated by the Borrower or any of its Restricted Subsidiaries after the Closing Date; provided, that, any such Sale Leaseback that is not between (a) a Loan Party and another Loan Party or (b) a Restricted Subsidiary that is not a Loan Party and another Restricted Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by (i) the Borrower or the applicable Restricted Subsidiary and (ii) in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceeds $5,000,000, the board of managers or directors, as applicable, of the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Permitted Tax Distribution” means, if and for so long as the Borrower is a member of a group filing a consolidated, affiliated, unitary or similar tax return with any parent entity that is the parent of such group of which the Borrower is a member or, if the Borrower is a disregarded entity for U.S. federal income tax purposes, of which the Borrower’s sole corporate owner is a member (“Tax Group”), any dividends or other distributions to pay the consolidated, affiliated, unitary or similar type of income or similar Tax liabilities of such direct or indirect parent, to the extent such payments or distributions cover income Taxes that are attributable to the taxable income of the Borrower and its Subsidiaries, which amount shall not exceed the amount of such income Taxes that would have been payable by the Borrower and its Subsidiaries with respect to such taxable period had they been taxed as a standalone corporate entity or a standalone consolidated, affiliated, unitary or similar group of corporations, net of any payments already made by the Borrower or such Subsidiaries for such Tax Group Taxes; provided, that, in the case of Unrestricted Subsidiaries, payments or distributions will be permitted solely with respect to amounts actually distributed or paid by such Unrestricted Subsidiaries to the Borrower or its Restricted Subsidiaries for the purpose of paying such consolidated, affiliated, unitary, or similar type of income or similar Tax liabilities.

“Permitted Tax Restructuring” means, subject to the written consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) any reorganizations and other activities related to tax planning and tax reorganization (as determined by the Borrower in good faith) entered into on or after the date hereof so long as such Permitted Tax Restructuring (i) does not impair the security interests of the Lenders and (ii) is otherwise not adverse to the Lenders, in each case, in any material respect and after giving effect to such Permitted Tax Restructuring, the Borrower and its Restricted Subsidiaries otherwise comply with Section 6.11.

“Permitted Transferee” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (x) such Person’s immediate family, including his or her spouse, ex-spouse, children, stepchildren and their respective lineal descendants and (y) any trust or other legal entity (including, through the conversion of any limited liability company into a series limited liability company) the indirect or direct beneficiary of which is such Person’s immediate family, including his or her spouse, ex-spouse, children, stepchildren or their respective lineal descendants and which is controlled by such Person.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Personal Data” means all data that identifies an individual or, in combination with any other information or data available to the Loan Parties or any of their Restricted Subsidiaries, is capable of identifying or locating an individual.

“Platform” has the meaning specified in Section 6.01.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion is consummated.

“Privacy and Information Security Requirements” means (i) all Laws relating to the Processing of Personal Data, data privacy or information security, and (ii) the Payment Card Information Data Security Standards.

“Privacy Notices” means any internal or external notices, policies, disclosures, or public representations by any Loan Party in respect of such Loan Party’s Processing of Personal Data or privacy practices.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA or Recurring Revenue, as applicable, of the Borrower, (a) the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA or such Recurring Revenue, as the case may be, that is factually supportable and is expected to have a continuing impact, in each case (x) as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act, as in effect prior to January 1, 2021 and as interpreted by the Securities and Exchange Commission or (y) arising in connection with the Transactions and (b) additional good faith pro forma adjustments arising out of cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and its Restricted Subsidiaries, in each case being given pro forma effect, that (i) have been realized or (ii) will be implemented following such transaction are reasonably identifiable, supportable and quantifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and expected to be realized within the succeeding eighteen (18) months and, in each case, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the consolidated financial statements of the Borrower and its Subsidiaries, assuming such Permitted Acquisition or conversion, and all other Permitted Acquisitions or conversions that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA or such Recurring Revenue, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that, the aggregate amount of any adjustments made pursuant to this clause (b)(ii) for an applicable measurement period, combined with the aggregate amount of adjustments for such measurement period pursuant to clauses (a)(v), (a)(viii), (a)(xvi) and (a)(xviii) (with respect to cash items) of the definition of “Consolidated EBITDA”, shall not exceed 30% of Consolidated EBITDA for such measurement period (calculated before giving effect to such adjustments).

“Pro Forma Balance Sheet” has the meaning specified in Section 5.05(a)(ii).

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided, that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower or its Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Process” or “Processing” shall mean the collection, use, storage, transfer, export, protection (including security measures), or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.05(d)(ii).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA”.

“Public Lender” has the meaning specified in Section 6.01.

“QFC” has the meaning specified in Section 10.27(b).

“QFC Credit Support” has the meaning specified in Section 10.27(a).

“Qualified Equity Interests” means any Equity Interests of the Borrower (or any direct or indirect parent of the Borrower), in each case, that are not Disqualified Equity Interests.

“Qualifying IPO” means any transaction or series of transactions that results in any of the common Equity Interests of the Borrower any direct or indirect parent company of the Borrower being publicly traded on any United States national securities exchange or over-the-counter market, or any analogous exchange or any recognized securities exchange in Canada, the United Kingdom or any country of the European Union.

“Qualifying Lenders” has the meaning specified in Section 2.05(d)(iv).

“Qualifying Loans” has the meaning specified in Section 2.05(d)(iv).

“Recipient” means the Administrative Agent or any Lender, as applicable.

“Recurring Revenue” means, with respect to any period, the recurring revenues of the Borrower and its Restricted Subsidiaries earned during such period in the ordinary course of their business, including all recurring subscription services and payment and financing revenue earned during such period in the ordinary course of business, all as determined in accordance with GAAP.

“Recurring Revenue Cure Amount” has the meaning specified in Section 8.05(a).

“Recurring Revenue Financial Covenant” has the meaning specified in Section 8.05(a).

“Refinancing Revolving Commitments” means Incremental Revolving Commitments that are designated by a Responsible Officer of the Company as “Refinancing Revolving Commitments” in a certificate of a Responsible Officer of the Company delivered to the Administrative Agent on or prior to the date of incurrence; provided that (i) any Refinancing Revolving Commitments shall not be in an aggregate amount that exceeds the amount of Revolving Commitments so refinanced, except to the extent a different incurrence basket pursuant to Section 7.03 is utilized plus an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Refinancing Revolving Commitments, (ii) any Refinancing Revolving Commitments do not mature prior to the maturity date of the Revolving Commitments being refinanced, (iii) such Refinancing Revolving Commitments have the same guarantors as the Revolving Commitments being refinanced, (iv) to the extent such Refinancing Revolving Commitments are secured, they are not secured by any assets not constituting Collateral and on a pari passu or junior basis to the Obligations, and subject to an Acceptable Intercreditor Agreement, (v) the terms and conditions of such Refinancing Revolving Commitments (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Loans or Commitments being refinanced) taken as a whole, shall not be materially more favorable to (as determined by the Borrower in good faith), taken as a whole, to the lenders or noteholders providing such Refinancing Revolving Commitments than those applicable to the then existing Revolving Commitments and (vi) if such Refinancing Revolving Commitments contain any financial maintenance covenants, such covenants shall be added for the benefit of the Revolving Credit Lenders.

“Refinancing Term Loans” means Incremental Term Loans under this Agreement and/or Incremental Equivalent Debt that are designated by a Responsible Officer of the Borrower as “Refinancing Term Loans” in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on or prior to the date of incurrence; provided, that, (i) any Refinancing Term Loans shall not be in a principal amount that exceeds the amount of Term Loans so refinanced, except to the extent a different incurrence basket pursuant to Section 7.03 is utilized plus an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Refinancing Term Loans, (ii) to the extent applicable, an Acceptable Intercreditor Agreement is entered into, (iii) any Refinancing Term Loans do not mature prior to the maturity date of or have a shorter Weighted Average Life to Maturity prior to the Terms Loans being refinanced, other than with respect to any customary bridge facilities so long as the long-term Indebtedness into which any such customary bridge facility is to be converted satisfies such limitations, (iv) such Refinancing Term Loans have the same guarantors as the Term Loans being refinanced, (v) to the extent such Refinancing Term Loans are secured, they are not secured by any assets not constituting Collateral and on a pari passu or junior basis to the Obligations, and subject to an Acceptable Intercreditor Agreement, (vi) the terms and conditions of such Refinancing Term Loans (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the maturity of the Loans or Commitments being refinanced) taken as a whole, shall not be material more favorable to (as determined by the Borrower in good faith), taken as a whole, to the lenders or noteholders providing such Refinancing Term Loans than those applicable to the then existing Term Loans and (vii) if such Refinancing Term Loans contain any financial maintenance covenants, such covenants shall be added for the benefit of the Term Lenders.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, 1:00 p.m. on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning specified in Section 10.07(d).

“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching on, into or through the Environment or into, from or through any building, structure or facility.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and, (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50.0% of the sum of the (a) Total Outstandings (with the aggregate outstanding amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided, that, the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that at any time there are two or more Lenders that are not Affiliates or related funds of one another, then “Required Lenders” shall include at least two of such Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Lenders having more than 50.0% in the aggregate of (a) the Revolving Credit Commitments or (b) after the termination of the Revolving Credit Commitments, the Revolving Credit Exposure; provided, that, the Revolving Credit Commitment and the Revolving Credit Exposure of any Defaulting Lender shall be excluded for the purposes of making a determination of Required Revolving Credit Lenders; provided, further, that at any time there are two or more Revolving Credit Lenders that are not Affiliates or related funds of one another, then “Required Revolving Credit Lenders” shall include at least two of such Revolving Credit Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief accounting officer, controller, secretary, assistant secretary, treasurer, assistant treasurer, or other similar officer or director of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers.

Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Casualty Event” has the meaning specified in Section 2.05(b)(viii).

“Restricted Disposition” has the meaning specified in Section 2.05(b)(viii).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the holders of Equity Interests of the Borrower.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).

“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Class and Type, made, converted or continued on the same date and, in the case of SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) or Section 2.03, as applicable, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $70,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender at any time, the sum of (a) the outstanding principal amount of all Revolving Credit Loans held by such Revolving Credit Lender (or its Applicable Lending Office), (b) such Revolving Credit Lender’s Applicable Percentage of the L/C Obligations and (c) such Revolving Credit Lender’s Applicable Percentage of the Swing Line Obligations.

“Revolving Credit Facility” has the meaning specified in the Preliminary Statements to this Agreement.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any of its Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Same Day Funds” means immediately available funds.

“Sanctions Laws and Regulations” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes, anti-terrorism laws and other sanctions laws, regulations or embargoes imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) His Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over any Secured Party or any Loan Party or any of their respective Subsidiaries or Affiliates.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party (or any Person that merges into a Loan Party) or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties party thereto on the Closing Date substantially in the form of Exhibit H as supplemented by any Security Agreement Supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” means a supplement to any Security Agreement as contemplated by such Security Agreement.

“Senior Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, secretary or general counsel of the Borrower.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the CME Term SOFR Administrator.

“SOFR Loan” means a Loan that bears interest at a rate based on the Adjusted Term SOFR Rate (other than pursuant to clause (b) of the definition of “Base Rate”).

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of debts and liabilities, contingent, subordinated or otherwise, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital; provided, that, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Communications” has the meaning specified in Section 10.02(g).

“Specified Debt Documents” means any agreement, indenture or instrument pursuant to which any Specified Indebtedness is issued, in each case as amended to the extent permitted under the Loan Documents.

“Specified Event of Default” means an Event of Default pursuant to Sections 8.01(a), 8.01(f) or 8.01(g) (in the case of Section 8.01(f) or 8.01(g), with respect to the Borrower).

“Specified Fiscal Quarter” has the meaning specified in Section 8.05(a).

“Specified Indebtedness” means Indebtedness (other than Indebtedness among the Borrower and its Restricted Subsidiaries) that is (a) Subordinated Debt, (b) secured by Liens on all or any portion of the Collateral ranking junior to the Liens securing the Obligations or (c) unsecured Indebtedness for borrowed money, in each case, with an individual outstanding principal amount in excess of $10,000,000.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” as defined in the Commodity Exchange Act (determined prior to giving effect to any applicable keep well, support or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties).

“Specified Representations” means the representations and warranties of the Borrower set forth in Sections 5.01(a) (solely as it relates to the Borrower), 5.01(b)(ii), 5.02(a) (related to the entering into and performance of the Loan Documents and the incurrence of the extensions of credit thereunder), 5.02(b)(i) (related to the entering into and performance of the Loan Documents and the incurrence of the extensions of credit thereunder), 5.04, 5.12, 5.15, 5.16 (subject to the proviso to Section 4.01(a)(iii)) and 5.18 (limited to the use of proceeds of the Loans on the Closing Date).

“Specified Stock” means the Non-Convertible Preferred Stock issued by the Borrower on October 3, 2022.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”;

provided, that, any increase in the Revolving Credit Commitment above the Revolving Credit Commitments in effect on the Closing Date, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn.

“Subordinated Debt” means Indebtedness incurred by a Loan Party that is subordinated in right of payment to the prior payment of all Obligations of such Loan Party under the Loan Documents.

“Subsidiary” of a Person means a corporation, company, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Successor Borrower” has the meaning specified in Section 7.04(d).

“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Surviving Indebtedness” means Indebtedness of the Borrower or any of its Subsidiaries outstanding immediately after giving effect to the Transactions.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means any obligation of any Guarantor to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined by the Hedge Bank (or the Borrower, if no Hedge Bank is party to such Swap Contract) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Hedge Bank (or the Borrower, if no Hedge Bank is party to such Swap Contract).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Wells Fargo and any other Revolving Credit Lender (or any of its Subsidiaries or Affiliates) that becomes a Swing Line Lender in accordance with Section 2.04(h) or Section 10.07(j), in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder. Unless the context requires otherwise, the Swing Lien Lender shall be deemed to be a “Lender” hereunder and the other Loan Documents.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authorities, and any additions to tax, penalties and interest with respect thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Borrowing” means a Borrowing in respect of a Class of Term Loans.

“Term Commitments” means an Initial Term Commitment or a commitment in respect of any Incremental Term Loans or any combination thereof, as the context may require.

“Term Lender” means, at any time, any Lender that has a Term Loan or a Term Commitment at such time.

“Term Loans” means the Initial Term Loans, any Incremental Term Loans and any Extended Term Loans.

“Term Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto with appropriate insertions, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from any Class of Term Loans made by such Lender.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”)

that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the CME Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the CME Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the CME Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the CME Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the CME Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the CME Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Determination Day” has the meaning provided in the definition of “Term SOFR Reference Rate.”

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 4.01, Section 6.01(a) or 6.01(b).

“Threshold Amount” means $20,000,000.

“Title Company” means any title insurance company as shall be retained by the Borrower to issue the Mortgage Policies and reasonably acceptable to the Administrative Agent.

“Total Revolver Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction Expenses” means any fees, costs or expenses incurred or paid by the Borrower or any Restricted Subsidiary in connection with the Transactions and the transactions contemplated in connection therewith.

“Transactions” means, collectively, (a) the funding of the Initial Term Loans hereunder, (b) the repayment of the Existing Credit Agreement, (c) the execution and delivery of the Loan Documents, (d) the consummation of any other transactions in connection with the foregoing and (e) the payment of Transaction Expenses.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaudited Financial Statements” means the unaudited balance sheet of the Borrower and the related unaudited statements of operation and cash flows as of and for the fiscal quarter ended October 31, 2022.

“Undisclosed Administration” means in relation to a Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(C).

“Unreimbursed Amount” has the meaning specified in Section 2.03(c).

“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.01B, (ii) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the date hereof and (iii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements based on U.S. Government Securities Business Days, such day is also a Business Day.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” has the meaning specified in the introductory paragraph to this Agreement.

“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (i) the payment or repayment in full in immediately available funds of (A) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (B) all expenses that have accrued and are unpaid for which a demand has been made, and (C) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (ii) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Cash Collateralization (determined as of the date of repayment or payment, as applicable) or backstop or other arrangement acceptable to the applicable L/C Issuer, ((iii) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including, if required by the Hedge Bank, the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Secured Hedge Agreements), other than (x) unasserted contingent indemnification Obligations, and (y) any Cash Management Obligations and/or obligations under Secured Hedge Agreements that, at such time, are allowed by the applicable Secured Party to remain outstanding, and that have been Cash Collateralized or otherwise backstopped as agreed by the applicable Secured Party, and (iv) the termination of all of the Commitments of the Lenders.

Section 1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the audited balance sheet of the Borrower and the related audited statements of operation and cash flows as of and for the fiscal year ended January 31, 2022, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, LQA Recurring Revenue and the LQA Recurring Revenue Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(c) Where reference is made to “the Borrower and its Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than Restricted Subsidiaries.

(d) In the event that the Borrower elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the LQA Recurring Revenue Leverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Borrower’ financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Borrower) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.

Section 1.04 Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

Section 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Currency Equivalents Generally. For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in the Borrower’s annual financial statements delivered pursuant to Section 6.01(a); provided, however, that, the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.

Section 1.09 Certain Calculations and Tests.

(a) Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom (excluding in all cases any Specified Event of Default) in connection with a Specified Transaction (other than a Restricted Payment) undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio or other applicable covenant and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant, shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), be deemed to be either (i) the date that the definitive agreements for such Limited Condition Transaction are entered into or (ii) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (the “City Code”) applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target company is made in compliance with the City Code (in each case, the “LCA Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other Specified Transactions (other than Dispositions or Restricted Payments) to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Borrower or Restricted Subsidiary could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Borrower and its Restricted Subsidiaries) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions (other than Dispositions or Restricted Payments). If the Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for, or “Rule 2.7 announcement” in respect of, as applicable, such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated (and shall be required to be satisfied) (A) with respect to any Specified Transaction other than a Restricted Payment or prepayment of Specified Indebtedness, on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (B) with respect to a Restricted Payment or prepayment of Specified Indebtedness both (1) on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (2) on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not and will not be consummated. Notwithstanding to the contrary herein, the Borrower shall not be permitted to make an LCA Election in connection with the incurrence of Revolving Credit Loans (except in connection with a committed Incremental Revolving Commitment).

(b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with any LQA Recurring Revenue Leverage Ratio test or Liquidity test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that (i) the Fixed Amounts (and any cash proceeds thereof) and (ii) any Indebtedness resulting from borrowings under the Revolving Credit Facility which occur concurrently or substantially concurrently with the incurrence of the Incurrence Based Amounts shall in each case (other than with respect to the making of Restricted Payments under Section 7.06 or the repayment of any Specified Indebtedness under Section 7.08) be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

(c) Notwithstanding anything to the contrary herein, for purposes of the covenants described in Article VII, if any Indebtedness, Lien, Investment, Disposition, Restricted Payment or

repayment of Specified Indebtedness (or a portion thereof) (other than the Transactions and any Incremental Facilities) would be permitted pursuant to one or more provisions described therein, the Borrower may divide and classify such Indebtedness, Liens, Investments, Disposition, Restricted Payment or repayment of Specified Indebtedness (or a portion thereof) in any manner that complies with the covenants set forth in Article VII, and may later divide and reclassify any such Indebtedness, Lien, Investment, Disposition, Restricted Payment or repayment of Specified Indebtedness so long as the Indebtedness, Lien, Investment, Disposition, Restricted Payment or repayment of Specified Indebtedness (as so redivided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such redivision or reclassification; provided that, to the extent the Borrower elects divide or reclassify any such Indebtedness, Liens, Investments, Disposition, Restricted Payment or repayment of Specified Indebtedness (or a portion thereof), such division or reclassification may only be made within the same covenant (i.e. amounts incurred under the Indebtedness covenant may only be reclassified within the same Indebtedness covenant).

Section 1.10 [Reserved].

Section 1.11 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that, with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by any reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

ARTICLE II

The Commitments and Credit Extensions

Section 2.01 The Loans. Subject to the terms and conditions set forth herein:

(a) The Initial Term Borrowings. Each Initial Term Lender severally agrees to make to the Borrower a single loan in Dollars in a principal amount equal to such Initial Term Lender’s Initial Term Commitment on the Closing Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Initial Term Loans may be Base Rate Loans or SOFR Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make (or cause its Applicable Lending Office to make) loans denominated in Dollars (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day after the Closing Date until the Maturity Date with respect to the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, that, after giving effect to any such Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans denominated in Dollars may be Base Rate Loans or SOFR Loans, as further provided herein. Notwithstanding anything herein to the contrary, there will be no Revolving Credit Borrowing on the Closing Date.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans from one Type to the other, and each continuation of SOFR Loans shall be made upon the Borrower’s irrevocable written notice, to the Administrative Agent, which may be given by email. Each such notice must be received by the Administrative Agent substantially in the form attached hereto as Exhibit A or any other form that may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), (i) in the case of a SOFR Loan (other than any SOFR Loan requested to be made on the Closing Date for which such notice may be provided not later than 11:00 a.m., at least one (1) Business Day prior to the Closing Date), not later than 11:00 a.m., three (3) U.S. Government Securities Business Days prior to the date of the proposed Borrowing or (ii) in the case of a Base Rate Loan, not later than 11:00 a.m., on the Business Day prior to the date of the proposed Borrowing. Each notice by the Borrower pursuant to this Section 2.02(a) must be by hand delivery, telecopy or electronic transmission to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be a minimum of $500,000 (and any amount in excess thereof shall be an integral multiple of $100,000). Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Loans from one Type to the other, or a continuation of SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the Class and principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the location and number of the Borrower’s accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(b). If the Borrower fails to specify a Type of Loan in a Committed Loan Notice, then the applicable Loans shall be made as SOFR Loans with an Interest Period of one (1) month and if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be converted to Base Rate Loans. Any such automatic conversion or continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of SOFR Loans in any such Committed Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. For the avoidance of doubt, the Borrower and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan. Anything to the contrary contained herein notwithstanding, all Borrowing requests which are not made on-line via Administrative Agent’s electronic platform or portal shall be subject to (and unless Administrative Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Administrative Agent’s authentication process (with results satisfactory to Administrative Agent) prior to the funding of the requested Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any conversion or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 10:00 a.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the Credit Extensions on the Closing Date, Section 4.01), the Administrative Agent shall on the borrowing date specified in such Committed Loan Notice disburse all funds so received to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, that, if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(c) Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan unless the Borrower pays the amount due, if any, under Section 3.04 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that (i) no Loans may be converted to or continued as SOFR Loans and (ii) unless repaid, each SOFR Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for SOFR Loans and of the interest rate applicable to Base Rate Loans, in each case upon determination of such interest rate. The determination of Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error.

(e) Anything in clauses (a) to (d) above to the contrary notwithstanding, after giving effect to all Term Borrowings and Revolving Credit Borrowings, all conversions of Term Loans and Revolving Credit Loans from one Type to the other, and all continuations of Term Loans and Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect at any time for all Borrowings of SOFR Loans.

(f) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or, in the case of any Borrowing of Base Rate Loans, prior to 9:30 a.m., on the date of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Lender, the greater of (x) the Federal Funds Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(f) shall be conclusive in the absence of demonstrable error. If the Borrower and such Lender shall both pay all or any portion of the principal amount in respect of such Borrowing or interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such Borrowing or interest paid by the Borrower for such period. If such Lender pays its share of the Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(g) Administrative Agent is authorized to make the Revolving Loans and the Term Loan, and L/C Issuer is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be Responsible Officer or, without instructions, if pursuant to Section 2.14.

(h) If the maturity date shall have occurred in respect of any Class of Revolving Credit Commitments at a time when another Class or Classes of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then-outstanding Revolving Credit Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Revolving Credit Loans as a result of the occurrence of such maturity date); provided, however, that, if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(k) or of Swing Line Loans as contemplated in Section 2.04(g)), there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Revolving Credit Loans could be incurred pursuant the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Revolving Credit Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Revolving Credit Loans shall not be so required to be repaid in full on such earliest maturity date.

Section 2.03 Letters of Credit.

(a) The Letter of Credit Commitments.

(i) Subject to the terms and conditions set forth herein, (1) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower (provided, that, any Letter of Credit may be for the benefit of any Restricted Subsidiary of the Borrower so long as the Borrower is a co-applicant with respect thereto) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Letters of Credit and (2) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided, that, no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if after giving effect to such L/C Credit Extension, if (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment, or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; provided, further, that, each L/C Issuer shall have a Commitment herein proportionate to its Revolving Credit Commitment and no L/C Issuer shall be obligated to issue, amend or renew any Letter of Credit if the Outstanding Amount of Letters of Credit issued by such L/C Issuer, when aggregated with the Outstanding Amount of Swing Line Loans made by such L/C Issuer and the Revolving Credit Exposure of such L/C Issuer (other than Revolving Credit Exposure attributable to Letters of Credit and Swing Line Loans issued and made by such L/C Issuer) would exceed the L/C Issuer’s Revolving Credit Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) the issuance of such Letter of Credit would violate one or more policies of L/C Issuer applicable to letters of credit generally;

(C) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (i) the Required Revolving Credit Lenders and (ii) the relevant L/C Issuer have approved such expiry date;

(D) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders and (ii) the relevant L/C Issuer have approved such expiry date, except to the extent such Letter of Credit is Cash Collateralized in accordance with Section 2.03(f) or otherwise backstopped pursuant to arrangement reasonably satisfactory to the relevant L/C Issuer;

(E) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;

(F) [reserved];

(G) such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or

(H) any Lender is at that time a Defaulting Lender, unless after giving effect to the requested issuance the requirements of Section 2.16(e) have been satisfied.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent, along with a written Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower, relating to such Letter of Credit) in the form of a Letter of Credit Application with such other Issuer Documents as the L/C Issuer may reasonably request, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application and Issuer Documents must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount and currency thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request, and such issuance shall be subject to the L/C Issuer’s authentication procedures with results satisfactory to L/C Issuer.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the relevant L/C Issuer has received written notice from the Administrative Agent, any Revolving Credit Lender or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not have been satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (and, if requested, on behalf of a Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided, that, any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, that, the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone, followed promptly in writing, or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent or any Revolving Credit Lender, as applicable, or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Any L/C Issuer (other than Wells Fargo or any of its Affiliates) shall notify Administrative Agent in writing no later than the Business Day prior to the Business Day on which such L/C Issuer issues any Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower (and Administrative Agent) a true and complete copy of such Letter of Credit or amendment and send the details of such Letter of Credit or amendment to the Administrative Agent via electronic mail at the address provided in Schedule 10.02. The L/C Issuer (unless it is Wells Fargo or any of its Affiliates) shall provide a weekly statement to the Administrative Agent evidencing all outstanding Letters of Credit.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. On the Business Day immediately following the Business Day on which the Borrower shall have received notice of any payment by an L/C Issuer under a Letter of Credit (or, if the Borrower shall have received such notice later than 1:00 p.m. on any Business Day, on the second succeeding Business Day) (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency by 1:00 p.m. on such Business Day. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a

Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders, and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice); provided, that, any drawing under a Letter of Credit that is not reimbursed on the date of drawing shall accrue interest from the date of drawing at the rate applicable to Revolving Credit Loans that are Base Rate Loans subject to the provisions set forth below. Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. The Borrower understands and agrees that the L/C Issuer is not required to extend the expiration date of any Letter of Credit for any reason.

(ii) Each Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar denominated payments in an amount equal to its Applicable Percentage of any Unreimbursed Amount in respect of a Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not L/C Advances) pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at the Federal Funds Rate, or if the Federal Funds Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent demonstrable error.

(vii) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to each Revolving Credit Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(viii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate, or if the Federal Funds Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(d) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit;

(vi) [reserved]; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided, that, the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

The Borrower is responsible for the final text of the Letter of Credit as issued by L/C Issuer, irrespective of any assistance L/C Issuer may provide such as drafting or recommending text or by L/C Issuer’s use or refusal to use text submitted by the Borrower. The Borrower understands that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by L/C Issuer, and the Borrower hereby consents to such revisions and changes not materially different from the application executed in connection therewith. The Borrower is solely responsible for the suitability of the Letter of Credit for the Borrower’s purposes.

(e) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that, this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided, that, anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (in each case, as determined by the final and non-appealable judgment of a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f) Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent, the Required Lenders, or the Required Revolving Credit Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (ii) an Event of Default set forth under Section 8.01(f) or (g) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 1:00 p.m., or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) or (g) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day, in either case, by 1:00 p.m. on such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to 105% of the then Outstanding Amount of all L/C Obligations (determined as of the date of such Event of Default), (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in accounts reasonably satisfactory to the Administrative Agent in the name of the Administrative Agent and for the benefit of the Secured Parties and may be invested in readily available Cash Equivalents at its sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts reasonably satisfactory to the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations plus costs incidental thereto and so long as no other Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. If such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral and accrued interest thereon shall be refunded to the Borrower.

(g) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the product of (i) Applicable Rate for Letter of Credit fees and (ii) the daily maximum amount then available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.11. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in arrears on the first Business Day of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(h) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee (a “Fronting Fee”) with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.11. Such Fronting Fee shall be computed on a quarterly basis in arrears. Such Fronting Fee shall be due and payable in arrears on the first Business Day of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(i) Conflict with Issuer Documents. In the event of a direct conflict between the provisions of this Section 2.03 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.03 shall control and govern.

(j) Addition of an L/C Issuer. A Revolving Credit Lender (or any of its Subsidiaries or affiliates) may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower and such Revolving Credit Lender, which such written agreement shall also provide that the commitment of such additional L/C Issuer to issue Letters of Credit shall not exceed at any time the amount set forth in such written agreement. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(k) Provisions Related to Extended Revolving Credit Commitments. If the maturity date in respect of any Class of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Classes of Revolving Credit Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(f). If, for any reason, such Cash Collateral is not provided or the reallocation does not occur, the Revolving Credit Lenders under the maturing Class shall continue to be responsible for their participating interests in the Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given Class of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any Class of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed with the Revolving Credit Lenders under the extended Classes. For the avoidance of doubt, notwithstanding anything contained herein, the commitment of any L/C Issuer to act in its capacity as such cannot be extended beyond the Maturity Date for the Revolving Credit Facility (as such Maturity Date is in effect at the Closing Date) or increased without its prior written consent.

(l) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(m) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inure to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in its sole discretion, to make loans denominated in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the Closing Date) until the Business Day prior to the Maturity Date with respect to the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, that, after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided, further, that, no Swing Line Lender shall be obligated to make any Swing Line Loan if the Outstanding Amount of Swing Line Loans made by such Swing Line Lender, when aggregated with the Outstanding Amount of Letter of Credit issued by such Swing Line Lender and the Revolving Credit Exposure of such Swing Line Lender (other than Revolving Credit Exposure attributable to Swing Line Loans and Letters of Credit made and issued by such Swing Line Lender) would exceed the Swing Line Lender’s Revolving Credit Commitment; provided, further, that, Swing Line Lender shall not be required to make any Swing Line Loan at any time that any Lender is a Defaulting Lender, unless after giving effect to the requested Swing Line Loans the requirements of Section 2.16(e) have been satisfied; provided, further, that, the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender, which may be given by telephone. Each such notice must be received by the Swing Line Lender not later than 11:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess thereof shall be an integral multiple of $25,000), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender (with a copy to the Administrative Agent) of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a)(i) or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at their office by crediting the accounts of the Borrower on the books of the Swing Line Lender in Same Day Funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office for payments not later than 10:00 a.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at the Federal Funds Rate, or if the Federal Funds Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent demonstrable error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not to purchase and fund risk participations in Swing Line Loans) pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate, or if the Federal Funds Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any Class of Revolving Credit Commitments at a time when another Class or Classes of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then-outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such maturity date); provided, however, that, if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(k)), there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Swing Line Loans could be incurred pursuant the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then if consented to by the Swing Line Lender, there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Swing Line Loans shall not be so required to be repaid in full on such earliest maturity date. For the avoidance of doubt, the commitment of the Swing Line Lender to act in its capacity as such cannot be extended beyond the Maturity Date for the Revolving Credit Facility (as such Maturity Date is in effect at the Closing Date) or increased without its prior written consent.

(h) Swing Line Lender. Wells Fargo is a Swing Line Lender as of the Closing Date. Any other Revolving Credit Lender (or any of its Subsidiaries or Affiliates) may become the Swing Line Lender hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such Swing Line Lender.

Section 2.05 Prepayments.

(a) Optional Prepayments. (i) The Borrower may, upon written notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay any Borrowing of any Class in whole or in part without premium or penalty); provided, that, (1) such notice must be received by the Administrative Agent not later than (A) 1:00 p.m., three (3) U.S. Government Securities Business Days prior to any date of prepayment of SOFR Loans and (B) 1:00 p.m., one (1) Business Day prior to the date of prepayment of Base Rate Loans, (2) any prepayment of SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be applied to the installments thereof as directed by the Borrower (it being understood and agreed that if the Borrower does not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled repayments of Term Loans of the relevant Class under Section 2.07 in direct order of maturity) and shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentages.

(ii) The Borrower may, upon written notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay

Swing Line Loans in whole or in part without premium or penalty; provided, that, (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment or change the date of any such prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(b) Mandatory Prepayments.

(i) Commencing with the fiscal year of the Borrower ending on or around January 31, 2026, within ten (10) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall, if the Borrower’s Excess Cash Flow is greater than $4,000,000, cause to be prepaid an aggregate principal amount of Term Loans (such aggregate amount, the “Excess Cash Flow Prepayment Amount”) equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of the amount equal to Excess Cash Flow in excess of $4,000,000, if any, for the fiscal year covered by such financial statements, minus (B) the sum of (1) all voluntary prepayments (including pursuant to debt buybacks made by the Borrower or any Restricted Subsidiary in an amount equal to the amount actually paid in respect thereof) of Term Loans that are permitted hereunder during such fiscal year and, at the Borrower’s election, all such voluntary prepayments made after the end of such fiscal year and through the date of such prepayment (including such mandatory prepayment), in each case to the extent such prepayments are not funded from long-term Indebtedness of either of the Borrower or its Restricted Subsidiaries or any Cure Amount, (2) all voluntary prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year and, at the Borrower’s election, all such voluntary prepayments made after the end of such fiscal year but prior to the time that the prepayment required by this clause (b)(i) is made, to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments and to the extent such prepayments are not funded with the proceeds of Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans) or any Cure Amount, (3) without duplication of amounts deducted pursuant to clause (4) below in respect of such period or clause (6) below in prior fiscal years, the amount of Capital Expenditures or acquisitions made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of an incurrence or issuance of Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans), (4) without duplication of amounts deducted pursuant to clause (3) above in respect of such period or clause (6) below in prior periods, the amount of Investments and acquisitions made during such period pursuant to Section 7.02 (other than Section 7.02(a), (d), (n), (v) and (x)) except to the extent that such Investments and acquisitions were financed with the proceeds of an incurrence or issuance of Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans), (5) the amount of Restricted Payments paid during such period pursuant to Section 7.06 (other than Section 7.06(a) (solely in respect of amounts paid to the Borrower or a Restricted Subsidiary), (b), (k), (m) and (n)) except to the extent that such Restricted Payments were financed with the proceeds of an incurrence or issuance of Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans) and (6) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures, Investments, Restricted Payments or acquisitions to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period except to the extent intended to be financed with the proceeds of an incurrence or issuance of other Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans) (provided, that, to the extent the aggregate amount utilized to finance such Permitted Acquisitions, Capital Expenditures, Investments, Restricted Payments or acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall, shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters); provided, that, (x) the ECF Percentage shall be reduced to 25% if the LQA Recurring Revenue Leverage Ratio for the fiscal year (subject to the following proviso) covered by such financial statements was less than 0.50:1.00 and greater than or equal to 0.25:1.00 and (y) the ECF Percentage shall be reduced to 0% if the LQA Recurring Revenue Leverage Ratio for the fiscal year (subject to the following proviso) covered by such financial statements was less than 0.25:1.00; provided, further, that, to the extent the amount described in the preceding clause (B) in respect of any fiscal year exceeds the amount of Excess Cash Flow required to be utilized to prepay Term Loans in respect of such fiscal year, at the Borrower’s sole option, such excess shall be carried over to any succeeding fiscal year and shall reduce any Excess Cash Flow Prepayment Amount on a dollar-for-dollar basis for such succeeding fiscal year;

(ii) (A) Subject to Section 2.05(b)(ii)(B), if following the Closing Date (x) the Borrower or any Restricted Subsidiary Disposes of any property or assets pursuant to Section 7.05(i), (l), (m) and (o), or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall make a prepayment, in accordance with Section 2.05(b)(ii)(C), in an amount equal to an aggregate principal amount of Term Loans equal to 100% (such percentage, the “Asset Percentage”) of all such Net Cash Proceeds realized or received; provided, that, (1) no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) (I) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of their intent to reinvest in accordance with Section 2.05(b)(ii)(B) or (II) until the aggregate amount of Net Cash Proceeds not reinvested in accordance with Section 2.05(b)(ii)(B) within the time periods set forth therein and not previously applied to such prepayment exceeds $5,000,000 in the aggregate during such fiscal year (and thereafter only amounts in excess of such thresholds shall be required to be prepaid) and (2) if at the time that any such prepayment would be required, the Borrower or any of its Restricted Subsidiaries are required to offer to repurchase or prepay any Indebtedness that is secured by a Lien ranking pari passu with the Liens securing the Term Loans pursuant to the terms of the documentation governing such Indebtedness with the Net Cash Proceeds of such Disposition or Casualty Event (such Indebtedness required to be offered to be so repurchased or prepaid, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) to the prepayment of the Term Loans and to the repurchase or prepayment of

Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii)(A) shall be reduced accordingly; provided, that, (a) the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof and (b) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within five (5) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, the Borrower or any Restricted Subsidiary may reinvest an amount equal to all or any portion of such Net Cash Proceeds in assets useful for its business (other than working capital, except for short-term capital assets but including Permitted Acquisitions and Capital Expenditures) within (x) eighteen (18) months following receipt of such Net Cash Proceeds or (y) if the Borrower or any Restricted Subsidiary enters into a commitment to reinvest such Net Cash Proceeds within eighteen (18) months following receipt thereof, one hundred eighty (180) days after the eighteen (18) month period that follows receipt of such Net Cash Proceeds; provided, that, if any Net Cash Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to the Asset Percentage of any such Net Cash Proceeds shall be applied, in accordance with Section 2.05(b)(ii)(C), to the prepayment of the Term Loans as set forth in this Section 2.05.

(C) On each occasion that the Borrower must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), the Borrower shall, within five (5) Business Days after the date of realization or receipt of such Net Cash Proceeds in the minimum amount specified above (or, in the case of prepayments required pursuant to Section 2.05(b)(ii)(B), within five (5) Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.05(b)(vi) below, of the principal amount of Term Loans in an amount equal to the Asset Percentage of such Net Cash Proceeds realized or received.

(iii) If, following the Closing Date, the Borrower or any Restricted Subsidiary incurs or issues any (A) Refinancing Term Loans, (B) Indebtedness pursuant to Section 7.03(w) or (C) Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is three (3) Business Days after the receipt of such Net Cash Proceeds. If the Borrower obtains any Refinancing Revolving Commitments, the Borrower shall, concurrently with the receipt thereof, terminate Revolving Credit Commitments in an equivalent amount pursuant to Section 2.06.

(iv) [Reserved].

(v) Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied, to the installments thereof in direct order of maturity pursuant to Section 2.07 following the applicable prepayment event; provided, that, except to the extent a lesser prepayment is required pursuant to the applicable Incremental Facility Amendment or Extension Offer with respect to any applicable Class of Incremental Term Loans or Extended Term Loans, any Incremental Term Loans and Extended Term Loans shall receive a pro rata portion of any mandatory prepayment pursuant to Section 2.05 to the extent required by the terms thereof. After application of such prepayments to repay the Term Loans in full, such prepayments shall be applied to prepay, first, Revolving Credit Loans (with no required reduction of Revolving Credit Commitments) and second, Swing Line Loans (with no required reduction of Revolving Credit Commitments) and, third, if there is no Outstanding Amount of Revolving Credit Loans or Swing Line Loans and if an Event of Default has occurred and is continuing, to Cash Collateralize the L/C Obligations. Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages subject to clause (vi) of this Section 2.05(b).

(vi) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) prior to 1:00 p.m. at least two (2) Business Days (or such lesser number of Business Days as shall be acceptable to the Administrative Agent) prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment. Each Appropriate Lender may reject all, but not less than all, of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clause (i) or (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. two (2) Business Days prior to the prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the Declined Proceeds to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be retained by the Borrower (“Retained Declined Proceeds”).

(vii) If at any time, the Revolving Credit Exposure (excluding the face amount of any Letters of Credit that are Cash Collateralized or back-stopped to the reasonable satisfaction of the Administrative Agent) exceeds the Revolving Credit Commitments, the Borrower shall within one Business Day, upon notification by the Administrative Agent, prepay the Swing Line Loans first and then prepay (or Cash Collateralize, in the amount required by Section 2.03(f), in the case of Letters of Credit) the other Loans and Letters of Credit then outstanding in an amount equal to such excess; provided, that, nothing in this clause (b)(vii) shall reduce the Revolving Credit Commitments.

(viii) Notwithstanding any other provision of this Section 2.05(b), (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Restricted Subsidiary that is a Foreign Subsidiary otherwise giving rise to a prepayment pursuant to Section 2.05(b)(ii) (a “Restricted Disposition”), the Net Cash Proceeds of any Casualty Event of a Restricted Subsidiary that is a Foreign Subsidiary (a “Restricted Casualty Event”), or Excess Cash Flow attributable to a Foreign Subsidiary would be prohibited or delayed by applicable local law or regulation (including currency controls, financial assistance, corporate benefit, restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of directors of such Subsidiary) from being distributed or otherwise transferred to the Borrower, the realization or receipt of the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be taken into account in measuring the Borrower’s obligation to repay Term Loans at the times provided in Section 2.05(b)(i), or the Borrower shall not be required to make a prepayment at the time provided in Section 2.05(b)(ii), as the case may be, for so long, but only so long, as the applicable local law will not permit such distribution or transfer (the Borrower hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all commercially reasonable actions available under the applicable local law to permit such repatriation), and once distribution or transfer of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, the amount of such Net Cash Proceeds or Excess Cash Flow permitted to be distributed or transferred (net of additional taxes payable or reserved against as a result thereof) will be promptly (and in any event not later than three (3) Business Days after such distribution or transfer is permitted) taken into account in measuring the Borrower’s obligation to repay the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith (as set forth in a written notice delivered to the Administrative Agent) that repatriation of, or obligation to repatriate, any or all of the Net Cash Proceeds of any Restricted Disposition or any Restricted Casualty Event or Excess Cash Flow attributable to a Foreign Subsidiary would have a material adverse tax consequences (taking into account any foreign tax credit or benefit received in connection with such repatriation) (as determined by the Borrower in good faith and in consultation with the Administrative Agent), the amount of the Net Cash Proceeds or Excess Cash Flow so affected shall not be taken into account in measuring the Borrower’s obligation to repay Term Loans pursuant to this Section 2.05(b). For the avoidance of doubt, Net Cash Proceeds and Excess Cash Flow (and related income) excluded from application under Section 2.05(b)(i) or (ii) by operation of this Section 2.05(b)(viii) shall also be excluded in any determinations of Restricted Payments permitted to be made pursuant to Section 7.06 (including, without limitation, for purposes of clauses (b)(ii) and (b)(vi) of the definition of “Available Amount”). For the avoidance of doubt, nothing in this Section 2.05(b)(viii) shall require the Borrower to cause any amounts to be repatriated to the United States (whether or not such amounts are used in or excluded from the determination of the amount of mandatory prepayments hereunder).

(c) Interest, Funding Losses, Etc.

(i) All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a SOFR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such SOFR Loan pursuant to Section 3.04.

(ii) Notwithstanding any of the other provisions of this Section 2.05 but subject to Section 2.05(c)(i), so long as no Event of Default shall have occurred and be continuing, if any prepayment of SOFR Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such SOFR Loan prior to the last day of the Interest Period therefor, the Borrower may, in their sole discretion, deposit the amount of any such prepayment otherwise required to be made hereunder in a deposit account controlled by the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Such deposit shall constitute cash collateral for the SOFR Loans to be so prepaid, provided, that, the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.05.

(d) Discounted Voluntary Prepayments.

(i) Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.13) or any other Loan Document, the Borrower shall have the right at any time and from time to time to prepay one or more Classes of Term Loans to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.05(d), provided, that, (A) no proceeds from Revolving Credit Loans shall be used to consummate any such Discount Voluntary Prepayment, any Discounted Voluntary Prepayment shall be offered to all Lenders of such Class on a pro rata basis, (B) [reserved] and (C) the Borrower shall deliver to the Administrative Agent and the Auction Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Borrower (1) stating that no Specified Event of Default (in each case, with respect to the Borrower) has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (2) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.05(d) has been satisfied and (3) specifying the aggregate principal amount of Term Loans of any Class offered to be prepaid pursuant to such Discounted Voluntary Prepayment.

(ii) To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower will provide written notice to the Administrative Agent and the Auction Agent substantially in the form of Exhibit I hereto (each, a “Discounted Prepayment Option Notice”) that the Borrower desires to prepay Term Loans of one or more specified Classes in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of any Loans shall not be less than $10,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Loans to be prepaid (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days from and including the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii) Upon receipt of a Discounted Prepayment Option Notice, the Auction Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance

Date, each such Lender may specify by written notice substantially in the form of Exhibit J hereto (each, a “Lender Participation Notice”) to the Auction Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Auction Agent) of the Term Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Term Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Auction Agent, in consultation with the Borrower, shall determine the applicable discount for such Term Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower have selected a single percentage pursuant to Section 2.05(d)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the Outstanding Amount of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that, in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Term Loans to be prepaid whose Lender Participation Notice is not received by the Auction Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(iv) The Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided, that, if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Auction Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.

(v) Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Auction Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.04), upon irrevocable notice substantially in the form of Exhibit K hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Auction Agent no later than 1:00 p.m., three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted

Voluntary Prepayment and the Applicable Discount determined by the Auction Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Auction Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term Loan shall be applied ratably to reduce the remaining installments of such Class of Term Loans (as applicable).

(vi) To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.05(d)(ii) above) established by the Auction Agent and the Borrower, each acting reasonably.

(vii) Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Administrative Agent and the Auction Agent, the Borrower may withdraw or modify their offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Borrower after the date of such Lender Participation Notice.

(viii) Nothing in this Section 2.05(d) shall require the Borrower to undertake any Discounted Voluntary Prepayment.

Section 2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon at least three (3) Business Days prior written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided, that, (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Credit Commitments of any Class if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolver Outstandings of such Class would exceed the aggregate Revolving Credit Commitments of such Class and (iv) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Initial Term Commitment of each Initial Term Lender shall be automatically and permanently reduced to $0 upon the making of such Initial Term Lender’s Initial Term Loans pursuant to Section 2.01(a) on the Closing Date. The Revolving Credit Commitments (other than any Extended Revolving Credit Commitments) shall terminate on the applicable Maturity Date. The Extended Revolving Credit Commitments shall terminate on the respective maturity dates applicable thereto.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused Commitments of any Class under this Section 2.06. Upon any reduction of unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit or the unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Applicable Percentage of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.06). All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

Section 2.07 Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Initial Term Lenders holding Initial Term Loans in Dollars (i) on the first day of each calendar quarter, commencing with the first full calendar quarter ended after the Closing Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Initial Term Loans funded on the Closing Date and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date; provided, that, payments required by clause (i) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05. In the event any Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

(c) Swing Line Loans. The Borrower shall repay their Swing Line Loans on the earlier to occur of (i) the date seven (7) days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

Section 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans that are Base Rate Loans.

(b) The Borrower shall pay interest on past due amounts under this Agreement at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable (i) automatically in the case of a Specified Event of Default and (ii) otherwise, upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. The Administrative Agent shall provide the Borrower with invoices of the amount of interest due hereunder via an online portal.

Section 2.09 Fees. In addition to certain fees described in Sections 2.03(g) and (h):

(a) Revolving Credit Facility Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to 0.50% per annum on the average daily amount by which the aggregate Revolving Credit Commitments exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations (disregarding for the purposes of such calculation, the Outstanding Amount of any Swing Line Loans). The Commitment Fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first day of each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility.

(b) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the Fee Letter, in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred sixty five (365) days or three hundred sixty six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest and fees shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided, that, any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Indebtedness. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by one or more entries in the Register. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall be conclusive in the absence of demonstrable error. Upon the request of any Lender, each Borrower shall execute and deliver to such Lender a Term Note or Revolving Credit Note payable to such Lender or its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may, but shall not be required to, attach schedules to its Term Note or Revolving Credit Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Section 2.12 Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff except as provided in this Section 3.01. Except as otherwise expressly provided herein and all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 1:30 p.m. on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. All payments received by the Administrative Agent after 1:30 p.m. may, in the Administrative Agent’s discretion, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, that, if such extension would cause payment of interest on or principal of SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or Lenders, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if the Borrower failed to make such payment, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, it being understood that nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at the greater of the Federal

Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at the interest rate applicable to such Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent demonstrable error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Applicable Percentage of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, that, (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon, (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant and (z) the provisions of this Section 2.13 shall not be construed to apply to any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Rate (or other pricing term, including any fee, discount or premium) in respect of Loans or Commitments of Lenders that have consented to any such extension to the extent such transaction is permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14 Incremental Credit Extensions.

(a) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to increase the amount of Term Loans or add one or more additional tranches of term loans (any such Term Loans or additional tranche of term loans, the “Incremental Term Loans”), increase the Revolving Credit Commitments of any Class (any such increase, an “Incremental Revolving Increase”), and/or add one or more additional tranches of revolving credit commitments (the “Additional Revolving Credit Commitments” and, together with the Incremental Revolving Increases, the “Incremental Revolving Commitments”; and together with the Incremental Term Loans and each Incremental Revolving Increase, the “Incremental Facilities”). Notwithstanding anything to contrary herein, the aggregate principal amount of all Incremental Facilities (other than Refinancing Term Loans and Refinancing Revolving Commitments) (determined at the time of incurrence), together with the aggregate principal amount of all Incremental Equivalent Debt, shall not exceed the Incremental Cap. Each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $5,000,000, provided, that, such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above. Each Incremental Facility shall have the same guarantees as all of the other

Obligations hereunder, will not be secured by any assets not constituting Collateral securing the Obligations hereunder and shall be secured by Liens ranking pari passu with the Liens securing the Obligations. No existing Lender shall be required to participate in any Incremental Facility; provided that the Lenders as of the Closing Date (or their applicable Affiliates or Approved Funds who are Lenders at such time) shall first be offered, by written request from the Borrower, the right to accept or reject (in each case in their sole discretion) the opportunity to provide on a pro rata basis any such Incremental Facility. After giving effect to any Incremental Revolving Commitments, the ratio of the Revolving Credit Facility and any Incremental Revolving Commitments to the Facilities (including any Incremental Facilities) as a whole shall not exceed the ratio of the Revolving Credit Facility to the Facilities as a whole as of the Closing Date. Neither the Borrower nor any of its Affiliates or the Permitted Holders shall participate in any Incremental Facility.

(b) Any Incremental Term Loans (other than Refinancing Term Loans) (i) for purposes of prepayments, shall be treated no more favorably than the Initial Term Loans, (ii) shall have interest rate margins and (subject to clauses (iii) and (iv)) amortization schedule as determined by the Borrower and the lenders thereunder (provided, that, unless waived by the Required Lenders, if the Effective Yield of any Incremental Term Loans exceeds the Effective Yield of the Initial Term Loans immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50% per annum, the Applicable Rate and/or, as set forth below, the interest rate floor relating to the Initial Term Loans shall be adjusted such that the Effective Yield of the Initial Term Loans is equal to the Effective Yield of such Incremental Term Loans minus 0.50% per annum (the “MFN Adjustment”); provided, further, that, any increase in Effective Yield with respect to the Initial Term Loans due to the application of an interest rate floor to any Incremental Term Loan greater than the interest rate floor applicable to the Initial Term Loans shall be effected solely through an increase in the interest rate floor applicable to the Initial Term Loans), (iii) other than with respect to any customary bridge facility so long as the long-term Indebtedness into which any such customary bridge facility is to be converted satisfies such limitations, any Incremental Term Loan shall not have a final maturity date earlier than the Maturity Date applicable to the Initial Term Loans, (iv) other than with respect to any customary bridge facility so long as the long-term Indebtedness into which any such customary bridge facility is to be converted satisfies such limitations, any Incremental Term Loan shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Initial Term Loans and (v) except to the extent otherwise permitted by this Section 2.14, shall be on terms and pursuant to documentation to be determined by the Borrower and the lenders thereunder; provided, that to the extent such terms and documentation are not consistent with the Initial Term Loans (except to the extent otherwise permitted in this Section 2.14), they shall either (A) not be materially more restrictive to the Borrower (as reasonably determined by the Borrower in good faith), when taken as a whole, than the terms and conditions applicable to the Initial Term Loans (in each case, unless the Lenders with respect to the Initial Term Loan receive the benefit of such more restrictive terms or conditions through their addition to this Agreement or to the extent that they apply solely to periods following the Latest Maturity Date with respect to the Initial Term Loans or (B) be reasonably satisfactory to the Administrative Agent.

(c) Any Additional Revolving Credit Commitments (other than Refinancing Revolving Commitments) (i) for purposes of prepayments, shall be treated no more favorably than the Revolving Credit Commitments, (ii) shall have interest rate margins and (subject to clauses (iii) and (iv)) amortization schedule as determined by the Borrower and the lenders thereunder (provided that such Incremental Revolving Commitments shall require no scheduled amortization or mandatory commitment reduction prior to the final Maturity Date of the Revolving Credit Commitments), (iii) shall not have a final maturity date earlier than the Maturity Date applicable to the Revolving Credit Commitments, (iv) shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Revolving Credit Commitments, and (v) except to the extent otherwise permitted by this Section 2.14, shall be on terms and pursuant to documentation to be determined by the Borrower and the lenders thereunder; provided, that to the extent such terms and documentation are not consistent with the Revolving Credit Commitments (except to the extent otherwise permitted in this Section 2.14), they shall either (A) not be materially more restrictive to the Borrower (as reasonably determined by the Borrower in good faith), when taken as a whole, than the terms and conditions applicable to the initial Revolving Credit Commitments (in each case, unless the Lenders with respect to the initial Revolving Credit Commitments receive the benefit of such more restrictive terms or conditions through their addition to this Agreement or to the extent that they apply solely to periods following the Latest Maturity Date with respect to the Revolving Credit Commitments or (B) be reasonably satisfactory to the Administrative Agent. Any Incremental Revolving Increases shall be on the same terms and pursuant to the same documentation as the Revolving Credit Commitments.

(d) Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Facility. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Facilities shall be reasonably satisfactory to the Borrower and the Administrative Agent and, in the case of Incremental Revolving Commitments, each L/C Issuer (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender, the Administrative Agent and, in the case of any Incremental Revolving Commitments, each L/C Issuer. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment and, in the case of Incremental Revolving Commitments, each L/C Issuer. Commitments in respect of any Incremental Term Loans and Incremental Revolving Commitments shall become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14. Any Incremental Facility Amendment shall be pursuant to documentation to be mutually agreed by the Borrower, the Administrative Agent and each Additional Lender. For the avoidance of doubt, Incremental Facilities shall be part of the Facilities governed by the Loan Documents.

(e) The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that (i) the representations and warranties of each Loan Party set forth in Section 4.02 being true and correct in all material respects (although any representations and warranties which expressly relate to a given date or period shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be) and all references to “such date of such Credit Extension” shall be deemed to refer to the Incremental Facility Closing Date and (ii) no Default or Event of Default shall have occurred and be continuing, or would result from such issuance of the Incremental Facility); provided, that, in the case of Incremental Facilities the proceeds of which will be used to finance (1) a Limited Condition Transaction, the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Incremental Facility Closing Date shall be the Specified Representations; provided, further, that, in the case of Incremental Facilities the proceeds of which will be used to finance a Limited Condition Transaction, (x) no Event of Default shall have occurred and be continuing at the time the definitive agreement for such Limited Condition Transaction is entered into and (y) Section 4.02(b) shall be limited to Specified Events of Default. The proceeds of any Incremental Term Loans will be used for general corporate purposes (including (without limitation) Permitted Acquisitions) and for any other purpose not prohibited hereunder.

(f) Upon each increase in the Revolving Credit Commitments under such Revolving Credit Facility pursuant to this Section 2.14, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment (each, an “Incremental Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit under such Revolving Credit Facility held by each Revolving Credit Lender (including each such Incremental Revolving Lender) under such Revolving Credit Facility will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. Additionally, if any Revolving Credit Loans are outstanding under a Revolving Credit Facility at the time any Incremental Revolving Commitments are established under such Revolving Credit Facility, the Revolving Credit Lenders immediately after effectiveness of such Incremental Revolving Commitments shall purchase and assign at par such amounts of the Revolving Credit Loans outstanding under such Revolving Credit Facility at such time as the Administrative Agent may require such that each Revolving Credit Lender under such Revolving Credit Facility holds its Applicable Percentage of all Revolving Credit Loans outstanding under such Revolving Credit Facility immediately after giving effect to all such assignments. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(g) Any portion of any Incremental Facility incurred other than under the Incremental Incurrence Test shall be automatically reclassified at any time, as the Borrower may elect from time to time, as incurred under the Incremental Incurrence Test if the Borrower meets the applicable ratio under the Incremental Incurrence Test at such time on a Pro Forma Basis at any time subsequent to the incurrence of such Incremental Facility (or would have met such ratio, in which case, such reclassification shall be deemed to have automatically occurred if not elected by the Borrower).

Section 2.15 Extensions of Term Loans and Revolving Credit Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of any Class of Term Loans or any Class of Revolving Credit Commitments, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments of the applicable Class) and on the same terms to each such Lender, the Borrower are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Credit Commitments of the applicable Class and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit

Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans, and which such extensions shall not be subject to any “no default” requirement, pro forma compliance with any leverage ratio or other financial tests or “most favored nations provisions”) (each, an “Extension,” and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Credit Commitments (as defined below) shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted and it being understood that an Extension may be in the form of an increase in the amount of any other outstanding Class of Term Loans or Revolving Credit Commitments otherwise satisfying the criteria set forth below), so long as the following terms are satisfied: (i) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer; provided that the final maturity thereof shall be no earlier than the maturity date of the Revolving Credit Commitments extended thereby), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Class of Revolving Credit Commitments; provided, that, at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different maturity dates, (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer other than with respect to covenants or other provisions applicable to periods after the Latest Maturity Date, (iii) the final maturity date of any Extended Term Loans or any Extended Revolving Credit Commitments shall be no earlier than the maturity date of the Term Loans or Revolving Credit Commitments, respectively, extended thereby and the amortization schedule applicable to Term Loans pursuant to Section 2.07(a) for periods prior to the Maturity Date for Term Loans may not be increased, (iv) the Weighted Average Life to Maturity of any Extended Term Loans or Extended Revolving Credit Commitments shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans or Revolving Credit Commitments, respectively, extended thereby, (v) any Extended Term Loans or Extended Revolving Credit Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, which Extension Offer may also provide that any such voluntary or mandatory repayments or prepayments hereunder may first be directed to the Loans which are non-Extended Term Loans or non-Extended Revolving Credit Commitments, prior to being applied to such Extended Term Loans or Extended Revolving Credit Commitments, (vi) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Loans, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or

Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (ix) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent. No Lender shall be obligated to extend its Term Loans or Revolving Credit Commitments unless it so agrees.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided, that, (x) the Borrower may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable Classes be tendered and (y) no Class of Extended Term Loans shall be in an amount of less than $10,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments, the consent of the L/C Issuer and the Swing Line Lender (which consent shall not be unreasonably withheld or delayed); provided, that, any Lender that elects not to agree to such Extension (such Lender being, a “Non-Extending Lender”) may be replaced by the Borrower pursuant to Section 3.06. All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Classes in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.15. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.

Section 2.16 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) The Commitment Fee shall cease to accrue on any of the Revolving Credit Commitments of such Defaulting Lender pursuant to Section 2.09(a);

(b) the Commitment, Outstanding Amount of Term Loans and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or the Required Revolving Credit Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided, that, (x) any waiver, amendment or modification of the type described in clause (a), (b) or (c) of the first proviso in Section 10.01 that would apply to the Revolving Credit Commitments or Obligations owing to such Defaulting Lender or (y) any waiver, amendment or modification (other than as described in the forgoing clause (x) requiring the consent of all Lenders or each affected Lender) which affects such Defaulting Lender disproportionally when compared to other affected Lenders, in each case, shall require the consent of such Defaulting Lender with respect to the effectiveness of such waiver, amendment or modification with respect to the Revolving Credit Commitments or Obligations owing to such Defaulting Lender;

(c) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if such payment is a payment of the principal amount of any Loans, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this clause (c).

(d) if any Swing Line Obligations or L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swing Line Obligations or L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentage but only to the extent that such non-Defaulting Lenders’ Revolving Credit Exposures does not exceed its Revolving Credit Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three (3) Business Days following notice by the Administrative Agent, first, prepay such Swing Line Obligations and, second, Cash Collateralize for the benefit of the L/C Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(f) for so long as such L/C Obligations are outstanding;

(iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, no Borrower shall be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(h) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are Cash Collateralized;

(iv) if the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.09(a) and 2.03(h) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentage; and

(v) if all or any portion of such Defaulting Lender’s L/C Obligations is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.03(h) with respect to such Defaulting Lender’s L/C Obligations shall be payable to the L/C Issuer until and to the extent that such L/C Obligations are reallocated and/or Cash Collateralized; and

(e) so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it has received assurances satisfactory to it that non-Defaulting Lenders will cover the related exposure and/or cash collateral will be provided by the Borrower in accordance with Section 2.16(d), and participating interests in any newly made Swing Line Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(d)(i) (and such Defaulting Lender shall not participate therein).

In the event that the Administrative Agent, the Borrower, the Swing Line Lender and the L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Obligations and the L/C Obligations of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders (other than Swing Line Lenders) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Applicable Percentage; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties and subject to Section 10.24, no change hereunder from Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.17 Permitted Debt Exchanges.

(a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) with outstanding Term Loans of a particular Class, the Borrower may from time to time consummate one or more exchanges of such Term Loans for Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) (such Indebtedness, “Permitted Debt Exchange Notes” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied:

(i) each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) of each applicable Class based on their respective aggregate principal amounts of outstanding Term Loans under each such Class;

(ii) the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Notes shall not exceed the aggregate principal amount (calculated on the face amount thereof) of Term Loans so refinanced, except to the extent a different incurrence basket pursuant Section 7.03 is utilized and with respect to an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Permitted Debt Exchange;

(iii) the stated final maturity of such Permitted Debt Exchange Notes is not earlier than the latest Maturity Date for the Class or Classes of Term Loans being exchanged, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such latest maturity date (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Permitted Debt Exchange Notes upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof);

(iv) such Permitted Debt Exchange Notes are not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the latest Maturity Date for the Class or Classes of Term Loans being exchanged, provided, that, notwithstanding the foregoing, scheduled amortization payments (however denominated, including scheduled offers to repurchase) of such Permitted Debt Exchange Notes shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of the Class or Classes of Term Loans being exchanged;

(v) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is or substantially concurrently becomes a Loan Party;

(vi) if such Permitted Debt Exchange Notes are secured, such Permitted Debt Exchange Notes are secured on a pari passu basis or junior priority basis to the Obligations and (A) such Permitted Debt Exchange Notes are not secured by any assets not securing the Obligations unless such assets substantially concurrently secure the Obligations and (B) the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;

(vii) the terms and conditions of such Permitted Debt Exchange Notes (excluding pricing and optional prepayment or redemption terms and except as permitted by clause (iii), above) shall either (A) not be materially more restrictive to the Borrower (as reasonably determined by the Borrower in good faith), when taken as a whole, than the terms and conditions set forth in this Agreement (it being understood that such terms or conditions may be more restrictive than the terms and conditions set forth in this Agreement if the Lenders receive the benefit of such terms or conditions through amendment or supplementation of this Agreement or to the extent such terms or conditions apply solely to periods following the Latest Maturity Date) or (B) be reasonably satisfactory to the Administrative Agent; provided, that, all Permitted Debt Exchange Notes that are secured by Liens on the Collateral ranking pari passu with the Liens securing the Obligations (other than high yield securities that are distributed through a customary Rule 144A offering to investors pursuant to an offering memorandum) shall be subject to the MFN Adjustment;

(viii) all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), and accrued and unpaid interest on such Term Loans shall be paid to the exchanging Lenders on the date of consummation of such Permitted Debt Exchange, or, if agreed to by the Borrower and the Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange);

(ix) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered;

(x) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Administrative Agent;

(xi) no Permitted Debt Exchange Notes may be subject to mandatory prepayments on a greater than pro rata basis with the Term Loans; and

(xii) any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the Borrower.

Notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans or Commitments exchanged pursuant to any Permitted Debt Exchange Offer.

(b) With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.17, such Permitted Debt Exchange Offer shall be made for not less than $10,000,000 in aggregate principal amount of Term Loans, provided, that, subject to the foregoing the Borrower may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes will be accepted for exchange. The Administrative Agent and the Lenders hereby acknowledge and agree that the provisions of Sections 2.05, 2.06 and 2.13 do not apply to the Permitted Debt Exchange and the other transactions contemplated by this Section 2.17 and hereby agree not to assert any Default or Event of Default in connection with the implementation of any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.17.

(c) In connection with each Permitted Debt Exchange, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.17; provided, that, the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made. The Borrower shall provide the final results of such Permitted Debt Exchange to the Administrative Agent no later than three (3) Business Days prior to the proposed date of effectiveness for such Permitted Debt Exchange (or such shorter period agreed to by the Administrative Agent in its sole discretion) and the Administrative Agent shall be entitled to conclusively rely on such results.

(d) The Borrower shall be responsible for compliance with, and hereby agree to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (i) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (ii) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.

Section 2.18 Loan Account. The Administrative Agent shall maintain an account on its books in the name of the Borrower (the “Loan Account”) on which the Borrower will be charged with the Term Loans made to it, all Revolving Loans made by the Administrative Agent or the Lenders to it or for its account, the Letters of Credit issued or arranged by L/C Issuer for its account, and with all of its other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and all of its other payment obligations hereunder. The Borrower hereby authorizes Administrative Agent, from time to time without prior notice to the Borrower, to charge to the Loan Account, as and when due and payable all of its payment obligations payable under any Loan Document or any agreement in respect of Cash Management Obligations or Secured Hedge Agreements. All amounts (including interest, fees, costs, expenses, or other amounts payable hereunder or under any other Loan Document or under any agreement in respect of Cash Management Obligations or Secured Hedge Agreements) charged to the Loan Account (excluding Lender Group Expenses) shall thereupon constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are Base Rate Loans (unless and until converted into SOFR Loans in accordance with the terms of this Agreement). In accordance with Section 2.12, each Loan Account will be credited with all payments received by the Administrative Agent from the Borrower or for the Borrower’s account. The Administrative Agent shall make available to the Borrower monthly statements regarding the Loan Account, including the principal amount of the Term Loan and the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between each Borrower and the Administrative Agent, L/C Issuer and the Lenders unless, within 30 days after the Administrative Agent first makes such a statement available to the Borrower, the Borrower shall deliver to the Administrative Agent written objection thereto describing the error or errors contained in such statement.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01 Taxes.

(a) Except as provided in this Section 3.01, any and all payments by the Borrower (the term Borrower under this Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor to or for the account of any Recipient under any Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Law. If any applicable withholding agent shall be required by any Laws to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to a Recipient, (i) if such Taxes are Indemnified Taxes, the sum payable by the Borrower or applicable Guarantor shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01), such Recipient receives an amount equal to the sum it would have received had no such deductions been made, (ii) such applicable withholding agent shall make such deductions or withholdings, (iii) such applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment by such applicable withholding agent (or, if receipts or evidence are not available within thirty (30) days, as soon as reasonably possible thereafter), such applicable withholding agent shall furnish to Borrower and such Recipient (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to Borrower and such Recipient (as the case may be).

(b) In addition, but without duplication of any amounts payable pursuant to Section 3.01(a) or (c), the Loan Parties agree to pay all Other Taxes or, at the option of the Administrative Agent, the Loan Parties agree to reimburse the Administrative Agent for all Other Taxes.

(c) Without duplication of any amounts payable pursuant to Section 3.01(a) or Section 3.01(b), the Loan Parties agree to indemnify each Recipient for (i) the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction in respect of amounts payable under this Section 3.01) payable by such Recipient and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Such Recipient, as the case may be, will, at the Borrower’s request, provide the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts which shall be conclusive absent manifest error. Payment under this Section 3.01(c) shall be made within ten (10) days after the date such Recipient makes a demand therefor.

(d) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes as to which indemnification have been paid to it by the Borrower or any Guarantor pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section), it shall promptly remit an amount equal to such refund as soon as practicable after it is determined that such refund pertains to Indemnified Taxes (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund, net of all reasonable out-of-pocket expenses (including any Taxes) of such Recipient, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided, that, the Borrower, upon the request of the Recipient, as the case may be, agrees to return an amount equal to such refund (plus any applicable interest, additions to tax or penalties) to such party in the event such party is required to repay such refund to the relevant taxing authority. Notwithstanding anything to the contrary in this paragraph (d), in no event will a Recipient be required to pay any amount to the Borrower pursuant to this paragraph (d) the payment of which would place such Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Person.

(e) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions), at the Borrower’s expense, to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided, that, such efforts are made on terms that, in the judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no economic, legal, regulatory or commercial disadvantage, and provided, further, that, nothing in this Section 3.01(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c).

(f) Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by applicable Law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(i), (ii) and (iii) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing:

(i) Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(ii) Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A) two (2) properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(B) two (2) properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms) in the case of a Lender claiming an exemption from withholding Tax for income that is effectively connected with a U.S. trade or business,

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) or the Code, (x) a certificate, in substantially the form of Exhibit L (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent and Borrower, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business, and (y) two (2) properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms),

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership), two (2) properly completed and duly signed copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, as applicable (or any successor forms), a United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided, that, if the Lender is a partnership and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E) to the extent it is legally entitled to do so, (in such number of copies as shall be requested by the recipient), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.01(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(f).

(g) The Administrative Agent (as well as any person receiving any payment on behalf of the Administrative Agent pursuant to Section 9.02 or Section 9.13) shall provide the Borrower,

on or before the date on which such Administrative Agent becomes an Administrative Agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower), with two (2) properly completed and duly signed copies of, (i) in the case of an Administrative Agent that is a United States person (as defined in Section 7701(a)(30) of the Code), Internal Revenue Service Form W-9 certifying that it is exempt from U.S. federal backup withholding or (ii) in the case of an Administrative Agent that is not a U.S. Person, (x) with respect to payments received for the account of a Lender, IRS Form W-8IMY evidencing the Administrative Agent’s agreement to be treated as a United States person for U.S. federal withholding tax purposes and assuming primary responsibility for U.S. federal income tax withholding and (y) with respect to payments received for the Administrative Agent’s own account, IRS Form W-8ECI. If any documentation previously delivered by the Administrative Agent expires or becomes obsolete or inaccurate in any respect, the Administrative Agent shall update such documentation or promptly notify the Borrower in writing of its legal inability to do so.

(h) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer and any Swing Line Lender and “applicable law” includes FATCA.

(i) Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.02 Inability to Determine Rates.

(a) Subject to clauses (b) through (f) of this Section 3.02, if the Administrative Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Adjusted Term SOFR Rate or the Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan denominated in any currency, or the Required Lenders (excluding for all purposes of this Section 3.02 only, the portion of the Total Outstandings and unused Commitments that are not available for Loans in such currency) determine that the Adjusted Term SOFR Rate or the Term SOFR for any Interest Period with respect to such proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits in the currency of such SOFR Loan are not being offered to banks in the applicable London or other relevant interbank market for the applicable amount and the Interest Period of such SOFR Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain SOFR Loans in such currency shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of

“Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective following consultation with the Borrower without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.02, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.02.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to a Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.02, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan.

Section 3.03 Increased Cost and Reduced Return; Capital Adequacy; Reserves on SOFR Loans.

(a) If any Lender determines that as a result of any Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing including as a result of Taxes (excluding for purposes of this Section 3.03(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes indemnifiable under Section 3.01, (ii) Excluded Taxes or (iii) reserve requirements contemplated by Section 3.03(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided, that, such Lender will only be compensated for such amounts that would have otherwise been imposed under the applicable increased cost provisions and only to the extent the applicable Lender is imposing such charges on other similarly situated borrowers under comparable syndicated credit facilities.

(b) If any Lender determines that as a result of any Change in Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Applicable Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Term SOFR funds or deposits (except any such reserve requirement reflected in the Adjusted Term SOFR Rate), additional interest on the unpaid principal amount of each SOFR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of demonstrable error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the SOFR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided, that, the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days after receipt of such notice.

(d) Subject to Section 3.05(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.03, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided, that, such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided, further, that, nothing in this Section 3.03(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.03(a), (b), (c) or (d).

Section 3.04 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any SOFR Loan on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error.

Section 3.05 Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01, Section 3.02, Section 3.03 or Section 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided, that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.03, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue SOFR Loans from one Interest Period to another, or to convert Base Rate Loans into SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.05(c) shall be applicable); provided, that, such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any SOFR Loan from one Interest Period to another, or to convert Base Rate Loans into SOFR Loans shall, to the extent denominated in Dollars, be suspended pursuant to Section 3.05(b) hereof, such Lender’s SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as SOFR Loans, to the extent denominated in Dollars, shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into SOFR Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such Lender’s SOFR Loans denominated in Dollars pursuant to this Section 3.05 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted to SOFR Loans, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective principal amount of Commitments.

Section 3.06 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.03 as a result of any condition described in such Sections and Lender has declined or is unable to designate a different lending office in accordance with Section 3.01(e) or any Lender ceases to make SOFR Loans as a result of any condition described in Section 3.02 or Section 3.03, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a Non-Consenting Lender or (iv) any Lender becomes a Non-Extending Lender, then the Borrower may, on prior written notice to the Administrative Agent and such Lender, replace, repay (on a non-pro-rata basis) and/or terminate the Commitments of such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) and clause (iv) above, all of its rights and obligations with respect to the

Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees (provided, that, neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that, (A) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender or a Non-Extending Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents).

(b) Any Lender being replaced, repaid (on a non-pro-rata basis) or whose Commitments are being terminated pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, as applicable (provided, that, the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register), and (ii) deliver Notes, if any, evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such assignment and assumption, any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 3.04 as a consequence of such assignment), and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer, or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrower or the Administrative Agent have requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders or Required Revolving Credit Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

(e) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 3.06 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

Section 3.07 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.08 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and any assignment of rights by or replacement of a Lender.

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01 Conditions to Closing Date. The obligation of each Lender to make its initial Credit Extension hereunder is subject to the satisfaction of the following conditions precedent (or waiver thereof in accordance with Section 10.01):

(a) The Administrative Agent’s receipt of the following, each of which shall be facsimiles unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (other than in respect of clause (a)(i)(v) below), each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of this Agreement and the Guaranty from each of the Loan Parties listed on the signature pages thereto;

(ii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least five (5) Business Days in advance of the Closing Date;

(iii) each Collateral Document set forth on Schedule 1.01A required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party party thereto, together with (except as provided in such Collateral Documents);

(A) certificates, if any, representing the pledged equity referred to therein, accompanied by undated stock powers, if applicable, executed in blank and (if applicable) instruments evidencing the pledged debt referred to therein endorsed in blank; and

(B) evidence that all other actions, recordings and filings that the Administrative Agent or Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent and Collateral Agent;

(iv) such certificates, copies of Organization Documents of the Loan Parties, resolutions or other action and incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(v) an opinion from Sidley Austin LLP, counsel to the Loan Parties;

(vi) [reserved];

(vii) a certificate attesting to the Solvency of the Borrower, from the chief financial officer or other officer with equivalent duties of the Borrower, in substantially the form of Exhibit M;

(viii) a Request for Credit Extension relating to the Credit Extension of the Loans to be made on the Closing Date;

(ix) that certain Letter of Direction, dated as of the Closing Date and delivered to Administrative Agent by the Borrower;

(x) certificates of insurance evidencing the Borrower and its Restricted Subsidiaries’ compliance with the requirements of Section 6.06; and

(xi) a certificate of status with respect to each Loan Party, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

(b) All fees and expenses required to be paid hereunder or pursuant to the Fee Letter, to the extent invoiced at least three (3) Business Days prior to the Closing Date shall have been paid in full in cash or will be paid on the Closing Date.

(c) The Lead Arranger shall have received the Unaudited Financial Statements.

(d) The Borrower and its Restricted Subsidiaries shall have Liquidity of at least $250,000,000.

(e) Prior to or substantially simultaneously with the Closing Date, the Indebtedness outstanding under the Existing Credit Agreement shall be paid in full.

(f) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(g) The Administrative Agent and the Lead Arranger shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Administrative Agent and the Lead Arranger that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and, to the extent required by 31 C.F.R. §1010.230, a certification of the Borrower regarding beneficial ownership which shall include, without limitation, a duly executed IRS Form W-9, or other applicable tax form.

(h) No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

For purposes of determining whether the Closing Date has occurred, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be, unless such Lender has notified the Administrative Agent of any disagreement prior to the Closing Date.

Section 4.02 Conditions to Subsequent Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension after the Closing Date (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of SOFR Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; provided, further, that, in the case of an Incremental Facility the proceeds of which will be used to finance a Limited Condition Transaction, the foregoing will be limited to the Specified Representations.

(b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom; provided, that, in the case of any Incremental Facilities, the proceeds of which will be used to finance a Limited Condition Transaction, this clause (b) shall be limited to Specified Events of Default.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the applicable conditions specified in Sections 4.02(a) and, if applicable, (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

The Borrower represents and warrants to the Agents and the Lenders on the Closing Date and on the date of each subsequent Credit Extension that:

Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each other Restricted Subsidiary (a) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in material compliance with all Laws (including the USA PATRIOT Act and anti-money laundering laws), orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i), (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation evidencing Indebtedness exceeding the Threshold Amount to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than under the Loan Documents and Liens subject to an Acceptable Intercreditor Agreement) or (iv) violate any material Law; except (in the case of clauses (b)(ii) and (b)(iv)), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) The Unaudited Financial Statements fairly present in all material respects the consolidated financial condition of the Borrower, as of the dates thereof and its results of operations for the period covered thereby, except as otherwise disclosed to the Administrative Agent prior to the Closing Date, and prepared in accordance with GAAP consistently applied throughout the periods covered thereby.

(b) Since January 31, 2022, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default or Event of Default under the Loan Documents.

Section 5.06 Litigation. Except as set forth on Schedule 5.06, as of the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Restricted Subsidiary or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07 Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good and valid title to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, Permitted Liens and any Liens and privileges arising mandatorily by Law and, in each case, except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08 Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) there are no pending or, to the knowledge of the Borrower, threatened claims, actions, suits, notices of violation, notices of potential responsibility, disputes or proceedings by or involving any Loan Party or any of their Subsidiaries alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law;

(b) (i) there is no asbestos or asbestos-containing material on any property currently owned, leased or operated by any Loan Party or any of their Subsidiaries; and (ii) there has been no Release of Hazardous Materials at, on, under or from any location in a manner which would reasonably be expected to give rise to any Environmental Liability of any Loan Party or any of their Subsidiaries;

(c) neither any Loan Party nor any of their Subsidiaries is undertaking, or has completed, either individually or together with other persons, any investigation or response action relating to any actual or threatened Release of Hazardous Materials at any location, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law;

(d) all Hazardous Materials transported by or on behalf of any Loan Party or its Subsidiaries from any property currently or, to the knowledge of the Borrower or its Subsidiaries, formerly owned, leased or operated by any Loan Party or any of their Subsidiaries for off-site disposal have been disposed of in compliance with all Environmental Laws;

(e) none of the Loan Parties nor any of their Subsidiaries has contractually or by operation of Law assumed any Environmental Liability; and

(f) the Loan Parties and each of their Subsidiaries and their respective businesses, operations and properties are and have been in compliance with all Environmental Laws.

Section 5.09 Taxes. The Borrower and each Restricted Subsidiary have timely filed all federal, provincial, territorial, state, municipal, foreign and other Tax returns and reports required to be filed, and have paid all federal, provincial, territorial, state, municipal, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and, except for failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.10 Compliance with ERISA.

(a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Pension Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and applicable foreign Laws, respectively.

(b) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.11 Subsidiaries; Equity Interests. As of the Closing Date, neither the Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests in the Subsidiaries have been validly issued, are fully paid and, in the case of Equity Interests representing corporate interests, nonassessable and, on the Closing Date, all Equity Interests owned directly or indirectly by the Borrower or any other Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents, and (ii) those Liens permitted under Sections 7.01. As of the Closing Date, Schedule 5.11 (a) sets forth the name and jurisdiction of organization or incorporation of each Subsidiary, (b) sets forth the ownership interest of the Borrower and any of their Subsidiaries in each of their respective Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

Section 5.12 Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U or Regulation X of the FRB.

(b) No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.13 Disclosure. As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent, the Lead Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto); provided, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (i) such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, (ii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and (iii) such differences may be material. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 5.14 Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Restricted Subsidiaries exclusively own, license or possess the right to use, all Intellectual Property used in or reasonably necessary for the operation of their respective businesses as currently conducted (collectively, the “IP Rights”) except for any failure to own, license, or possess that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All registered Intellectual Property and applications to register Intellectual Property owned by or exclusively licensed to any of the Loan Parties and the Subsidiaries (“Registered IP”) are subsisting (other than pending Dispositions of immaterial Intellectual Property that will lapse or go abandoned in the ordinary course of business), and to the knowledge of the Borrower, valid and enforceable (if registered) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Borrower, neither the use of the IP Rights nor the operation of the businesses of the Loan Parties and their Subsidiaries as currently conducted infringe, misappropriate or otherwise violate the rights of any Person, except to the extent such infringement, misappropriation or other violation or failure to own, license, or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation alleging any infringement, misappropriation or other violation of any Intellectual Property rights of any Persons, or challenging the ownership of or rights in the Registered IP by the Loan Parties and their Subsidiaries or the validity or enforceability of the Registered IP, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.15 Privacy and Data Security Except for any non-compliance which, either individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect, each of the Loan Parties and their Restricted Subsidiaries complies with (i) all Privacy and Information Security Requirements and (ii) its Privacy Notices. No Loan Party or its Restricted Subsidiaries, nor, to the knowledge of the Borrower, any other Person, has received any notice, allegation, complaint or other communication, and to the knowledge of the Borrower there is not any material pending investigation by any Governmental Authority or payment card association, regarding any actual or possible violation of any Privacy and Information Security Requirement by or with respect to any Loan Party or its Restricted Subsidiaries. To the knowledge of the Borrower, no Loan Party or its Restricted Subsidiaries has suffered a material security breach with respect to any of the Company Data.

Section 5.16 Solvency. On the Closing Date after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.17 Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and security interests in, the Collateral described therein and to the extent intended to be created thereby, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document or an Acceptable Intercreditor Agreement), the Liens created by such Collateral Documents will constitute so far as possible under relevant Law fully perfected Liens on (with the priority set forth in an Acceptable Intercreditor Agreement), and security interests in, all right, title and interest of the Loan Parties in such Collateral to the extent perfection can be obtained by filing financing statements or upon the taking of possession or control, in each case subject to no Liens other than Permitted Liens.

Section 5.18 Use of Proceeds. The proceeds of the Initial Term Loans, the Revolving Credit Loans and the L/C Credit Extensions shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.

Section 5.19 Sanctions Laws and Regulations and Anti-Corruption Laws.

(a) Each of the Borrower and its Subsidiaries, and to the knowledge of each Loan Party, each director, manager, officer, employee, agent and Affiliate of each such Loan Party and each of its Subsidiaries, is in compliance (i) with applicable Sanctions Laws and Regulations and (ii) in all material respects with the FCPA and any other applicable Anti-Corruption Laws. No Borrowing or direct or, to the knowledge of the Borrower, indirect use of proceeds of any Borrowing or drawing under any Letter of Credit will violate or result in the violation of any Sanctions Laws and Regulations or Anti-Corruption Laws applicable to any party hereto.

(b) None of (I) the Borrower or any other Loan Party or (II) a Restricted Subsidiary that is not a Loan Party or, to the knowledge of the Borrower, any director, manager, officer, agent, employee or Affiliate of the Borrower or any of its Restricted Subsidiaries, in each case, is (i) a Person (or owned 50% or more by one or more Persons or under Control of a Person) on the list of “Specially

Designated Nationals and Blocked Persons” or the target of restrictions or prohibitions under any Sanctions Laws and Regulations, or (ii) a Person located, organized, or resident in a country or territory that is the subject of comprehensive sanctions under Sanctions Laws and Regulations (currently, the Crimea and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, and Syria) in violation of Sanctions Laws and Regulations.

(c) No part of the proceeds of any Loan or Letter of Credit will be used for any improper payments, directly or, to the knowledge of the Borrower, indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other Anti-Corruption Law issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrower.

(d) Each of the Loan Parties and its Restricted Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to promote compliance with Sanctions Laws and Regulations and Anti-Corruption Laws.

(e) To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).

Section 5.20 Insurance. The Borrower and its Restricted Subsidiaries are in compliance, in all material respects, with the requirements set forth in Section 6.06.

ARTICLE VI

Affirmative Covenants

From and after the Closing Date and for so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than contingent indemnification obligations not yet due and payable, Secured Hedge Agreements and Cash Management Obligations), or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each of its Restricted Subsidiaries to:

Section 6.01 Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, a consolidated or combined balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated or combined statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than (x) an emphasis of matter to the extent such statement does not qualify such audit in any respect, (y) with respect to, or resulting from, the regularly scheduled maturity of any Indebtedness or (z) a potential or actual default under any financial covenants (including the Financial Covenants)) or any qualification or exception as to the scope of such audit;

(b) within forty five (45) days after the end of each fiscal quarter of the Borrower, (i) a consolidated or combined balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (A) consolidated or combined statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (B) consolidated or combined statements of cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the income statement figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes and (ii) with respect to Borrower’s core business (and, to the extent readily available, the businesses acquired by Borrower since 2019), (1) a reasonably detailed calculation of gross and net dollar retention, (2) an annual recurring revenue analysis inclusive of separation of new customer revenue, upsell revenue, churn, and contraction, (3) a reasonably detailed logo churn/calculations and (4) deferred revenue, KPI reports and SaaS metrics reports, each in a form reasonably acceptable to the Required Lenders, or to the extent previously approved by the Required Lenders, consistent with past practice; and

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a), and (b) above the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable consolidated or combined financial statements of any direct or indirect parent of the Borrower that, directly or indirectly, holds all of the Equity Interests of the Borrower, (B) the Borrower’s (or any direct or indirect parent of the Borrower, as applicable) Form 10-K or 10-Q, as applicable, filed with the SEC or (C) following an election by the Borrower pursuant to the definition of “GAAP,” the applicable financial statements determined in accordance with IFRS; provided, that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is, at the reasonable request of the Administrative Agent, accompanied by consolidating or combining information that explains in reasonable detail the differences between the information relating to such parent companies (or such parent), on the one hand, and the information relating to the Borrower and its Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion an independent registered public accounting firm of nationally recognized standing, which report and opinion, subject to the same exceptions set forth above, shall be prepared in accordance with generally accepted auditing standards.

The Borrower represents and warrants that it, its controlling Person and any Subsidiary, in each case, if any, either (i) has no registered or publicly traded securities outstanding, or (ii) files their financial statements with the SEC and/or makes their financial statements available to potential holders of its 144A securities, and, accordingly, the Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 6.01(a), (b) and (c) above (collectively, “Borrower Materials”), along with the Loan Documents, available on IntraLinks or another similar electronic system (the “Platform”) to certain of the Lenders (each, a “Public Lender”) that may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities, and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Administrative Agent shall be under no obligation to post any other material to Public Lenders unless the Borrower has expressly represented and warranted to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrower has no outstanding publicly traded securities, including 144A securities.

Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) Business Days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party or any of its Restricted Subsidiaries (other than in the ordinary course of business) that could reasonably be expected to result in a Material Adverse Effect;

(d) (i) together with the delivery of the financial statements pursuant to Sections 6.01(b) and each related Compliance Certificate pursuant to Section 6.02(a), (x) a report setting forth the information required by Sections 3.03(c) or 3.04(c)(i) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last Compliance Certificate, (y) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a prepayment under Section 2.05(b) and (z) such other information required by the Compliance Certificate and (ii) together with the delivery of the financial statements pursuant to Sections 6.01(a) and each related Compliance Certificate pursuant to Section 6.02(a), (x) a list of Subsidiaries that identifies each Subsidiary as a Material Subsidiary, Unrestricted Subsidiaries or an Immaterial Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list and (y) such other information required by the Compliance Certificate;

(e) promptly after approval by the board of directors of the Borrower (and, in any event, no later than May 31 of the applicable fiscal year), an annual budget for the relevant fiscal year in form customarily prepared by the Borrower; and

(f) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b) and (c), Section 6.02(a), or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower emails or posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; (ii) on which such documents are available on EDGAR or (iii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies (which may be electronic) of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders and the L/C Issuers the Borrower Materials by posting such Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its Affiliates or any of their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Section 6.03 Notices. Promptly after a Senior Officer obtains actual knowledge thereof, notify the Administrative Agent for prompt further distribution to each Lender:

(a) of the occurrence of any Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;

(b) of any litigation or governmental proceeding (including, without limitation, pursuant to any Environmental Laws) pending against the Borrower or any of the Restricted Subsidiaries that, if determined adversely, would reasonably be expected to result in a Material Adverse Effect; and

(c) of the occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect.

Section 6.04 Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to maintain all rights (including IP Rights), privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) (other than with respect to the Borrower) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or Section 7.05.

Section 6.05 Maintenance of Properties. Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect the Mortgaged Property and all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

Section 6.06 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Subject to the time periods provided in Section 6.13(c), each such policy of insurance (other than directors and officers policies, workers compensation policies and business interruption insurance), to the extent covering Collateral and to the extent the Collateral Agent can be granted an insurable interest therein, shall (i) in the case of each such general liability policy, name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, and (ii) in the case of each such casualty insurance policy, contain a loss payable clause or mortgage endorsement that names the Collateral Agent, on behalf of the Secured Parties as the loss payee or mortgagee thereunder. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area(and such real estate described in this proviso, a “Flood Zone Property”) following its inclusions as Collateral hereunder (a “Redesignated Property”), the Collateral Agent shall release the Mortgage on such Redesignated Property and the Borrower shall be cooperate with Collateral Agent to cause such release. As a condition precedent to any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall cause to be delivered to the Administrative Agent for any Mortgaged Property, a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination, duly executed and acknowledged by the appropriate Loan Parties.

Section 6.07 Compliance with Laws. Comply in all respects (or, solely with respect to Sanctions Laws and Regulations, in all material respects) with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including without limitation all Laws applicable and pertaining to Environmental Laws, ERISA, Sanctions Laws and Regulations, the FCPA and other applicable Anti-Corruption Laws), except (other than with respect to Sanctions Laws and Regulations) if the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.08 Privacy and Data Security. Comply in all material respects with all Privacy and Data Security Requirements.

Section 6.09 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided, further, that, when an Event of Default has occurred and is continuing, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, neither the Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.11 Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect Wholly Owned Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.13 of any existing direct or indirect Wholly Owned Subsidiary as a Restricted Subsidiary or any Excluded Subsidiary ceasing to be an Excluded Subsidiary or designation of any Subsidiary as a Guarantor pursuant to the definition of Guarantors:

(i) within sixty (60) days after such formation, acquisition, designation or occurrence or such longer period as the Administrative Agent may agree in its reasonable discretion:

(A) Cause each Restricted Subsidiary to furnish to the Administrative Agent a description of the Material Real Properties owned by such Restricted Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(B) cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Mortgages, pledges, guarantees, assignments, Security Agreement Supplements, deeds of hypothec and other security agreements and documents or joinders or supplements thereto (and, with respect to Mortgages, deliver the documents listed in paragraph (f) of the definition of Collateral and Guarantee Requirement), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (to the extent applicable, consistent with the Mortgages, Security Agreement and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement; provided, that, notwithstanding the foregoing, any such actions required under this clause (B) with respect to Material Real Property shall be subject to the time period set forth in Section 6.11(b);

(C) cause each such Restricted Subsidiary to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and (if applicable) instruments evidencing the Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent; and

(D) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the filing of financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens with the priority required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(ii) as promptly as practicable after the request therefor by the Collateral Agent and to the extent in the Borrower’s possession, deliver to the Collateral Agent with respect to each Material Real Property, any title reports, title insurance policies and surveys or environmental assessment reports; provided, that, with respect to any Foreign Subsidiary the requirements of this Section 6.11 shall be satisfied prior to it becoming a Guarantor; and

(b) after the Closing Date, promptly after the acquisition of any Material Real Property by any Loan Party, if such Material Real Property shall not already be subject to a perfected Lien (subject to Permitted Liens) under the Collateral Documents with the priority required pursuant to the Collateral and Guarantee Requirement and is required to be, the Borrower shall give notice thereof to the Administrative Agent and within ninety (90) days (with such extensions as agreed by the Administrative Agent in its reasonable discretion) of the date of such acquisition shall cause such real property to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect or record such Lien or otherwise in connection with, including, as applicable, the actions referred to in paragraph (f) of the definition of “Collateral and Guarantee Requirement” and shall, within ninety (90) days after the request therefor by the Administrative Agent or the Collateral Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion and subject to clause (a)(i)(B) of this Section 6.11) and confirmation from the Administrative Agent and the Lenders that flood due diligence and compliance as required by Section 6.06 hereto have been completed, deliver to the Administrative Agent and the Collateral Agent signed copies of opinions, addressed to the Administrative Agent, the Collateral Agent and the other Secured Parties regarding the corporate formation, existence and good standing of the applicable mortgagor, and such other matters as may be reasonably requested by the Administrative Agent or the Collateral Agent, and each such opinion shall be in form and substance reasonably acceptable to the Administrative Agent.

Administrative Agent shall not be required to accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and Administrative Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Administrative Agent.

Section 6.12 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement and Section 5.19.

Section 6.13 Further Assurances and Post-Closing Covenants.

(a) Promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) subject to the limitations set forth in the Collateral and Guarantee Requirement, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and reregister any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents; provided, however, that, notwithstanding anything to the contrary contained in this Agreement or any other Collateral Document, nothing in this Agreement or any other Collateral Document shall require the Borrower or Loan Party to make any filings or take any actions to record or to perfect the Collateral Agent’s security interest in (i) any IP Rights other than UCC filings and the filing of documents effecting the recordation of security interests in the United States Copyright Office or United States Patent and Trademark Office or (ii) any non-United States IP Rights;

(b) Deliver to the Administrative Agent counterparts of a Control Agreement with respect to each deposit account or securities account (other than any Excluded Accounts) owned by any Loan Party (x) on the Closing Date, within the applicable time period specified on Schedule 6.13 hereto and (y) thereafter, within sixty (60) days after such deposit account or securities account is opened or acquired; and

(c) Within the time periods specified on Schedule 6.13 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), complete such undertakings as are set forth on Schedule 6.13 hereto.

Section 6.14 Designation of Subsidiaries.

(a) Subject to Section 6.13(b) below, at the election of the Borrower, at any time designate any Restricted Subsidiary (other than the Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. No Subsidiary that is designated as a “restricted subsidiary” for purposes of any Indebtedness incurred pursuant to Section 7.03(r) or Section 7.03(t), any Incremental Facility or any Permitted Debt Exchange Notes may be designated as an Unrestricted Subsidiary hereunder.

(b) The Borrower may not (x) designate any Restricted Subsidiary as an Unrestricted Subsidiary, or (y) designate an Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless:

(i) after giving effect to any such designation or re-designation (including after the reclassification of debt of or Liens on assets of the applicable Subsidiary), no Event of Default shall have occurred and be continuing; and

(ii) in the case of clause (x) only, (A) the Subsidiary to be so designated does not (directly, or indirectly through its Subsidiaries) own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of the Borrower or Restricted Subsidiary (unless such Restricted Subsidiary is also designed as an Unrestricted Subsidiary) and (B) neither the Borrower nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its stated maturity upon the occurrence of a default with respect to any Indebtedness, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), (C) the revenues and total assets of each Unrestricted Subsidiary shall not be more than 5% of the consolidated revenues or consolidated total assets of the Borrower and its Restricted Subsidiaries and the revenues and total assets of all Unrestricted Subsidiaries shall not be more than 10% of the consolidated revenues or consolidated total assets of the Borrower and its Restricted Subsidiaries and (D) if such Unrestricted Subsidiary or any of its Subsidiaries owns or exclusively licenses any Material Intellectual Property.

Section 6.15 Payment of Taxes. The Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it and all lawful claims which, if unpaid, may reasonably be expected to become a lien or charge upon any properties of the Borrower or any of the Restricted Subsidiaries not otherwise permitted under this Agreement; provided, that, neither the Borrower nor any of the Restricted Subsidiaries shall be required to pay any such Tax or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or which would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.

Section 6.16 Nature of Business. The Borrower and its Restricted Subsidiaries will engage only in material lines of business substantially similar to those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary or ancillary thereto.

Section 6.17 Sanctions Laws and Regulations and Anti-Corruption Laws. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (a) comply with all applicable Sanctions

Laws and Regulations and (b) comply in all material respects with all Anti-Corruption Laws. Each of the Loan Parties and its Restricted Subsidiaries shall implement and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with Sanctions Laws and Regulations and Anti-Corruption Laws.

ARTICLE VII

Negative Covenants

From and after the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than contingent indemnification obligations not yet due and payable, Cash Management Obligations and Secured Hedge Agreements or any Letter of Credit remaining outstanding), the Borrower shall not, nor shall the Borrower permit any of its Restricted Subsidiaries to:

Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to the Loan Documents securing the Obligations (including obligations arising under Secured Hedge Agreements to the extent set forth in the definition of “Obligations”);

(b) Liens existing on the date hereof and, to the extent securing Indebtedness in excess of $1,000,000 in the aggregate, set forth on Schedule 7.01(b);

(c) Liens for taxes, assessments or governmental charges (i) which are not overdue, (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (iii) which are not material;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business (other than a Lien imposed under Section 430(k) of the Code or Section 303(k) of ERISA) (i) which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled (or, if, filed have been discharged or stayed) and no other action has been taken to enforce such Lien or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e) (i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business in connection with workers’ compensation, payroll taxes, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;

(f) Liens incurred in the ordinary course of business to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations);

(g) easements, rights-of-way, restrictions, covenants, conditions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary and any exception on the Mortgage Policies issued to the Collateral Agent in connection with the Mortgaged Property;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(f); provided, that, (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided, that, individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(j) leases, licenses, subleases or sublicenses and Liens on the property (including licenses of Intellectual Property (limited, in the case of Material Intellectual Property, to non-exclusive licenses with respect thereto and exclusive licenses which do not interfere in any material respect with the ordinary conduct of business by Borrower and its Restricted Subsidiaries) covered thereby, in each case, granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any Restricted Subsidiary, taken as a whole, or (ii) secure any Indebtedness;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(j), (n), (t) or (y) to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(e) (provided, that, solely with respect to Indebtedness required to be Subordinated Debt under Section 7.03(e), such Lien shall be subordinated to the Liens on the Collateral securing the Obligations to the same extent);

(o) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the date hereof; provided, that, (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03;

(p) any interest or title of a lessor or sublessor under leases or subleases entered into by the Borrower or any of their Restricted Subsidiaries in the ordinary course of business;

(q) Liens, if any, arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(s) Liens, if any, arising from precautionary Uniform Commercial Code financing statement filings;

(t) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(u) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(v) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(w) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (o) of this Section 7.01; provided, that, (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(x) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(y) Liens on property of a Non-Loan Party securing Indebtedness or other obligations of such Non-Loan Party;

(z) Liens solely on any cash earnest money deposits made by the Borrower or any of their Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(aa) Liens securing Indebtedness permitted pursuant to Section 7.03(t); provided, that, such Liens shall be a Lien ranking junior to the Lien securing the Obligations (but may not be secured by any assets that are not Collateral) and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement pursuant to the terms thereof;

(bb) Liens (i) on cash collateral securing Indebtedness permitted pursuant to Section 7.03(g) and (ii) securing Indebtedness permitted pursuant to Section 7.03(m), provided that Liens with respect to (i) the “Obligations” in respect of obligations under any Secured Hedge Agreement with a Hedge Bank listed under clause (ii) of the definition of “Hedge Bank” and (ii) the “Obligations” in respect of Cash Management Obligations with a Cash Management Bank listed under clause (ii) of the definition of “Cash Management Bank”, shall not exceed $5,000,000 in the aggregate at any time outstanding;

(cc) other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

(dd) Liens securing Indebtedness permitted pursuant to Section 7.03(w) and (y); provided, that, in the case of Liens securing Indebtedness permitted pursuant to Section 7.03(w), such Liens shall be a Lien on the Collateral ranking junior to the Lien securing the Obligations (but may not be secured by any assets that are not Collateral) and in the case of Liens securing Indebtedness permitted pursuant to Section 7.03(y), such Liens may be either a Lien on the Collateral that is pari passu with the Lien securing the Obligations or a Lien on the Collateral ranking junior to the Lien securing the Obligations (but may not be secured by any assets that are not Collateral) and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement pursuant to the terms thereof;

(ee) Liens securing Indebtedness permitted pursuant to Section 7.03(v); provided, that, (i) such Liens shall only secure the obligations secured on the date of the related Permitted Acquisition or other Investment and such liens shall not extend to any other property of the Borrower and its Restricted Subsidiaries and (ii) to the extent such Liens are on the Collateral, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement pursuant to the terms thereof;

(ff) [reserved];

(gg) with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Law;

(hh) Liens securing Indebtedness permitted pursuant to Section 7.03(b) not to exceed an aggregate amount equal to 105% of the face value of such Indebtedness;

(ii) Liens securing Indebtedness permitted pursuant to Section 7.03(r); provided, that, to the extent such Liens are on the Collateral, (i) such Liens must be junior to the Lien securing the Obligations and (ii) the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement pursuant to the terms thereof; and

(jj) Liens on the Equity Interests of JV Entities securing financing arrangements for the benefit of the applicable JV Entity that are not otherwise prohibited under this Agreement.

Section 7.02 Investments. Make any Investments, except:

(a) Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors, managers, partners and employees of the Borrower (or any direct or indirect parent thereof) or the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation, customary fringe benefits and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower (or any direct or indirect parent thereof or the Borrower) (provided, that, the proceeds of any such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $4,500,000;

(c) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(d) Investments (i) by any Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any Loan Party and (iii) by any Non-Loan Party in any other Non-Loan Party and (iv) by any Loan Party in any Non-Loan Party; provided, that, the aggregate amount of such Investments in Non-Loan Parties pursuant to clause (iv) (other than such Investments that are made in the ordinary course of business) shall not exceed an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, equal to (A) (1) during the fiscal year ending January 31, 2024, $10,000,000, (2) during the fiscal year ending January 31, 2025, $12,000,000, (3) during the fiscal year ending January 31, 2026, $14,000,000 and (4) thereafter, $16,000,000 plus (B) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made);

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments (other than, in each case, by reference to this Section 7.02) permitted under Section 7.01, Section 7.03, Section 7.04, Section 7.05 and Section 7.06, respectively;

(g) Investments existing on the Closing Date and any modification, replacement, renewal, reinvestment or extension of any such Investments; provided, that, the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;

(h) Investments in Swap Contracts permitted under Section 7.03(g);

(i) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(j) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be (or such assets will be contributed to) a Restricted Subsidiary of the Borrower (including as a result of a merger, amalgamation or consolidation) (each, a “Permitted Acquisition”) and together with any Investments in Restricted Subsidiaries necessary to consummate a transaction otherwise permitted by this clause (j); provided, that, (i) except in the case of a Limited Condition Transaction (in which case, compliance with this clause (i) shall be determined in accordance with Section 1.09(a)), immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to any such purchase or other acquisition, the Borrower shall be in compliance with the covenant in Section 6.16, (iii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall become Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary) shall become Guarantors, in each case in accordance with Section 6.11, (iv) Permitted Acquisitions of Persons that are not required to become Guarantors by the Collateral and Guarantee Requirement and assets that do not constitute Collateral shall not exceed an aggregate amount of the greater of (x) $10,000,000 and (y) 2.25% of LQA Recurring Revenue of the Borrower for the most recently ended Test Period calculated on a Pro Forma Basis, (v) after giving Pro Forma Effect to such Permitted Acquisition, the Borrower shall be in compliance with the applicable Financial Covenant, (vi) for any Permitted Acquisition with a cash purchase price in excess of $50,000,000, the Borrower shall have delivered to the Administrative Agent, least five (5) Business Days prior to the date of consummation of the proposed Permitted Acquisition, a quality of earnings report conducted by financial advisors retained by the Borrower, (vii) the assets being acquired or the Person whose Equity Interests are being acquired did not have negative Consolidated EBITDA of more than negative $20,000,000 during the 12 consecutive month period most recently concluded prior to the date of the proposed Permitted Acquisition, (viii) such Permitted Acquisition shall not be hostile and (ix) promptly upon consummating such proposed Permitted Acquisition (and in any event within five (5) Business Days after closing), the Borrower shall deliver to the Administrative Agent a copy of the purchase agreement related to the proposed Permitted Acquisition (and any related documents reasonably requested by the Administrative Agent) to the extent required for perfection purposes;

(k) [reserved];

(l) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n) Investments as valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding (i) the Available Amount plus (ii) without duplication of any amounts netted out pursuant to clause (vii)(A) of the definition of “Available Amount”, an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made); provided, that, at the time of such Investment, (A) no Event of Default shall have occurred and be continuing or would result therefrom and (B) if such Investment is made in reliance on the Available Amount Builder Basket, the LQA Recurring Revenue Leverage Ratio of the Borrower as of the end of the most recently ended Test Period on a Pro Forma Basis, would be no greater than 1.00:1.00;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) loans and advances to any direct or indirect parent of the Borrower in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such direct or indirect parent in accordance with Section 7.06; provided, that, any such loan or advance shall reduce the amount of such applicable Restricted Payment thereafter permitted under Section 7.06 by a corresponding amount (if such applicable provision of Section 7.06 contains a maximum amount);

(q) Investments held by a Restricted Subsidiary acquired after the Closing Date or of a corporation or company merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(r) Guarantee Obligations of the Borrower or any Restricted Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests (other than any Cure Amount or Excluded Contribution Amount);

(t) other Investments in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding $6,000,000, plus (ii) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made) plus (iii) amounts reallocated to this clause (t) from Sections 7.06(j) and 7.08(a)(iii);

(u) Investments in JV Entities and Unrestricted Subsidiaries in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding $6,000,000, plus (ii) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made);

(v) Investments as valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding the Excluded Contribution Amount; provided, that, at the time of such Investment, no Specified Event of Default shall have occurred and be continuing or would result therefrom;

(w) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower or any Restricted Subsidiary;

(x) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is re-designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided, that, such Investments were not incurred in contemplation of such re-designation; and

(y) transactions entered into in order to consummate a Permitted Tax Restructuring.

Notwithstanding anything to the contrary contained herein, in no event shall this Section 7.02 permit the Borrower or any other Loan Party to make any Investment transferring ownership title of, or exclusive rights in, any Material Intellectual Property in or to any Person other than a Loan Party or the Equity Interests of any such Person that owns any Material Intellectual Property to any other Person other than the Borrower or any other Loan Party, other than the non-exclusive licensing of such Material Intellectual Property in the ordinary course of business or the exclusive licensing of such Material Intellectual Property in the ordinary course of business to the extent such exclusive license does not interfere in any material respect with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries.

Section 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of the Borrower and any of its Subsidiaries under the Loan Documents;

(b) letters of credit and similar instruments in an aggregate face amount not to exceed an amount equal to the Letter of Credit Sublimit less the aggregate face amount of all Letters of Credit; provided that, no Indebtedness may be incurred under this clause (b) at any time during which a Revolving Credit Lender is acting as the L/C Issuer hereunder;

(c) Surviving Indebtedness that, to the extent in excess of $1,000,000 in the aggregate, is listed on Schedule 7.03(c) and (ii) any Permitted Refinancing of any of the foregoing;

(d) Guarantee Obligations of the Borrower and its Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder (except that Non-Loan Parties may not, by virtue of this Section 7.03(d), guarantee Indebtedness that such Non-Loan Parties could not otherwise incur under this Section 7.03); provided, that, if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee Obligation shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(e) Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided, that each Non-Loan Party shall agree in writing to subordinate all Indebtedness of any Loan Party owed to it pursuant to subordination terms substantially similar to those set forth in Section 3.01 of the Guaranty;

(f) (i) Attributable Indebtedness and other Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided, that, such Indebtedness is incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement), (ii) Attributable Indebtedness arising out of Permitted Sale Leasebacks in an aggregate principal amount not to exceed at any one time outstanding $4,000,000 and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); provided, that, the aggregate principal amount of Indebtedness (including without limitation Attributable Indebtedness, but excluding Attributable Indebtedness incurred pursuant to clause (ii)) under this Section 7.03(f) does not exceed the greater of (x) $8,000,000 and (y) 2.00% of LQA Recurring Revenue of the Borrower for the most recently ended Test Period calculated on a Pro Forma Basis;

(g) Indebtedness in respect of Swap Contracts (i) entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual or anticipated exposure (other than those in respect of shares of capital stock or other equity ownership interests of the Borrower or any Subsidiary), (ii) entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary and (iii) entered into to hedge commodities, currencies, general economic conditions, raw materials prices, revenue streams or business performance;

(h) [reserved];

(i) Indebtedness representing deferred compensation to employees of the Borrower (or any direct or indirect parent of the Borrower) and its Restricted Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness to current or former officers, directors, partners, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower (or any direct or indirect parent thereof) permitted by Section 7.06 in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

(k) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries, a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments; provided that (i) all such earn-outs and purchase price adjustments shall be unsecured and (ii) the aggregate amount of Indebtedness consisting of earn-outs and purchase price adjustments (other than customary working capital adjustments) under this Section 7.03(k), together with the aggregate principal amount of deferred compensation or similar arrangements permitted under Section 7.03(l) below, at any one time outstanding shall not exceed the greater of (x) $10,000,000 and (y) 1.50% of LQA Recurring Revenue of the Borrower for the most recently ended Test Period calculated on a Pro Forma Basis;

(l) Indebtedness consisting of obligations of the Borrower (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder; provided that (i) all such deferred compensation and similar arrangements shall be unsecured and (ii) the aggregate amount of Indebtedness consisting of deferred compensation or similar arrangements under this Section 7.03(l), together with the aggregate principal amount of earn-outs and purchase price adjustments (other than customary working capital adjustments) permitted under Section 7.03(k) above, at any one time outstanding shall not exceed the greater of (x) $10,000,000 and (y) 1.50% of LQA Recurring Revenue of the Borrower for the most recently ended Test Period calculated on a Pro Forma Basis;

(m) (i) Cash Management Obligations and (ii) other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case incurred in the ordinary course;

(n) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) Indebtedness supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;

(r) (i) other Indebtedness (in the form of junior secured, senior unsecured or subordinated notes or loans) of the Borrower or any Restricted Subsidiary in an amount up to the sum of (A) $6,000,000, plus (B) an unlimited amount, so long as the LQA Recurring Revenue Leverage Ratio (calculated on a Pro Forma Basis assuming that all such Indebtedness then being incurred is fully drawn but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than 1.00:1.00; provided, that, such Indebtedness pursuant to this clause (r), (1) shall not mature prior to the date that is ninety one (91) days after the Maturity Date of the Initial Term Loans or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of the Initial Term Loans plus ninety one (91) days, provided, that, the foregoing requirements of this clause (1) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (1), (2) shall not have mandatory prepayment, redemption or offer to purchase events more onerous than those applicable to the Initial Term Loans, (3) shall have other terms and conditions (excluding pricing and optional prepayment or redemption terms) either (x) are not materially more restrictive to the Borrower (as reasonably determined by the Borrower in good faith), when taken as a whole, than the terms and conditions hereof (it being understood that such terms or conditions may be more restrictive than the terms and conditions set forth in this Agreement if the Lenders receive the benefit of such terms or conditions through amendment or supplementation of this Agreement or to the extent such terms or conditions apply solely to periods following the Latest Maturity Date), or (y) are reasonably satisfactory to the Administrative Agent, (4) incurred pursuant to this Section 7.03(r) by Non-Loan Parties, together with the aggregate principal amount of Indebtedness of Non-Loan Parties outstanding under Section 7.03(s) at such time, shall not exceed an aggregate principal amount of $5,000,000 at any one time outstanding and (5) that is subordinated in right of payment to the Obligations shall be subject to an Acceptable Intercreditor Agreement, and (ii) any Permitted Refinancing of Indebtedness incurred under, and subject to the limitations set forth in the foregoing clauses (1) through (5) of the proviso to the foregoing clause (r)(i));

(s) Indebtedness incurred by a Non-Loan Party, and guarantees thereof by Non-Loan Party, in an aggregate principal amount, together with the aggregate principal amount of Indebtedness of Non-Loan Parties outstanding under Section 7.03(r) at such time, not to exceed $5,000,000 at any one time outstanding;

(t) (i) Indebtedness in the form of junior secured, senior unsecured or subordinated notes or loans incurred by the Borrower to the extent that the Borrower shall have been permitted to incur such Indebtedness pursuant to, and such Indebtedness shall be deemed to be incurred in reliance on, Section 2.14; provided, that, (A) upon the effectiveness of such Indebtedness, except in connection with a Limited Condition Transaction (in which case no Default or Event of Default shall have occurred which was continuing on the date the definitive documentation for such Limited Condition Transaction was signed and no Specified Default shall have occurred and is continuing or would result therefrom on the date of consummation of such Limited Condition Transaction), no Default or Event of Default has occurred and is continuing or shall result therefrom, (B) such Indebtedness shall not mature earlier than the Maturity Date applicable to the Term Loans, provided, that, the foregoing requirements of this clause (B) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (B), (C) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of the Term Loans, provided, that, the foregoing requirements of this clause (C) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (C), (D) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Guarantor which shall have previously or substantially concurrently guaranteed the Obligations, (E) any Indebtedness incurred pursuant to this Section 7.03(t), to the extent secured, shall be secured only by assets constituting Collateral on a junior lien basis to the Collateral securing the Facilities, (F) such Indebtedness shall not participate in mandatory prepayments on a greater than pro rata basis with the Term Loans , (G) the other terms and conditions of such Indebtedness (excluding pricing, optional prepayment or redemption terms) either (x) are not materially more restrictive to the Borrower (as reasonably determined by the Borrower in good faith), when taken as a whole, than the terms and conditions applicable to the Initial Term Loans (in each case, unless the Lenders with respect to the Initial Term Loan receive the benefit of such more restrictive terms or conditions through their addition to this Agreement or to the extent that they apply solely to periods following the Latest Maturity Date) or (y) are reasonably satisfactory to the Administrative Agent and (H) any Indebtedness incurred pursuant to this Section 7.03(t) that is subordinated in right of payment to the Obligations shall be subject to an Acceptable Intercreditor Agreement (such Indebtedness incurred pursuant to this clause (t) being referred to as “Incremental Equivalent Debt”) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (t)(i) so long as such Permitted Refinancing satisfies the foregoing clauses (t)(i)(A) through (H);

(u) additional Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

(v) Indebtedness assumed in connection with a Permitted Acquisition or other Investment not prohibited hereunder and not created in contemplation thereof, so long as either (A) such Indebtedness would have been permitted to have been incurred under Section 7.03(r) or (B) the aggregate principal amount of such Indebtedness does not exceed $5,000,000 at any time outstanding;

(w) (i) Indebtedness (in the form of junior secured, senior unsecured or subordinated notes or loans) incurred by the Borrower or any of its Restricted Subsidiaries to the extent that 100% of the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied solely to the prepayment of Term Loans in accordance with Section 2.05(b)(iii); provided, that, (A) other than with respect to any customary bridge facilities so long as the long-term debt into which any such customary bridge facility is to be converted satisfies such limitations, such Indebtedness shall not mature earlier than the Maturity Date with respect to the relevant Term Loans being refinanced, (B) as of the date of the incurrence of such Indebtedness, other than with respect to any customary bridge facilities so long as the long-term debt into which any such customary bridge facility is to be converted satisfies such limitations, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of then-remaining Term Loans being refinanced, (C) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Guarantor which shall have previously or substantially concurrently guaranteed the Obligations, (D) the terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the maturity date of the Term Loans being refinanced) reflect market terms and conditions on the date of incurrence or issuance of such Indebtedness, as reasonably determined by the Borrower in good faith, (E) such Indebtedness shall not participate in mandatory prepayments on a greater than pro rata basis with the Term Loans, and (F) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, including reasonably detailed calculations demonstrating compliance with clauses (A), (B), (C), (D) and (E) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (w)(i) so long as such Permitted Refinancing satisfies the foregoing clauses (w)(i)(A) through (F);

(x) [reserved];

(y) Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.17 and any Permitted Refinancing thereof so long as such Permitted Refinancing satisfies the requirements of Sections 2.17(a)(i) through (xii);

(z) [reserved]; and

(aa) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (z) above.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

Section 7.04 Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Delaware LLC Division), except that:

(a) any Restricted Subsidiary may merge or amalgamate with (i) the Borrower (provided, that, the resulting entity shall succeed as a matter of law to all of the Obligations of the Borrower), or (ii) any one or more other Restricted Subsidiaries (provided, that, when any Restricted Subsidiary that is a Loan Party is merging or amalgamating with another Restricted Subsidiary, a Loan Party shall be a continuing or surviving Person, as applicable, or the resulting entity shall succeed as a matter of law to all of the Obligations of such Loan Party) and (iii) in order to consummate a Permitted Tax Restructuring;

(b) (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party, (ii) (A) any Restricted Subsidiary may liquidate, dissolve or wind up, or (B) any Restricted Subsidiary may change its legal form, in each case, if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders and (iii) the Borrower may change its legal form if it determines in good faith that such action is in the best interests of the Borrower and its Subsidiaries, and the Administrative Agent reasonably determines it is not disadvantageous to the Lenders;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided, that, if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Loan Party in accordance with Section 7.02 and Section 7.03, respectively;

(d) so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may merge or amalgamate with any other Person (1) in a transaction in which the Borrower is the continuing or surviving entity of such transaction or (2) in a transaction in which such other Person is the surviving or continuing entity of such transaction (such person, the “Successor Borrower”); provided, that, in the case of this clause (2), (i) such Successor Borrower is organized under the laws of the United States; (ii) such Successor Borrower shall assume the Obligations of the Borrower under the Loan Documents; (iii) each Guarantor shall have confirmed that its Guaranty shall apply to the Successor Borrower’s obligations under the Loan Documents; (iv) each Guarantor shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under the Loan Documents; (v) if requested by the Administrative Agent, each mortgagor of a Mortgaged Property shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under the Loan Documents; (vi) the Borrower shall have delivered information reasonably requested in writing by the Administrative Agent (or any Lender through the Administrative Agent) reasonably required by regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act of the type delivered on the Closing Date pursuant to Section 4.01(g) and (vii) the Borrower shall have delivered of an officer’s certificate certifying the compliance with the foregoing;

(e) so long as no Default has occurred and is continuing or would result therefrom, any Restricted Subsidiary may merge or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided, that, the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11;

(f) [reserved]; and

(g) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, a merger, amalgamation, dissolution, winding up, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected.

Notwithstanding anything to the contrary contained herein, in no event shall this Section 7.04 permit the Borrower or any other Loan Party to Dispose of or make any Investment transferring ownership of, or exclusive rights in, any Material Intellectual Property in or to any Person other than a Loan Party or the Equity Interests of any such Person that owns any Material Intellectual Property to any other Person other than the Borrower or any other Loan Party, other than the non-exclusive licensing of such Material Intellectual Property in the ordinary course of business or the exclusive licensing of such Material Intellectual Property in the ordinary course of business to the extent such exclusive license does not interfere in any material respect with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries.

Section 7.05 Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries;

(b) Dispositions of inventory and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned in the ordinary course of business);

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) Dispositions of property to the Borrower or a Restricted Subsidiary; provided, that, if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party, (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02, (iii) such Disposition shall consist of the transfer of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary or (iv) such Disposition shall consist of the transfer of economic rights with respect to Intellectual Property which does not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(e) Dispositions permitted by Section 7.02, Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;

(f) Dispositions in the ordinary course of business of Cash Equivalents;

(g) leases, subleases, licenses or sublicenses (including licenses of Intellectual Property (limited, in the case of Material Intellectual Property, to non-exclusive licenses with respect thereto and exclusive licenses which do not interfere in any material respect with the ordinary conduct of business by Borrower and its Restricted Subsidiaries)), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(h) transfers of property subject to Casualty Events;

(i) Dispositions of Investments in JV Entities or non-Wholly Owned Restricted Subsidiaries; provided, that, no Dispositions may be made pursuant to this Section 7.05(i) to the extent such JV Entity or non-Wholly Owned Restricted Subsidiary was, prior to a previous Disposition of Equity Interests in such JV Entity or non-Wholly Owned Restricted Subsidiary made pursuant to another provision of this Section 7.05, a Wholly Owned Restricted Subsidiary, and such Dispositions pursuant to such other provision of this Section 7.05 and this Section 7.05(i) were part of a single Disposition or series of related Disposition, other than to the extent required by, or made pursuant to, customary buy/sell arrangements between the parties to such JV Entity or shareholders of such non-Wholly Owned Restricted Subsidiary set forth in the shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to such JV Entity or non-Wholly Owned Restricted Subsidiary.

(j) Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof or pursuant to factoring arrangements, in each case to the extent not constituting a receivables financing;

(k) the unwinding of any Swap Contract pursuant to its terms;

(l) Permitted Sale Leasebacks;

(m) so long as no Event of Default has occurred and is continuing on the date of entry into a binding agreement with respect thereto or would result therefrom, Dispositions not otherwise permitted pursuant to this Section 7.05; provided, that, (i) such Disposition shall be for fair market value as reasonably determined by the Borrower in good faith, (ii) with respect to any Disposition pursuant to this clause (m) for a purchase price in excess of $3,000,000, the Borrower or any applicable Restricted Subsidiary shall receive not less than 75.0% of such consideration in the form of cash or Cash Equivalents (provided, however, that, for the purposes of this clause (m)(ii), the following shall be deemed to be cash: (A) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Borrower or any of its Restricted Subsidiaries (other than Subordinated Debt) and the valid release of the Borrower or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by the Borrower or any of its Restricted Subsidiaries from the transferee that are converted by the Borrower or any of its Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (C) Indebtedness (other than Subordinated Debt) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition and (D) the aggregate Designated Non-Cash Consideration received by the Borrower and its Restricted Subsidiaries for all Dispositions under this clause (m) having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such Designated Non-Cash Consideration is received) not to exceed $3,000,000 at any time outstanding (net of any Designated Non-Cash Consideration converted into cash and Cash Equivalents received in respect of any such Designated Non-Cash Consideration and calculated on a Pro Forma Basis)) and (iv) the Borrower or the applicable Restricted Subsidiary complies with the applicable provisions of Section 2.05;

(n) the Borrower and its Restricted Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business;

(o) Dispositions of non-core or obsolete assets acquired in connection with Permitted Acquisitions occurring after the Closing Date;

(p) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value of usefulness to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the Borrower;

(q) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(r) Dispositions consummated in connection with a Permitted Tax Restructuring; and

(s) Dispositions not otherwise permitted pursuant to this Section 7.05 in an aggregate not to exceed $10,000,000.

To the extent any Collateral is disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrower or a Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.

Notwithstanding anything to the contrary contained herein, in no event shall this Section 7.05 permit the Borrower or any other Loan Party to Dispose of any Material Intellectual Property to any Person other than a Loan Party or the Equity Interests of any such Person that owns any Material Intellectual Property to any other Person other than the Borrower or any other Loan Party, other than the non-exclusive licensing of such Material Intellectual Property in the ordinary course of business or the exclusive licensing of such Material Intellectual Property in the ordinary course of business to the extent such exclusive license does not interfere in any material respect with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries.

Section 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) (i) the Borrower may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Equity Interests for another class of its (or such parent’s) Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided, that, any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) the Borrower may declare and make dividend payments or other distributions payable solely in Qualified Equity Interests (to the extent not utilized in connection with any other transactions permitted pursuant to Section 7.02, Section 7.03, Section 7.06 or Section 7.08 (or to build the Available Amount or Excluded Contribution Amount));

(c) [reserved];

(d) to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, Section 7.04 or Section 7.07;

(e) repurchases of Equity Interests in the ordinary course of business in the Borrower (or any direct or indirect parent thereof) or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or deemed to occur upon the issuance of such Equity Interests in connection with withholding obligations with respect thereto;

(f) the Borrower or any Restricted Subsidiary may, in good faith, pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of it or any direct or indirect parent thereof held by any future, present or former employee, director, manager, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower (or any direct or indirect parent of the Borrower) or any of its Subsidiaries pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of the Borrower (or any direct or indirect parent thereof) or any Subsidiary; provided, that, such payments do not to exceed, in the aggregate in any calendar year, $5,000,000; provided, that, 100% of any unused portion of the preceding basket for any calendar year may be carried forward to the immediately succeeding calendar year; provided, further, that cancellation of Indebtedness owing to the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries from members of management of the Borrower, any of the Borrower’s direct or indirect parent companies or any of the Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(g) the Borrower and its Restricted Subsidiaries may make Restricted Payments to any direct or indirect parent of an Equity Interest in the Borrower:

(i) the proceeds of which will be used to make Permitted Tax Distributions;

(ii) the proceeds of which shall be used to pay such equity holder’s operating costs and expenses incurred in the ordinary course of business, other overhead costs and expenses and fees (including (v) administrative, legal, accounting and similar expenses provided by third parties, (w) trustee, directors, managers and general partner fees, (x) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claim, litigation or proceeding, (y) fees and expenses (including any underwriters discounts and commissions) related to any investment or acquisition transaction (whether or not successful) and (z) payments in respect of indebtedness and equity securities of any direct or indirect holder of Equity Interests in the Borrower to the extent the proceeds are used or will be used to pay expenses or other obligations described in this Section 7.06(g)), in each case, which are reasonable and customary, incurred in the ordinary course of business and attributable to the ownership or operations of the Borrower and its Subsidiaries (including any reasonable and customary indemnification claims made by directors, managers or officers of any direct or indirect parent of the Borrower attributable to the direct or indirect ownership or operations of the Borrower and its Subsidiaries);

(iii) the proceeds of which shall be used to pay franchise and excise taxes, and other fees and expenses, required to maintain its (or any of its direct or indirect parents’) corporate or organizational existence;

(iv) to finance any Investment permitted to be made pursuant to Section 7.02; provided, that, (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) the Borrower or such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be held by or contributed to the Borrower or a Restricted Subsidiary or (2) the merger or amalgamation (to the extent permitted in Section 7.04) of the Person formed or acquired into it or a Restricted Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11;

(v) the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement or related to a Qualifying IPO; and

(vi) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company or partner of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(h) the Borrower or any Restricted Subsidiary may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (it being understood that a distribution pursuant to this Section 7.06(h) shall be deemed to have utilized capacity under such other provision of this Agreement);

(i) the Borrower or any Restricted Subsidiary may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(j) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Restricted Subsidiary may make additional Restricted Payments in an amount not to exceed $5,000,000 minus amounts reallocated from this clause (j) to Sections 7.02(t) and 7.08(a)(iii);

(k) the Borrower or any Restricted Subsidiary may make additional Restricted Payments in an amount not to exceed the Available Amount; provided, that, at the time of any such Restricted Payment (A) no Event of Default shall have occurred and be continuing or would result therefrom and (B) if such Restricted Payment is made in reliance on the Available Amount Builder Basket, the LQA Recurring Revenue Leverage Ratio of the Borrower as of the end of the most recently ended Test Period on a Pro Forma Basis, would be no greater than 0.75:1.00;

(I) after a Qualifying IPO, (i) any Restricted Payment by the Borrower or any other direct or indirect parent of the Borrower the proceeds of which will be used to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary, including Public Company Costs and (ii) so long as no Default or Event of Default has occurred and is continuing, Restricted Payments not to exceed up to 6.00% per annum of the Net Cash Proceeds received by (or contributed to) the Borrower and its Restricted Subsidiaries from such Qualifying IPO and (II) Restricted Payments to redeem the Specified Stock solely with the Net Cash Proceeds received by (or contributed to) the Borrower and its Restricted Subsidiaries from a Qualifying IPO or other issuance of Equity Interests by the Borrower (or any of its direct or indirect parents); provided, that, at the time of any such Restricted Payment the LQA Recurring Revenue Leverage Ratio of the Borrower as of the end of the most recently ended Test Period on a Pro Forma Basis, would be no greater than 1.00:1.00;

(m) the Borrower or any Restricted Subsidiary may make additional Restricted Payments in an amount not to exceed the Excluded Contribution Amount; provided, that, at the time of any such Restricted Payment, no Specified Event of Default shall have occurred and be continuing or would result therefrom;

(n) [reserved]; and

(o) the Borrower or any Restricted Subsidiary may pay any dividend or distribution on any Disqualified Equity Interests incurred in accordance with Section 7.03.

Notwithstanding the foregoing, in no event shall this Section 7.06 permit the Borrower or any other Loan Party to make a Restricted Payment of any Material Intellectual Property or the Equity Interests of any Person that holds legal title of any Material Intellectual Property to any other Person other than the Borrower or any Subsidiary Guarantor, other than, to the extent constituting Restricted Payments, the non-exclusive licensing of such Material Intellectual Property in the ordinary course of business or the exclusive licensing of such Material Intellectual Property in the ordinary course of business to the extent such exclusive license does not interfere in any material respect with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries.

Section 7.07 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower with a fair market value in excess of $3,000,000, whether or not in the ordinary course of business, other than:

(a) transactions between or among the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary (in each case, other than Investments made by a Loan Party, on the one hand, to a Non-Loan Party, on the other hand) as a result of such transaction to the extent such transactions are not otherwise prohibited under this Agreement;

(b) transactions on terms not less favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) the Transactions and the payment of fees and expenses related to the Transactions;

(d) the issuance of Equity Interests to any officer, director, manager, employee or consultant of the Borrower or any of its Subsidiaries or any direct or indirect parent of the Borrower;

(e) [reserved];

(f) equity issuances, repurchases, redemptions, retirements or other acquisitions or retirements of Equity Interests by the Borrower or any Restricted Subsidiary permitted under Section 7.06;

(g) loans and other transactions by and among the Borrower and/or one or more Subsidiaries to the extent permitted under this Article VII;

(h) employment, incentive and severance arrangements between each the Borrower or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to incentive and employee benefit plans and arrangements;

(i) [reserved];

(j) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Borrower and its Restricted Subsidiaries or any direct or indirect parent of the Borrower in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(k) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.07 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(l) dividends and other distributions permitted under Section 7.06;

(m) [reserved];

(n) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the re-designation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided, that, such transactions were not entered into in contemplation of such re-designation; and

(o) transactions in connection with Permitted Tax Restructurings.

Section 7.08 Prepayments, Etc., of Indebtedness.

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Specified Indebtedness (it being understood that payments of regularly scheduled interest, AHYDO payments and mandatory prepayments under any such Specified Debt Documents shall not be prohibited by this clause), except for (i) the refinancing thereof with the Net Cash Proceeds of any such Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), (ii) the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of the Borrower or any of their direct or indirect parents, (iii) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount not to exceed $5,000,000 minus amounts reallocated from this clause (iii) to Section 7.06(j) and Section 7.02(t); provided, that, at the time of any such prepayment, redemption, purchase, defeasance and other payment no Event of Default shall have occurred and be continuing or would result therefrom and (iv) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount not to exceed (A) the Available Amount; provided, that, at the time of any such prepayment, redemption, purchase, defeasance and other payment (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) if any such payment is made in reliance on the Available Amount Builder Basket, the LQA Recurring Revenue Leverage Ratio of the Borrower as of the end of the most recently ended Test Period on a Pro Forma Basis, would be no greater than 0.75:1.00, plus (B) the Excluded Contribution Amount (provided, that, at the time of any such prepayment, redemption, purchase, defeasance and other payment, no Specified Event of Default shall have occurred and be continuing or would result therefrom).

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Specified Debt Documents without the consent of the Required Lenders (not to be unreasonably withheld or delayed).

Section 7.09 [Reserved].

Section 7.10 Subsidiary Distributions. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests; provided, that, the foregoing shall not apply to:

(a) restrictions and conditions imposed by (A) law or (B) any Loan Document;

(b) restrictions and conditions existing on the Closing Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c) customary restrictions and conditions arising in connection with any Disposition permitted by Section 7.05;

(d) customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(f) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition), provided, that, such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to each Borrower or any other Restricted Subsidiary;

(g) any restrictions or conditions in any Indebtedness permitted pursuant to Section 7.03 or by the definitions of “Refinancing Term Loans” and “Refinancing Revolving Commitments” hereof to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms at the time of issuance or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries, provided, that, any such restrictions or conditions permit compliance with the Collateral and Guarantee Requirement and Section 6.11;

(h) any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business;

(i) customary provisions in shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to any JV Entity or non-Wholly Owned Restricted Subsidiary and other similar agreements applicable to JV Entities and non-Wholly Owned Restricted Subsidiaries permitted under Section 7.02 and applicable solely to such JV Entity or non-Wholly Owned Restricted Subsidiary and the Equity Interests issued thereby;

(j) customary restrictions in leases, subleases, licenses or asset sale agreements and other similar contracts otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;

(k) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(l) customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligation; and

(m) restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type, so long as the Borrower shall have determined in good faith that such restrictions will not adversely affect in any material respect its obligation or ability to make any payments required hereunder.

Section 7.11 Financial Covenant.

(a) Minimum LQA Recurring Revenue. Permit LQA Recurring Revenue on the last day of each Test Period (it being understood and agreed that this Section 7.11(a) shall not apply until the Test Period ending April 30, 2023 (the “Start Date”)) to be less than the applicable amount set forth in the following table for the applicable Test Period set forth opposite thereto (“Recurring Revenue Financial Covenant”):

Test Period Ending	Applicable Amount
April 30, 2023	$385.0 million
July 31, 2023	$444.0 million
October 31, 2023	$460.0 million
January 31, 2024	$485.0 million
April 30, 2024	$460.0 million
July 31, 2024	$525.0 million
October 31, 2024	$555.0 million
January 31, 2025	$575.0 million
April 30, 2025	$595.0 million
July 31, 2025	$625.0 million
October 31, 2025	$655.0 million
January 31, 2026	$675.0 million
April 30, 2026	$700.0 million
July 31, 2026	$731.0 million
October 31, 2026	$750.0 million
January 31, 2027	$775.0 million
April 30, 2027	$810.0 million
July 31, 2027	$840.0 million
October 31, 2027	$875.0 million
January 31, 2028	$900.0 million

(b) Minimum Liquidity. Permit Liquidity of the Borrower and its Restricted Subsidiaries to be less than $50,000,000 at any time.

ARTICLE VIII

Events of Default and Remedies

Section 8.01 Events of Default. Any of the following events referred to in any of clauses (a) through (j) inclusive of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in (I) any of Section 6.03(a) or Section 6.04 (solely with respect to the Borrower) or Article VII; provided, that (i) a Default or Event of Default in respect of Section 7.11 shall be subject to a cure in accordance with the applicable provisions in Section 8.05 and (ii) any Event of Default arising from a failure to observe the covenant contained in Section 6.03(a) shall be deemed no longer continuing automatically upon and simultaneously with the underlying

Default ceasing to be continuing or (II) Section 6.01 or Section 6.02(a) and such failure continues for ten (10) Business Days after the earlier of (i) receipt by the Borrower of written notice thereof by the Administrative Agent or (ii) a Senior Officer of the Borrower obtaining knowledge thereof; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) receipt by the Borrower of written notice thereof by the Administrative Agent or (ii) a Senior Officer of the Borrower obtaining knowledge thereof; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made and such incorrect or misleading representation, warranty, certification or statement of fact, if capable of being cured, remains so incorrect or misleading for thirty (30) days after the earlier of (i) receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders or (ii) a Senior Officer of the Borrower obtaining knowledge thereof; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount exceeding the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than (i) with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and (ii) any event requiring prepayment pursuant to customary asset sale events, insurance and condemnation proceeds events, change of control offers events and excess cash flow and indebtedness sweeps), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided, that, this clause (e)(B) shall not apply to secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that, such failure or breach is unremedied and is not waived by the required holders of such Indebtedness; or

(f) Insolvency Proceedings, Etc. Except with respect to any dissolution or liquidation of a Restricted Subsidiary expressly permitted by Section 7.04 in connection with the consummation of a Permitted Tax Restructuring, any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, monitor, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, monitor, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) Invalidity of Collateral Documents. Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or solely as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to create a valid and perfected lien, with the priority set forth in the Collateral and Guarantee Requirement, on a material portion of the Collateral covered thereby; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document; or (j) Invalidity of Guarantees. Any Guarantee, after its execution and delivery, provided by any Guarantor that is a Material Subsidiary, or any material provision thereof, ceases to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party denies or disaffirms in writing any such Guarantor’s material obligations under its Guarantee (other than as a result of repayment in full of the Obligations and terminations of the Commitments); or

(k) Change of Control. There occurs any Change of Control; or

(l) ERISA. An ERISA Event occurs that, individually or together with other ERISA Events that have occurred, has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect.

Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, that, upon the occurrence of an Event of Default under Section 8.01(f) or (g) with respect to the Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03 Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by the Borrower, become an Immaterial Subsidiary affected by any event or circumstances referred to in any such clause.

Section 8.04 Application of Funds. If the circumstances described in Section 2.12(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent, subject to any Acceptable Intercreditor Agreement, in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting (x) unpaid principal of the Loans, (y) Unreimbursed Amounts and face amounts of the L/C Borrowings, and (z) Swap Termination Value under Secured Hedge Agreements and Cash Management Obligations (other than (i) the “Obligations” in respect of obligations under any Secured Hedge Agreement with a Hedge Bank listed under clause (ii) of the definition of “Hedge Bank” and (ii) the “Obligations” in respect of Cash Management Obligations with a Cash Management Bank listed under clause (ii) of the definition of “Cash Management Bank”); provided that the amounts distributed pursuant to this clause (z) shall not exceed $10,000,000 in the aggregate, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date;

Seventh; the balance, if any, after all of the Obligations have been paid in full, to (i) the “Obligations” in respect of obligations under any Secured Hedge Agreement with a Hedge Bank listed under clause (ii) of the definition of “Hedge Bank” and (ii) the “Obligations” in respect of Cash Management Obligations with a Cash Management Bank listed under clause (ii) of the definition of “Cash Management Bank”; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

Section 8.05 Cure Right.

(a) Notwithstanding anything to the contrary contained in Section 8.01(b), in the event that the Borrower fails to comply with the requirement of the Recurring Revenue Financial Covenant set forth in Section 7.11(a) as of the last day of the Test Period, any of the Permitted Holders or any other investor shall have the right, during the period beginning on the date on which the financial statements are required to be delivered pursuant to Section 6.01 with respect to the fiscal quarter in which the breach of such Recurring Revenue Financial Covenant occurs (a “Specified Fiscal Quarter”), until the expiration of the fifteenth (15th) Business Day following such due date for such financial statements (the “Cure Period”) after the date on which financial statements with respect to the Specified Fiscal Quarter are required to be delivered pursuant to Section 6.01, to make a direct or indirect equity investment in the Borrower in cash in the form of common Equity Interests (or other Qualified Equity Interests reasonably acceptable to the Administrative Agent) (the “Cure Right”), and upon the receipt by the Borrower of net cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Recurring Revenue Financial Covenant shall be recalculated, giving effect to a pro forma increase to LQA Recurring Revenue for the Specified Fiscal Quarter in an amount equal to such Cure Amount; provided, that, such pro forma adjustment to LQA Recurring Revenue shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Recurring Revenue Financial Covenant with respect to such Specified Fiscal Quarter and not for any other purpose under any Loan Document (including for purposes of determining any baskets or other ratios or calculations, pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII).

(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the Recurring Revenue Financial Covenant during such Test Period (including for purposes of Section 4.02), the Borrower shall be deemed to have satisfied the requirements of the Recurring Revenue Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.01 that had occurred shall be deemed cured and for all purposes under this Agreement and the other Loan Documents shall be treated as not having occurred; provided, that, (i) the Cure Right may be exercised on no more than five (5) occasions during the term of this Agreement, (ii) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Cure Right is exercised, (iii) with respect to any exercise of the Cure Right, the Cure Amount shall not be given effect in an amount greater than the amount required to cause the Borrower to be in compliance with the Recurring Revenue Financial Covenant (such amount, the “Necessary Cure Amount”) and (iv) the proceeds from the Cure Right may not reduce the amount of Consolidated Total Debt for purposes of calculating compliance with the Recurring Revenue Financial Covenant for the fiscal quarter with respect to such Cure Right was made.

(c) Notwithstanding anything herein to the contrary, prior to the expiration of the Cure Period (x) the Lenders shall not be permitted to exercise any rights then available as a result of an Event of Default under Section 8.01(b) on the basis of a breach of the Recurring Revenue Financial Covenant so as to enable the Borrower to consummate their Cure Rights as permitted under this Section 8.05 unless the Borrower notifies the Administrative Agent that no Cure Amount will be made with respect to the Specified Fiscal Quarter; provided that, until the Cure Right is exercised pursuant to this Section 8.05, such Event of Default shall be deemed to be continuing for purposes of testing whether the conditions to using any basket that is subject to the absence of Defaults or Events of Default are satisfied and (y) the Revolving Credit Lenders shall not be required to make any Credit Extension unless and until the Borrower has received the Cure Amount required to cause the Borrower to be in compliance with the Recurring Revenue Financial Covenant.

ARTICLE IX

Administrative Agent and Other Agents

Section 9.01 Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through Affiliates, agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 9.03 Liability of Agents. No Agent-Related Person shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby, including their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent (except for its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the validity, perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, the value or sufficiency of any Collateral or the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder or (c) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; provided, further, that, without limiting the generality of the foregoing clause (c), no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), or in the absence of its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

Section 9.04 Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent and shall not incur any liability for relying thereon. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. Subject to the other provisions of this Article IX, the Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, that, unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it in its capacity as an Agent-Related Person; provided, that, no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction; provided, that, no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the

Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided, that, such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, if any. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08 Agents in their Individual Capacities. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Wells Fargo were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.

Section 9.09 Successor Agents. The Administrative Agent may resign as the Administrative Agent and Collateral Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment of a successor agent shall require the consent of the Borrower at all times other than during the existence of an Event of Default under Section 8.01(a), (f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and Collateral Agent and the term “Administrative Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be (and the term “Collateral Agent” shall mean such successor collateral agent, as described in this Section 9.09 and/or supplemental agent, as described in Section 9.02), and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent and Collateral Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and Collateral Agent, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent and Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent and Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent and Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed). Upon the acceptance of any appointment as the Administrative Agent and Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent and Collateral Agent, and the retiring Administrative Agent and Collateral Agent shall, to the extent not previously discharged, be discharged from its duties and obligations under the Loan Documents.

Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.04(e), Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.09 and Section 10.04.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (g) of Section 10.01), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11 Collateral and Guaranty Matters. The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) Obligations in respect of any Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations and other contingent obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or back-stopped to the reasonable satisfaction of the applicable L/C Issuer), (ii) at the time the property subject to such Lien is transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than any other Loan Party, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) or (d) below or (v) if the property subject to such Lien becomes Excluded Property;

(b) the Administrative Agent is authorized to release (other than in the case of property subject to a Lien that is permitted by Section 7.01(o)) or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(i) and (o); and

(c) if any Guarantor ceases to be a Restricted Subsidiary, or becomes an Excluded Subsidiary, in each case as a result of a transaction or designation permitted hereunder (as certified in writing delivered to the Administrative Agent by a Responsible Officer of the Borrower), (x) such Subsidiary shall be automatically released from its obligations under the Guaranty and (y) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary (to the extent such Equity Interests have become Excluded Property or are being transferred to a Person that is not a Loan Party) shall be automatically released;

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11. Prior to releasing or subordinating its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11, the Administrative Agent and/or the Collateral Agent shall be entitled to receive a certificate of a Responsible Officer of the Borrower stating that such actions are permitted under this Agreement. Neither the Administrative Agent nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such certificate of a Responsible Officer of the Borrower.

The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.11 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 9.12 Other Agents; Arrangers and Managers. None of the Lenders, the Agents, the Lead Arranger or other Persons identified on the facing page or signature pages of this Agreement as a “lead arranger and bookrunner” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13 Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and Section 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 9.14 Withholding Tax. To the extent required by any applicable Law, the Administrative Agent shall deduct or withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, and shall make payable in respect thereof within ten (10) days after demand therefore including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this

Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.14. The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, (1) the term “Lender” shall, for purposes of this Section 9.14, include any L/C Issuer and any Swing Line Lender and “applicable Law” includes FATCA and (2) this Section 9.14 shall not limit or expand the obligations of the Borrower or any Guarantor under Section 3.01 or any other provision of this Agreement.

Section 9.15 Cash Management Obligations; Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guarantee or other Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or other Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or an Agent and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank.

Section 9.16 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party such Lender or L/C Issuer (any such Lender, L/C Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party such Lender or L/C Issuer, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, L/C Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary), or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, L/C Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.16(b).

(c) Each Lender, L/C Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, L/C Issuer or Secured Party from any source, against any amount due to the Administrative Agent under preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with preceding clause (a), from any Lender or L/C Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or L/C Issuer at any time, (i) such Lender or L/C Issuer shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or L/C Issuer shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning L/C Issuer shall cease to be a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning L/C Issuer, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or L/C Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or L/C Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or L/C Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, L/C Issuer or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.16(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, that the foregoing shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE X

Miscellaneous

Section 10.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party (with a copy to the Administrative Agent), as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08, fees or other amounts without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided, that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change any provision of this Section 10.01, Section 2.05(b)(v), Section 8.04 or any other provisions in this Agreement or any other Loan Document in a manner that would alter the application of payments set forth in Sections 2.05(b)(v), Section 8.04 or the pro rata sharing of payments without the written consent of each Lender directly and adversely affected thereby;

(e) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided, that, any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (e) to the extent such transaction does not result in the release of all or substantially all of the Collateral; or

(f) release all or substantially all of the value of the Guarantees in any transaction or series of related transactions, without the written consent of each Lender; provided, that, any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (f) to the extent such transaction does not result in the release of all or substantially all of the Guarantees;

(g) change the definition of “Required Lenders” or “Required Revolving Credit Lenders” without the written consent of each applicable Lender;

(h) subordinate (x) the Liens securing any of the Obligations on all or substantially all of the Collateral to the Liens securing any other Indebtedness or other obligations or (y) any Obligations in contractual right of payment to any other Indebtedness or other obligations, in each case, without the written consent of each applicable Lender; provided that any subordination expressly permitted by Section 9.11 (as in effect on the Closing Date or as otherwise amended with the consent of each Lender adversely affected thereby) shall not be restricted by subclauses (x) and (y) above;

and provided, further, that, (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, change any provision of Section 1.10 or affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) (A) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders and (B) in determining whether the requisite percentage of Lenders have consented to any amendment, modification, waiver or other action, any Defaulting Lenders shall be deemed to have voted in the same proportion as those Lenders who are not Defaulting Lenders, except with respect to (x) any amendment, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender and (y) any amendment, waiver or other action that by its terms adversely affects any Defaulting Lender in its capacity as a Lender in a manner that differs in any material respect from other affected Lenders, in which case the consent of such Defaulting Lender shall be required and (vi) solely with the consent of the Required Revolving Credit Lenders (but without the consent of the Required Lenders or any other Lender), any such agreement may waive, amend or modify any condition precedent set forth in Section 4.02 hereof as it pertains to any Revolving Credit Loan (it being understood that this clause (vi) shall not require Required Revolving Credit Lender approval in connection with any amendment, consent or waiver of a Default or Event of Default hereunder, in which case, only the approval of the Required Lenders shall be required in respect of such consent, amendment or waiver). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, and the Borrower and the Administrative Agent (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Credit Loans, the Incremental Term Loans, if any, and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and, if applicable, the Required Revolving Credit Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents. Furthermore, with the consent of the Administrative Agent at the request of the Borrower (without the need to obtain any consent of any Lender), any Loan Document may be amended to cure ambiguities, inconsistencies, omissions, mistakes or defects.

Notwithstanding anything in this Section 10.01 to the contrary, (a) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary (i) to integrate any Incremental Facilities, Refinancing Term Loans, Refinancing Revolving Commitments, Extended Term Loans or Extended Revolving Credit Commitments, (ii) to integrate or make administrative modifications with respect to borrowings and issuances of Letters of Credit, (iii) to integrate and terms or conditions from any Incremental Facility Amendment that are more restrictive than this Agreement in accordance with Section 2.14(d) and (iv) to make any amendments permitted by Section 1.03 and to give effect to any election to adopt IFRS and (b) without the consent of any Lender or L/C Issuer, the Loan Parties and the Administrative Agent or any collateral agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into (x) any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interest for benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document or (y) any Acceptable Intercreditor Agreement pursuant to the terms thereof, in each case with the holders of Indebtedness permitted by this Agreement to be secured by the Collateral. Without limitation of the foregoing, the Borrower may, without the consent of any Lenders, upon delivery to the Administrative Agent (i) increase the interest rates (including any interest rate margins or interest rate floors), fees and other amounts payable to any Class or Classes of Lenders hereunder, (ii) increase, expand and/or extend the call protection provisions and any “most favored nation” provisions benefiting any Class or Classes of Lenders hereunder (including, for the avoidance of doubt, the provisions of Sections 2.05(a)(iv) and 2.14(b)(ii) hereof) and/or (iii) with the consent of the Administrative Agent, modify any other provision hereunder or under any other Loan Document in a manner, as determined by the Administrative Agent in its sole discretion, more favorable to the then-existing Lenders or Class or Classes of Lenders, in each case in connection with the issuance or incurrence of any Incremental Facilities or other Indebtedness permitted hereunder, where the terms of any such Incremental Facilities or other Indebtedness are more favorable to the lenders thereof than the corresponding terms applicable to other Loans or Commitments then existing hereunder, and it is intended that one or more then-existing Classes of Loans or Commitments under this Agreement share in the benefit of such more favorable terms in order to comply with the provisions hereof relating to the incurrence of such Incremental Facilities or other Indebtedness; provided, that, the Administrative Agent will have at least five Business Days (or such shorter period to which the Administrative Agent may consent in its reasonable discretion) after written notice from the Borrower to provide such consent and may, in its sole discretion, provide written notice to the Lenders regarding any such proposed amendment.

Section 10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent or an L/C Issuer or the Swing Line Lender, to the address, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrower, the Administrative Agent, any L/C Issuer and any Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(b)), when delivered; provided, that, notices and other communications to the Administrative Agent, any L/C Issuer and any Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided, that, the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, Lead Arranger or any of their respective Agent-Related Persons (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that, in no event shall any Agent Party have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, any L/C Issuer and any Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, any L/C Issuer and any Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agents from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Agents and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each L/C Issuer and Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent or the L/C Issuer, as applicable, and each of the parties hereto hereby consents to such recording.

(f) Notice to other Loan Parties. The Borrower agrees that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to the Borrower in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.

(g) Communications. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication (unless otherwise approved in writing by the Administrative Agent) that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides a notice of intent to exercise a Cure Right, (iv) provides notice of any Default under this Agreement or (v) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non excluded communications, collectively, the “Specified Communications”; and all such excluded and non-excluded communications, the “Communications”), by transmitting the Specified Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Specified Communications to the Administrative Agent in the manner specified in this

Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably request. Nothing in this Section 10.02 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent or Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04 Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Lead Arranger for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Initial Term Loans and Commitments and the preparation, execution and delivery, administration, amendment, modification, waiver, notarization and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of Paul Hastings LLP (and any other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed)) and one local and foreign counsel in each relevant jurisdiction, and (b) to pay or reimburse the Administrative Agent, the Lead Arranger, the L/C Issuer and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout or restructuring in respect of the Loans, all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion or charged to the Loan Account in accordance with Section 2.19.

Section 10.05 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender, each L/C Issuer, the Lead Arranger and their respective Affiliates and their and their Affiliates’ respective partners, directors, officers, employees, counsel, agents, advisors, managers, members and other representatives (collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket fees and expenses (including reasonable Attorney Costs of one counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee)) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by the Borrower, its equity holders, its Affiliates, creditors or any other third person) that relates to the Transactions, including the financing contemplated hereby, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower, any other Loan Party or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Borrower, any other Loan Party or any of their respective Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (w) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its controlled Affiliates or controlling Persons or any of the partners, officers, directors, employees, agents, advisors or members of any of the foregoing, in each case who are involved in or aware of the Transactions (as determined by a court of competent jurisdiction in a final and non-appealable decision), (x) a material breach of the Loan Documents by such Indemnitee or one of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Borrower or any of its Affiliates (other than with respect to a claim against an Indemnitee acting in its capacity as an Agent or Lead Arranger or similar role under the Loan Documents unless such claim arose from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)) or, (z) in the case of a proceeding initiated by the Borrower or one of its Affiliates against an Indemnitee, a material breach of the obligations of such Indemnitee or any of such Indemnitee’s Affiliates or of any of its or their respective officers, directors, employees, agents, advisors or other representatives of any of the foregoing under this Agreement (as determined by a court of competent jurisdiction in a final and non-appealable decision). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not limit any Loan Party’s indemnification obligations hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, managers, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that, if the Borrower has reimbursed any Indemnitee for any legal or other expenses in connection with any Indemnified Liabilities and there is a final non-appealable judgment of a court of competent jurisdiction that the Indemnitee was not entitled to indemnification or contribution with respect to such Indemnified Liabilities pursuant to the express terms of this Section 10.05, then the Indemnitee shall promptly refund such expenses paid by the Borrower to the Indemnitee. The agreements in this

Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.

Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate (or if the Federal Funds Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation).

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except as otherwise provided herein (including without limitation as permitted under Section 7.04), neither the Borrower nor any of its Subsidiaries may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto (other than to any Disqualified Lender) shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that, (I) no consent of the Borrower shall be required for an assignment (1) of any Term Loan to any other Lender, any Affiliate of a Lender or any Approved Fund, (2) of any Revolving Loan or Revolving Commitment to any other Lender, any Affiliate of a Lender or any Approved Fund of the assigning Lender or (3) if a Specified Event of Default has occurred and is continuing, to any Assignee and (II) the Borrower shall be deemed to have consented to any such assignment of any Term Loan unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after the date the Borrower has received notice thereof;

(B) the Administrative Agent; provided, that, no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund; and

(C) in the case of any assignment of any of the Revolving Credit Facility other than to an Approved Fund of the assigning Lender, each L/C Issuer and each Swing Line Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,000,000 (in the case of the Revolving Credit Facility), $1,000,000 (in the case of a Term Loan) unless the Borrower and the Administrative Agent otherwise consent; provided, that, (1) no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;

(C) (1) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01(f) and (2) the Assignee shall have delivered to the Administrative Agent all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer”, and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(D) the Assignee shall not be a natural person, or a Disqualified Lender (and such Assignee shall be required to represent that it is not a Disqualified Lender or an Affiliate of a Disqualified Lender that would constitute a Disqualified Lender but for the fact that it is not readily identifiable as such on the basis of its name); provided, that, whether a prospective assignee is a Disqualified Lender may be communicated to a Lender upon request but the list of Disqualified Lenders shall not be posted or otherwise distributed or available to any Lender;

(E) the Assignee shall not be a Defaulting Lender;

(F) [reserved]; and

(G) the Assignee shall not be the Borrower or any of its Affiliates or a Permitted Holder.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500 (provided, that, (x) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (y) such processing and recordation fee shall not be payable in the case of assignments by any Affiliate of the Lead Arranger), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrower (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligations.

(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.04, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender (with respect to its own interests only), at any reasonable time and from time to time upon reasonable prior written notice.

(e) Any Lender may at any time, without the consent of, or notice to, the Borrower, any L/C Issuer or the Administrative Agent, sell participations to any Person (other than a natural person or, so long as whether a prospective participant is a Disqualified Lenders has been communicated to a Lender upon request, a Disqualified Lender; provided, that, the list of Disqualified Lenders shall not be posted or otherwise distributed or available to any Lender (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (d), (e) or (f) that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (through the applicable Lender), subject to the requirements and limitations of such Sections (including Section 3.01(f)) and Sections 3.05 and 3.06, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) (provided that any documentation required to be provided under Section 3.01(f) shall be provided solely to the participating Lender). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender. Any Lender that sells participations shall maintain a register on which it enters the name and the address of each Participant and the principal amounts and related interest amounts of each Participant’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent demonstrable error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding any notice to the contrary. In maintaining the Participant Register, such Lender shall be acting as the non-fiduciary agent of the Borrower solely for this purpose and undertakes no duty, responsibility or obligation to the Borrower (without limitation, in no event shall such Lender be a fiduciary of the Borrower for any purpose). No Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.03 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or except to the extent such entitlement to a greater payment results from a Change in Law after such Participant became a Participant. Each Participant agrees to be subject to the provisions of Section 3.06 as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) and each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that, (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.03 and 3.04, subject to the requirements and limitations of such Sections (including Section 3.01(e) and (f) and Sections 3.05 and 3.06), to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.03 or 3.04) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (a) (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided, that, unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise and (b) any Lender may in accordance with applicable Law assign its rights to any Person in such Person’s capacity as (I) trustee or custodian holding assets for the satisfaction of the obligations of any Initial Lender (or any affiliate of any Initial Lender) pursuant to a reinsurance arrangement or (II) as counterparty to a reinsurance arrangement with any Initial Lender (or any affiliate of any Initial Lender).

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer or any Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or as a Swing Line Lender, respectively; provided, that, on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or Swing Line Lender shall have identified, in consultation with the Borrower, a successor L/C Issuer willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or a Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided, that, no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer. If an L/C Issuer resigns as an L/C

Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(k) No Agent-Related Person shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause, no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

Section 10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ partners, directors, officers, employees, managers, administrators, limited partners, trustees, investment advisors, professionals and other experts or agents, including accountants, legal counsel, CUSIP bureau independent auditors and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority, to any pledgee referred to in Section 10.07(g); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(i), actual or potential counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (k) to the extent that such Information is received by such Lender or any of its Affiliates from a third party that is not, to such Lender’s knowledge, subject to any contractual or fiduciary confidentiality obligations owing to the Borrower or any of their Affiliates; (l) to the extent that such Information is independently developed by such Lender or any of its Affiliates, (m) to the extent consisting of customary disclosure regarding portfolio holdings in any public filing by such Lender or (n) upon the request or demand of any Governmental Authority or other regulatory authority having jurisdiction over the Agent or Lenders, as applicable, (in which case the Agent or Lenders, as applicable, agree (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to the Borrower or any of their respective Subsidiaries or their business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

Section 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent and its Affiliates, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on their own behalf and on behalf of each Loan Party and its respective Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness (in any currency) at any time owing by, such Agent and its Affiliates, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Agent and its Affiliates, such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent, such Lender, such L/C Issuer or such Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, none of each Agent and its Affiliates, each Lender and its Affiliates and each L/C Issuer and its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Agent or its Affiliates, such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is a Foreign Subsidiary or a Domestic Foreign Holding Company and that is not itself a Loan Party. Each Lender and L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided, that, the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Agent, such Lender and such L/C Issuer may have.

Section 10.10 Counterparts; Electronic Execution. This Agreement and any notices, certificates, resolutions or other documents delivered under this Agreement, may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law, (b) an original manual signature, or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement, or on any notice, certificate, resolutions or other document delivered under this Agreement. This Agreement, and any notices, certificates, resolutions or other documents delivered under this Agreement, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement, or any notices, certificates, resolutions or other documents delivered under this Agreement, by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement, or such notice, certificate, resolutions or other document. Any party delivering an executed counterpart of this Agreement , or any notice, certificate, resolutions or other document under this Agreement, by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement or such notice, certificate, resolutions or other document, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement or such notice, certificate, resolutions or other document. The foregoing shall apply to each other Loan Document, and any notice, certificate, resolutions or other document delivered hereunder or thereunder, mutatis mutandis.

Section 10.11 Integration. This Agreement, together with the other Loan Documents and the Fee Letters, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided, that, the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. The provisions of Sections 10.14 and 10.15 shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.13 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.14 GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b) EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED, THAT, IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN

RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.

Section 10.15 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

(ii) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR

PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A)—(D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER; PROVIDED, THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v) THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

(vi) THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(vii) THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE

DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

Section 10.16 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, the L/C Issuer, Swing Line Lender and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.17 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.18 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.19 Know-Your-Customer, Etc. Each Lender shall, promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

Section 10.20 USA PATRIOT Act. Each Lender hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the USA PATRIOT Act.

Section 10.21 Applicable Intercreditor Agreements. Each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder authorizes and instructs the Collateral Agent, as Collateral Agent and on behalf of such Lender or other Secured Party, to enter into one or more Applicable Intercreditor Agreements from time to time and agrees that it will be bound by and will take no actions contrary to the provisions thereof.

Section 10.22 Obligations Absolute. To the fullest extent permitted by applicable Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

Section 10.23 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arranger are arm’s-length commercial transactions between the Borrower and their respective Affiliates, on the one hand, and the Administrative Agent and the Lead Arranger, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and the Lead Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, nor the Lead Arranger or any Lender has any obligation to the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and their respective Affiliates, and neither the Administrative Agent nor the Lead Arranger has any obligation to disclose any of such interests to the Borrower or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, each Lender and the Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.24 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.25 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all or a portion of such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.26 Lender Representation.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10.27 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.26, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SERVICETITAN, INC., as the Borrower

By:	/s/ Jason Choi
Name: Jason Choi
Title: Treasurer

[Signature Page - Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Nicole Kasar
Name: Nicole Kasar
Title: Authorized Signatory

[Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Nicole Kasar
Name: Nicole Kasar
Title: Authorized Signatory

[Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an L/C Issuer

By:	/s/ Nicole Kasar
Name: Nicole Kasar
Title: Authorized Signatory

[Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and a Swing Line Lender

By:	/s/ Nicole Kasar
Name: Nicole Kasar
Title: Authorized Signatory

[Signature Page to Credit Agreement]

SILICON VALLEY BANK, as a Lender

By:	/s/ Soren Peterson
Name: Soren Peterson
Title: Director

[Signature Page to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Geoff Smith
Name: Geoff Smith
Title: Senior Vice President

[Signature Page to Credit Agreement]

Schedule 1.01A

Certain Security Interests and Guarantees

1.	Security Agreement

2.	Guaranty

3.	Patent Security Agreement dated as of the date hereof by the Loan Parties party thereto in favor of the Collateral Agent

4.	Trademark Security Agreement dated as of the date hereof by the Loan Parties party thereto in favor of the Collateral Agent

Schedule 1.01B

Unrestricted Subsidiaries

None.

Schedule 1.01C

Excluded Subsidiaries

1.	ServiceTitan Arevelk Limited Liability Company

2.	ServiceTitan Software Canada ULC

Schedule 1.01D

Subsidiary Guarantors

1.	Aspire, LLC
2.	Service Pro.Net, LLC
3.	FSH Topco, LLC
4.	FSH Midco, LLC
5.	FSH Buyer, LLC
6.	Field Service Holdings, LLC
7.	FSH Payments, LLC
8.	PCO Central, LLC
9.	PestRoutes OpCo, LLC
10.	Ignite – Schedule Engine, Inc.
11.	Schedule Engine Management, Inc.
12.	ServiceTitan International, LLC

Schedule 2.01

Commitments

Lender	Initial Term Commitment	Revolving Credit Commitment
Wells Fargo Bank, National Association	$72,000,000.00	$28,000,000.00
Silicon Valley Bank	$72,000,000.00	$28,000,000.00
KeyBank National Association	$36,000,000.00	$14,000,000.00

Total:	$180,000,000.00	$70,000,000.00

Schedule 5.06

Litigation

None.

Schedule 5.11

Subsidiaries; Equity Interests

Subsidiary	Jurisdiction of Organization	Record Owner	Percentage of Equity Interests held by Record Owner	Percentage of Equity Interests Pledged Pursuant to Collateral and Guarantee Requirement
Aspire, LLC	Delaware	ServiceTitan, Inc.	100%	100%
Service Pro.Net, LLC	Delaware	ServiceTitan, Inc.	100%	100%
ServiceTitan Arevelk Limited Liability Company	Republic of Armenia	ServiceTitan, Inc.	100%	65% voting 100% non-voting
FSH Topco, LLC	Delaware	ServiceTitan, Inc.	100%	100%
FSH Midco, LLC	Delaware	FSH Topco, LLC	100%	100%
FSH Buyer, LLC	Delaware	FSH Midco, LLC	100%	100%
Field Service Holdings, LLC	Delaware	FSH Buyer, LLC	100%	100%
FSH Payments, LLC	Delaware	Field Service Holdings, LLC	100%	100%
PCO Central, LLC	Delaware	Field Service Holdings, LLC	100%	100%
PestRoutes OpCo, LLC	Delaware	Field Service Holdings, LLC	100%	100%
Ignite – Schedule Engine, Inc.	Delaware	ServiceTitan, Inc.	100%	100%
Schedule Engine Management, Inc.	Pennsylvania	Ignite – Schedule Engine, Inc.	100%	100%

Subsidiary	Jurisdiction of Organization	Record Owner	Percentage of Equity Interests held by Record Owner	Percentage of Equity Interests Pledged Pursuant to Collateral and Guarantee Requirement
ServiceTitan International, LLC	Delaware	ServiceTitan, Inc.	100%	100%
ServiceTitan Software Canada ULC	Canada	ServiceTitan, Inc.	100%	65% voting 100% non-voting

Schedule 6.13

Post-Closing Covenants

1.

Borrower shall deliver or cause to be delivered to the Administrative Agent, within the time frame set forth on Schedule 1 to the Security Agreement (or such later date as the Administrative Agent may agree in its reasonable discretion), all duly executed and original stock certificates evidencing the Pledged Equity (as defined in the Security Agreement), together with corresponding undated stock powers or other instruments of transfer duly executed by the applicable Loan Party, as the Grantor (as defined in the Security Agreement) of such Collateral, in blank in a manner and form reasonably satisfactory to the Administrative Agent.

2.

Borrower shall deliver or cause to be delivered to the Administrative Agent, within ninety (90) days following the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), lender’s loss payable, additional insured and notice of cancellation endorsements, in form and substance reasonably satisfactory to the Administrative Agent, with respect to each property and liability insurance policy of the Loan Parties, naming the Collateral Agent as a lender’s loss payee on each such property insurance policy and as an additional insured on each such liability insurance policy, in each case as are required by Section 6.06 of this Agreement.

3.

Borrower shall deliver or cause to be delivered to the Administrative Agent, within ninety (90) days following the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), Control Agreements, in form and substance reasonably satisfactory to the Administrative Agent, for all of the Deposit Accounts and Securities Accounts of the Loan Parties (other than Excluded Accounts).

Schedule 7.01(b)

Existing Liens

1.	Liens in respect of cash collateral with respect to the letters of credit listed as item 1 on Schedule 7.03(c).

Schedule 7.03(c)

Surviving Indebtedness

1.	The following letters of credit:

Account Party	Beneficiary	Amount
ServiceTitan, Inc.	SPUS8 Glendale, LP	100,000.00
ServiceTitan, Inc.	TR Midtown Plaza LLC	275,000.00
ServiceTitan, Inc.	BCSP 800 North Brand Property LLC	1,750,000.00
ServiceTitan, Inc.	Meredith Operations Corporation	27,668.44
PestRoutes OpCo, LLC	Related to Griffin Purchase	3,000.00

Schedule 7.07

Transactions with Affiliates

None.

Schedule 10.02

Administrative Agent’s Office, Certain Addresses for Notice

If to the Administrative Agent or Collateral Agent:

Wells Fargo, National Association

1800 Century Park East, Suite 1100

Los Angeles, CA 90067

Attention: Nathan McIntosh

Email: ###

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

515 South Flower Street

Twenty-Fifth Floor

Los Angeles, CA 90071

Attention: Jennifer B. Hildebrandt

Email: ###

Telephone: ###

If to the Borrower:

ServiceTitan, Inc.

801 N. Brand Blvd,

Suite 700

Glendale, CA 91203

Attention: Olive Huang

Email: legal@servicetitan.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention: Nicholas M. Schwartz, P.C.

Email: ###

Telephone: ###

Sidley Austin LLP

2021 McKinney Avenue

Dallas, TX 75201

Attention: Kristen L. Smith

Email: ###

Telephone: ###

Administrative Agent’s Account Information:

Payee Bank: Wells Fargo Bank, N.A.

Bank Location: 420 Montgomery Street, San Francisco, CA 94104

Bank ABA #: ###

Payee Name: Wells Fargo Bank, N.A.

Payee Acct Number: ###

Reference: Service Titan, Inc.

EXHIBIT A

FORM OF

COMMITTED LOAN NOTICE

[Date]

Wells Fargo Bank, National Association

as Administrative Agent under the Credit Agreement

referred to below

1800 Century Park East, Suite 1100

Los Angeles, CA 90067

Attention: Nathan McIntosh

Email: ###

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto, and hereby gives you notice irrevocably pursuant to Section 2.02 of the Credit Agreement, that the undersigned hereby requests a [Borrowing] [conversion] [continuation] under the Credit Agreement and sets forth below the information relating to such [Borrowing] [conversion] [continuation] (the “Proposed [Borrowing] [Conversion] [Continuation]”) as required by Section 2.02(a) of the Credit Agreement:

(i) The Business Day of the Proposed [Borrowing] [Conversion] [Continuation] is ___________, 20____.

(ii) The Facility under which the Proposed [Borrowing] [Conversion] [Continuation] is requested is the __________.1

(iii) The Type of Loans comprising the Proposed [Borrowing] [Conversion] [Continuation] is [Base Rate Loans] [SOFR Loans].

(iv) The aggregate amount of the Proposed [Borrowing] [Conversion] [Continuation] is ___________2.

[(v) The location(s) and number(s) of the Borrower’s account(s) to which funds are to be disbursed is:

[1]	Insert Class of proposed Borrowing, conversion or continuation.
[2]	Must be a minimum of $1,000,000 or a whole multiple of $100,000 in excess thereof for SOFR Loans, and a minimum of $500,000 or a whole multiple of $100,000 in excess thereof for Base Rate Loans.

Bank:

ABA #:

Account #:

Account Name: ][3]

[(vi) The initial Interest Period for each SOFR Loan made as part of the Proposed Borrowing is _______ month[s].]

The undersigned hereby certifies, in [his/her] capacity as a Responsible Officer of the Borrower, that the following statements will be true on the date of the Proposed Borrowing:

(A) The representations and warranties contained in Article V of the Credit Agreement or each other Loan Document are true and correct in all material respects on and as of the date of the Proposed Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(B) No Default or Event of Default has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

Delivery of an executed counterpart of this Committed Loan Notice by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Committed Loan Notice.

[Remainder of page intentionally left blank]

[3]	To include for Borrowings after the Closing Date only.

SERVICETITAN, INC., as the Borrower

By:
Name:
Title:

EXHIBIT B

FORM OF

SWING LINE LOAN NOTICE

[Date]

[INSERT NAME OF SWING LINE LENDER],

as Swing Line Lender under the Credit Agreement

referred to below

[ADDRESS]

Attention:

Telephone:

Email:

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto, and hereby gives you notice irrevocably pursuant to Section 2.04 of the Credit Agreement, that the undersigned hereby requests a Swing Line Borrowing under the Credit Agreement and sets forth below the information relating to such Swing Line Borrowing (the “Proposed Borrowing”) as required by Section 2.04(b) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is ___________, 20____.

(ii) The aggregate amount of the Proposed Borrowing is $___________4.

[(iii) The location(s) and number(s) of the Borrower’s account(s) to which funds are to be disbursed is:

Bank:

ABA #:

Account #:

Account Name: ]

The undersigned hereby certifies, in [his/her] capacity as a Responsible Officer of the Borrower, that the following statements will be true on the date of the Proposed Borrowing:

(A) The representations and warranties contained in Article V of the Credit Agreement or each other Loan Document are true and correct in all material respects on and as of the date of the Proposed Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

[4]	Must be a minimum of $100,000 or a whole multiple of $25,000 in excess thereof.

(B) No Default or Event of Default has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

Delivery of an executed counterpart of this Swing Line Loan Notice by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Swing Line Loan Notice.

[Remainder of page intentionally left blank]

SERVICETITAN, INC., as the Borrower

By:
Name:
Title:

EXHIBIT C-1

FORM OF

TERM NOTE

$	Dated , 20

FOR VALUE RECEIVED, the undersigned, SERVICETITAN, INC., a Delaware corporation (together with its permitted successors and assigns, the “Borrower”), HEREBY PROMISES TO PAY ______________ or its registered assigns (the “Lender”) for the account of its Applicable Lending Office, in immediately available funds, the principal amount of (i) $[________], or, if less, (ii) the aggregate unpaid principal amount of the Term Loan on the dates and in the amounts specified in the Credit Agreement (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at such office and in the manner specified in the Credit Agreement. The Term Loan owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the schedule attached hereto, which is part of this promissory note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this promissory note.

This promissory note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of the Term Loan by the Lender to the Borrower in an amount not to exceed the U.S. Dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Loan being evidenced by this promissory note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The Obligations of the Borrower under this promissory note and the other Loan Documents, and the Obligations of the other Loan Parties under the Loan Documents are secured by the Collateral as provided in the Loan Documents.

The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this promissory note.

THIS PROMISSORY NOTE MAY NOT BE TRANSFERRED OR ASSIGNED BY THE LENDER TO ANY PERSON EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. The rights evidenced by this promissory note to receive principal and interest may only be transferred if the transfer is registered on a record of ownership and the transferee is identified as the owner of an interest in the obligation pursuant to SECTION 10.07 of the Credit Agreement. This promissory note may not at any time be endorsed to, or to the order of, bearer.

C-1-1

This promissory note shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE TO FOLLOW]

C-1-2

SERVICETITAN, INC., as the Borrower

By:
Name:
Title:

C-1-3

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

C-1-4

EXHIBIT C-2

FORM OF

REVOLVING CREDIT NOTE

$	Dated , 20

FOR VALUE RECEIVED, the undersigned, SERVICETITAN, INC., a Delaware corporation (together with its permitted successors and assigns, the “Borrower”), HEREBY PROMISES TO PAY ______________ or its registered assigns (the “Lender”) for the account of its Applicable Lending Office, in immediately available funds, the principal amount of (i) $[________], or, if less, (ii) the aggregate unpaid principal amount of each Revolving Credit Loan and L/C Advance owing to the Lender by the Borrower pursuant to that certain Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan and L/C Advance from the date of such Revolving Credit Loan and L/C Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at such office and in the manner specified in the Credit Agreement. Each Revolving Credit Loan and L/C Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the schedule attached hereto, which is part of this promissory note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this promissory note.

This promissory note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of each Revolving Credit Loan and L/C Advance by the Lender to the Borrower in an amount not to exceed the U.S. Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each Revolving Credit Loan and L/C Advance being evidenced by this promissory note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The Obligations of the Borrower under this promissory note and the other Loan Documents, and the Obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this promissory note.

THIS PROMISSORY NOTE MAY NOT BE TRANSFERRED OR ASSIGNED BY THE LENDER TO ANY PERSON EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. The rights evidenced by this promissory note to receive principal and interest may only be transferred if the transfer is registered on a record of ownership and the transferee is identified as the owner of an interest in the obligation pursuant to Section 10.07 of the Credit Agreement. This promissory note may not at any time be endorsed to, or to the order of, bearer.

C-2-1

This promissory note shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE TO FOLLOW]

C-2-2

SERVICETITAN, INC., as the Borrower

By:
Name:
Title:

C-2-3

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

C-2-4

EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE

[____], 20[__]

Financial Statement Date:

Wells Fargo Bank, National Association,

as Administrative Agent under the Credit Agreement

referred to below

1800 Century Park East, Suite 1100

Los Angeles, CA 90067

Attention: Nathan McIntosh

Email: ###

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto. In addition, “Computation Period” shall mean the most recently ended Test Period covered by the financial statements accompanying this Compliance Certificate and the “Computation Date” shall mean the last date of the Computation Period.

Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, in [his/her] capacity as a Responsible Officer of the Borrower certifies, as of the date hereof, as follows:

[Use following paragraph 1 for fiscal year-end financial statements]

1. [(a) Attached hereto as Schedule I-A is the consolidated or combined balance sheet of the Borrower and its Subsidiaries as at the fiscal year ended on the Computation Date, and the related consolidated or combined statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP5, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion has been prepared in accordance with generally accepted auditing standards and is not subject to any “going concern” or like qualification or exception (other than (x) an emphasis of matter to the extent such statement does not qualify such audit in any respect, (y) with respect to, or resulting from, the regularly scheduled maturity of any Indebtedness or (z) a potential or actual default under any financial covenants (including the Financial Covenants)) or any qualification or exception as to the scope of such audit.]

[5]

The applicable financial statements may be determined in accordance with IFRS in the event that the Borrower makes such an election (pursuant to the definition of “GAAP”), taking into account the requirements of Section 1.03(d) of the Credit Agreement regarding Accounting Changes.

(b) [Attached hereto as Schedule I-B is an annual budget for the fiscal year beginning [_____________].]]

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. [Attached hereto as Schedule I is the consolidated or combined balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal quarter ended on the Computation Date, and the related (i) consolidated or combined statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended, (ii) consolidated or combined statements of cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the income statement figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and each of which fairly present in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes, and (iii) a customary management discussion and analysis of operating results.]

2. [Attached hereto as Schedule II are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from the consolidated financial statements referred to in paragraph l above.]6

3. [Attached hereto as Schedule III are: (i) a report setting forth the information required by Section 3.03(c) or 3.04(c)(i) of the Security Agreement or confirmation that there has been no change in such information since the Closing Date or the date of the last Compliance Certificate delivered prior hereto, (ii) certifications and descriptions of each event, condition or circumstance during the fiscal quarter ending on the Computation Date requiring a mandatory prepayment under Section 2.05(b) of the Credit Agreement and (iii) a calculation of LQA Recurring Revenue as of the last day of the Test Period ended on the Computation Date.]7

4. [Attached hereto as Schedule III is a list of Subsidiaries that identifies each Subsidiary as a Material Subsidiary, Unrestricted Subsidiary or an Immaterial Subsidiary as of the date hereof or confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list.]8

5. To my knowledge, during such Computation Period, except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, no Default or Event of Default has occurred and is continuing.

[Remainder of page intentionally left blank]

[6]	Bracketed language to be included if there are Unrestricted Subsidiaries.
[7]	To be included with quarterly financial statements.
[8]	To be included with annual financial statements.

IN WITNESS WHEREOF, the undersigned, in [his/her] capacity as a Responsible Officer of the Borrower, and not in any individual capacity, has executed this certificate for and on behalf of the Borrower and has caused this certificate to be delivered as of the date first set forth above.

SERVICETITAN, INC., as the Borrower

By:
Name:
Title:

[Schedule I]9 [Schedule I-A]10 to

Compliance Certificate

CONSOLIDATED OR COMBINED BALANCE SHEET/STATEMENTS OF INCOME/CASH FLOWS

[9]	For fiscal quarter-end compliance certificates.
[10]	For fiscal year-end compliance certificates.

[Schedule I-B to

Compliance Certificate]11

[ANNUAL BUDGET]

[11]	For fiscal year-end compliance certificates.

[Schedule II to

Compliance Certificate]12

[CONSOLIDATING FINANCIAL STATEMENTS REFLECTING THE ADJUSTMENTS

NECESSARY TO ELIMINATE THE ACCOUNTS OF UNRESTRICTED SUBSIDIARIES

(IF ANY)

PARAGRAPH 2 OF COMPLIANCE CERTIFICATE]

[12]	To be included if there are Unrestricted Subsidiaries.

[Schedule III to

Compliance Certificate]13

[REPORT REGARDING PERFECTION INFORMATION

PARAGRAPH 3(i) OF COMPLIANCE CERTIFICATE]

[13]	For fiscal year-end compliance certificates.

[Schedule III to

Compliance Certificate]14

[CERTIFICATIONS REGARDING MANDATORY PREPAYMENTS

PARAGRAPH 3(ii) OF COMPLIANCE CERTIFICATE

1. Section 2.05(b)(i): The Excess Cash Flow15 for the Test Period ended on the Computation Date was $[_________]. The ECF Percentage is [___]%.

2. [Section 2.05(b)(ii): _____________________.]16

3. [Section 2.05(b)(iii): ____________________.]17

[14]	For fiscal year-end compliance certificates.
[15]	Attach hereto in reasonable detail the calculations required to arrive at Excess Cash Flow.
[16]

If either the Borrower or any of its Restricted Subsidiaries has received any Net Cash Proceeds from any Disposition, the certificate should describe same and state the date of each receipt thereof and the amount of Net Cash Proceeds received on each such date, together with sufficient information as to mandatory repayments and/or reinvestments thereof to determine compliance with Section 2.05(b)(ii) of the Credit Agreement, together with a statement that the Borrower is in compliance with the requirements of said Section 2.05(b)(ii).

[17]

If either the Borrower or any of its Restricted Subsidiaries has received any Net Cash Proceeds from any issuance or incurrence by the Borrower or any of its Restricted Subsidiaries of Refinancing Term Loans, Indebtedness pursuant to Section 7.03(w) or Indebtedness (other than Indebtedness permitted to be incurred or issued pursuant to Section 7.03), the certificate should describe same and state the date of each receipt thereof and the amount of Net Cash Proceeds received on each such date, together with sufficient information as to mandatory repayments thereof to determine compliance with Section 2.05(b)(iii) of the Credit Agreement, together with a statement that the Borrower is in compliance with the requirements of said Section 2.05(b)(iii).

[Schedule III to

Compliance Certificate]18

[SUBSIDIARIES

PARAGRAPH 3(iii) OF COMPLIANCE CERTIFICATE

[Select one]

[What follows is a list of all Subsidiaries, including all Material Subsidiaries, Immaterial Subsidiaries, Restricted Subsidiaries and Unrestricted Subsidiaries (each as appropriately identified) of the Borrower as of the date hereof:

1.

2.]

[-or-]

[There has been no change to the list of Subsidiaries (and the appropriate designations contained therein) of the Borrower since [the Closing Date] [the date of the last such list provided pursuant to the Compliance Certificate dated _____________________].]19]

[18]	For fiscal year-end compliance certificates.
[19]	Insert the later of the two dates.

Schedule III to

Compliance Certificate

CERTIFICATIONS REGARDING LQA RECURRING REVENUE RATIO AND TOTAL

LEVERAGE RATIO

PARAGRAPH 3[(iv)]20 OF COMPLIANCE CERTIFICATE

LQA Recurring Revenue as of the last day of the Test Period ended on the Computation Date was $[_________]. The Borrower is [not] in compliance with the Financial Covenant.

[20]	For fiscal year-end compliance certificates.

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

Wells Fargo Bank, National Association,

as Administrative Agent under the Credit Agreement

referred to below

1800 Century Park East, Suite 1100

Los Angeles, CA 90067

Attention: Nathan McIntosh

Email: ###

With a copy to:

[•]

Attention: [•]

Email: [•]

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]21 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]22 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]23 hereunder are several and not joint.]24 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] in respect of the Commitments and Loans identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any

[21]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[22]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[23]	Select as appropriate.
[24]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor. The benefit of each Collateral Document shall be maintained in favor of each Assignee.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: SERVICETITAN, INC., a Delaware corporation.

4.	Administrative Agent: WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent under the Credit Agreement.

5.

Credit Agreement: Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent and each Lender from time to time party thereto.

6.	Assigned Interest:

Assignor[s][25]	Assignee[s][26]	Commitment/ Loans Assigned[27]	Aggregate Amount of Commitment/ Loans of such Class for all Lenders[28]		Amount of Commitment/ Loans of such Class Assigned		Percentage Assigned of Commitment/ Loans of such Class[29]
			$	[ ]	$	[ ]	%
			$	[ ]	$	[ ]	%
			$	[ ]	$	[ ]	%

[25]	List each Assignor, as appropriate.
[26]	List each Assignee, as appropriate.
[27]	Fill in Class of Commitment/Loans being assigned.
[28]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. “All Lenders” refers to all Lenders under the applicable Class.

[29]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders under the applicable Class.

[7.	Trade Date: __________________][30]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[30]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][31] Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Consented to:

SERVICETITAN, INC., as the Borrower

By:
Name:
Title: ][32]

[31]	Include if Administrative Agent consent required under Section 10.07(b) of the Credit Agreement.
[32]	Include if consent of the Borrower is required under Section 10.07(b) of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of its respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.07(b)(i) and (b)(ii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest and (vii) it is not a Disqualified Lender or an Affiliate of a Disqualified Lender that would constitute a Disqualified Lender ; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F

FORM OF GUARANTY

See attached.

F

Execution Version

GUARANTY

dated as of

January 23, 2023

among

SERVICETITAN, INC.,

as a Guarantor,

CERTAIN SUBSIDIARIES

IDENTIFIED HEREIN,

as Guarantors,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

Exhibits

EXHIBIT I	Form of Guaranty Supplement

GUARANTY

GUARANTY dated as of January 23, 2023, among SERVICETITAN, INC., a Delaware corporation (“Borrower”), certain Subsidiaries of the Borrower (as defined below) from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent and Collateral Agent (each as defined below).

Reference is made to that certain Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Wells Fargo, as administrative agent (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and collateral agent (in such capacity, and together with its successors and permitted assigns, the “Collateral Agent”), each Lender from time to time party thereto and each Swing Line Lender and L/C Issuer from time to time party thereto. The Lenders, Swing Line Lenders and the L/C Issuers have agreed to extend credit to the Borrower, and the Hedge Banks and the Cash Management Banks have agreed to enter into agreements in respect of Secured Hedge Agreements and Cash Management Obligations, as applicable, subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders, Swing Line Lenders and L/C Issuers to extend such credit, of the Hedge Banks to enter into Secured Hedge Agreements and of the Cash Management Banks to enter into agreements in respect of Cash Management Obligations are conditioned upon, among other things, the execution and delivery of this Agreement. Each Guarantor is an affiliate of the Borrower and will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders, Swing Line Lenders and L/C Issuers to extend such credit, the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into agreements in respect of Cash Management Obligations.

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” has the meaning assigned to such term in the preliminary statement to this Agreement.

“Agreement” means this Guaranty.

“Borrower” has the meaning assigned to such term in the preliminary statement to this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 3.01.

“Collateral Agent” has the meaning assigned to such term in the preliminary statement to this Agreement.

“Contributing Party” has the meaning assigned to such term in Section 3.01.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guarantor” means (a) the Borrower and each Restricted Subsidiary that becomes a party to this Agreement after the Closing Date and, (b) solely with respect to Obligations owing by any Restricted Subsidiaries of the Borrower in respect of Secured Hedge Agreements or Cash Management Obligations, the Borrower.

“Guaranty Supplement” means an instrument in the form of Exhibit I hereto.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Termination Date” means the date on which all Obligations have been paid in full determined in accordance with Section 1.02(e) of the Credit Agreement.

“Wells Fargo” has the meaning assigned to such term in the preliminary statement to this Agreement.

ARTICLE II

GUARANTY

SECTION 2.01. Guaranty and Keepwell.

(a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor absolutely, irrevocably and unconditionally guarantees, on a continuing basis, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, to each of the Administrative Agent and the Collateral Agent, for the ratable benefit of the Secured Parties, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives promptness, diligence, presentment to, demand of payment from and protest to the Borrower or any other Guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b) Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this

Section 2.01(b) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.01(b), or otherwise under this Agreement, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.01(b) shall remain in full force and effect until the termination of this Agreement in accordance with Section 4.13. Each Qualified ECP Guarantor intends that this Section 2.01(b) constitute, and this Section 2.01(b) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 2.02. Guaranty of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations, or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.

SECTION 2.03. No Limitations.

(a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13 and except as provided in the definition of Obligations with respect to Excluded Swap Obligations, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than a defense of the occurrence of the Termination Date) or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release, non-perfection, impairment, exchange or substitution of any security held by the Collateral Agent or any other Secured Party for the Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the occurrence of the Termination Date); (vi) any change in the time, place or manner of payment or of any other term (including increasing the amount) with respect to the Obligations; (vii) any law, regulation, decree or order of any jurisdiction or any other event affecting any term of the guaranty made hereby; (viii) any change to the corporate structure or assets of the Borrower or any other Guarantor; (ix) any failure of the Secured Parties to disclose information about the Borrower to the Guarantors; (x) any failure of any other Guarantor to sign this Guaranty; (xi) any rights to set-off or other counterclaims a Guarantor may have or (xii) any other circumstance that may constitute a defense available to a Guarantor (other than the occurrence of the Termination Date). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other Guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Guarantor of the invalidity or unenforceability of the Obligations, or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guarantor, other than the occurrence of the Termination Date.

The Collateral Agent and the other Secured Parties may in accordance with the terms of the Collateral Documents, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Guarantor or exercise any other right or remedy available to them against the Borrower or any other Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder, except to the extent the Termination Date has occurred. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor, as the case may be, or any security. To the fullest extent permitted by applicable law, each Guarantor waives any and all suretyship defenses.

(c) Each Guarantor, and by its acceptance of this Agreement, the Collateral Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Agreement and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Collateral Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(d) Each Guarantor acknowledges that it will receive indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Agreement are knowingly made in contemplation of such benefits.

SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation, is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy, insolvency or reorganization of the Borrower, any other Guarantor or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Guarantor to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Representations and Warranties. Each Guarantor hereby represents and warrants that this Agreement (i) has been duly executed and delivered by such Guarantor and (ii) constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 2.08. No Setoff or Deductions; Taxes; Payments. Each Guarantor shall make all payments hereunder in accordance with Section 3.01 of the Credit Agreement. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

SECTION 2.09. Limitation on Obligations of Guarantors. The obligations of each Guarantor under its Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantee subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of applicable law.

ARTICLE III

SUBROGATION AND SUBORDINATION

SECTION 3.01. Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Section 3.02) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation (the “Claiming Party”), the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.14, the date of the Guaranty Supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.01 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 3.02. Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 3.01 and all other rights of indemnity, contribution, reimbursement, exoneration or subrogation under applicable law or otherwise shall be fully subordinated to the Obligations until the occurrence of the Termination Date. No failure on the part of the Borrower or any Guarantor to make the payments required by Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent (provided, that no notice shall be required in connection with any Event of Default pursuant to Section 8.01(f) of the Credit Agreement) no payment or distribution of any kind or character shall be made in respect of any Indebtedness owed to it by any Subsidiary (“Subordinated Intercompany Debt”) (whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of such debt) until the occurrence of the Termination Date. During the continuance of such Event of Default, so long as the Termination Date has not occurred, no Guarantor shall, (without the consent of the Collateral Agent):

(i) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Intercompany Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any debtor in respect of Subordinated Intercompany Debt (a “Subordinated Debtor”) owing to such Guarantor;

(ii) exercise any rights under or with respect to guaranties of the Subordinated Intercompany Debt, if any;

(iii) exercise any right to require any Subordinated Debtor to acquire any Subordinated Intercompany Debt (including exercising any put or call option against any Subordinated Debtor for the redemption or purchase of any Subordinated Intercompany Debt);

(iv) solely in its capacity as a creditor, contest, protest, or object to any exercise of secured creditor remedies by the Collateral Agent or any other Secured Party in connection with the Obligations;

(v) object to any forbearance by the Collateral Agent or any other Secured Party in connection with the Obligations;

(vi) enter into any composition, compromise, assignment or similar arrangement with any Subordinated Debtor which owes any Subordinated Intercompany Debt, or has given any collateral, guarantee or indemnity or other assurance against loss in respect of the Subordinated Intercompany Debt (other than any assignment or transfer expressly permitted under the Credit Agreement);

(vii) exercise any rights to set-offs and counterclaims in respect of any Indebtedness, liabilities, or obligations of such Guarantor to any Subordinated Debtor against any of the Subordinated Intercompany Debt; or

(viii) commence, or cause to be commenced, or join with any creditor other than the Collateral Agent, the Administrative Agent and the Lenders in commencing, any insolvency proceeding or receivership proceeding against any Subordinated Debtor.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

SECTION 4.02. Waivers; Amendment.

(a) No failure or delay by the Collateral Agent, any other Agent, any L/C Issuer, any Swing Line Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, any other Agent, the L/C Issuers, the Swing Line Lenders and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any other Agent, any Lender, any Swing Line Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 4.03. Collateral Agent’s Fees and Expenses, Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement as if such section was set out in full herein mutatis mutandis.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) in accordance with Section 10.05 of the Credit Agreement (as if such section was set out in full herein mutatis mutandis).

(c) Any such amounts payable as provided hereunder shall be additional Obligations guaranteed hereby and secured by the other Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within ten (10) days of written demand therefor setting forth such amounts in reasonable detail.

SECTION 4.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 4.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent, any other Agent, any Swing Line Lender, any L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date (except for Sections 2.08 and 4.03, which shall survive the Termination Date).

SECTION 4.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic communication (including “.pdf ” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 4.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.08. Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent and its Affiliates, each Lender and its Affiliates, each Swing Line Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to any Guarantor, any such notice being waived by each Guarantor to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Agent and its Affiliates, such Lender and its Affiliates, such Swing Line Lender and its Affiliates or such L/C Issuer and its Affiliates to or for the credit or the account of the respective Guarantor against any and all obligations owing to such Agent and its Affiliates, such Lender and its Affiliates, such Swing Line Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Agent and its Affiliates, such Lender or its Affiliates, such Swing Line Lender and its Affiliates or such L/C Issuer and its Affiliates shall have made demand under this Agreement and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, none of each Agent and its Affiliates, each Lender and its Affiliates, each Swing Line Lender and its Affiliates and each L/C Issuer and its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Agent or its Affiliates, such Lender or its Affiliates, such Swing Line Lender and its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is a Foreign Subsidiary or a Domestic Foreign Holding Company that is not itself a Loan Party. Each Lender, Swing Line Lender and L/C Issuer agrees promptly to notify the relevant Guarantor and the Collateral Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent, each Lender, each Swing Line Lender and each L/C Issuer under this Section 4.08 are in addition to other rights and remedies (including other rights of setoff) that the Collateral Agent, such Lender, such Swing Line Lender and such L/C Issuer may have.

SECTION 4.09. Governing Law; Jurisdiction; Service of Process.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN).

(b) EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR AND THE COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO.

(c) NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL OR SUCH GUARANTOR IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT HERETO.

SECTION 4.10. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 4.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.12. Security Interest Absolute. To the fullest extent permitted by applicable Law, all rights of the Collateral Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Obligations or this Agreement.

SECTION 4.13. Termination or Release.

(a) This Agreement and the Guarantees made herein shall automatically terminate with respect to all Obligations upon the Termination Date.

(b) The Guarantees made hereunder of any Guarantor shall automatically be released in accordance with Section 9.11 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 4.13, the Collateral Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 4.14. Additional Guarantors. Any Person required to become party to this Agreement pursuant to Section 6.11 of the Credit Agreement may do so by executing and delivering a Guaranty Supplement and such Person shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

SECTION 4.15. Excluded Swap Obligations Limitation. Notwithstanding anything in this Guaranty to the contrary, no Guarantor shall be required to make any payment pursuant to this Guaranty to any party, and the right of set-off provided in Section 4.08 shall not apply with respect to any Guarantor, in each case, with respect to Excluded Swap Obligations, if any, of such Guarantor.

SECTION 4.16. Other Waivers.

(a) In accordance with Section 2856 of the California Civil Code or any similar laws of any other applicable jurisdiction, each of the Guarantors hereby waives until such time as the Obligations have been paid in full:

(i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the Guarantors by reason of Sections 2787 to 2855, inclusive, 2899, and 3433 of the California Civil Code or any similar laws of any other applicable jurisdiction; and

(ii) all rights and defenses arising out of an election of remedies by Collateral Agent, on behalf of the Secured Parties, even though that election of remedies, such as a non-judicial foreclosure with respect to security for the Obligations, has destroyed Guarantors’ rights of subrogation and reimbursement against any Loan Party by the operation of Section 580d of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction or otherwise.

(b) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require Collateral Agent or any other Secured Party to (i) proceed against any other Loan Party or any other Person, (ii) proceed against or exhaust any security held from any other Loan Party or any other Person, or (iii) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Loan Party, any other Person, or any collateral, or (iv) pursue any other remedy in any Secured Party’s power whatsoever.

(c) Each of the Guarantors represents, warrants, and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.

(d) The provisions in this Section 4.16, which refer to certain sections of the California Civil Code or the California Code of Civil Procedure are included in this Guaranty solely out of an abundance of caution and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SERVICETITAN, INC.,
as a Guarantor

By:
Name:
Title:

ASPIRE, LLC,
as a Guarantor

By:
Name:
Title:

SERVICE PRO.NET, LLC,
as a Guarantor

By:
Name:
Title:

FSH TOPCO, LLC,
as a Guarantor

By:
Name:
Title:

[Signature Page - Guaranty]

FSH MIDCO, LLC,
as a Guarantor

By:
Name:
Title:

FSH BUYER, LLC,
as a Guarantor

By:
Name:
Title:

FIELD SERVICE HOLDINGS, LLC,
as a Guarantor

By:
Name:
Title:

FSH PAYMENTS, LLC,
as a Guarantor

By:
Name:
Title:

PCO CENTRAL, LLC,
as a Guarantor

By:
Name:
Title:

[Signature Page - Guaranty]

PESTROUTES OPCO, LLC,
as a Guarantor

By:
Name:
Title:

IGNITE - SCHEDULE ENGINE, INC.,
as a Guarantor

By:
Name:
Title:

SCHEDULE ENGINE MANAGEMENT, INC.,
as an Initial Grantor

By:
Name:
Title:

SERVICETITAN INTERNATIONAL, LLC,
as a Guarantor

By:
Name:
Title:

[Signature Page - Guaranty]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Signature Page - Guaranty]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

[Signature Page - Guaranty]

EXHIBIT I

TO THE GUARANTY

FORM OF

GUARANTY SUPPLEMENT

SUPPLEMENT NO. [●] (this “Guaranty Supplement”), dated as of [●], to the Guaranty, dated as of January 23, 2023 among the Borrower (as defined below), certain subsidiaries of the Borrower from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent and Collateral Agent (as defined below).

A. Reference is made to (i) that certain Credit Agreement dated as of January 23, 2023 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), Wells Fargo, as administrative agent (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and collateral agent (in such capacity, and together with its successors and permitted assigns, the “Collateral Agent”), each Lender from time to time party thereto and each Swing Line Lender and L/C Issuer from time to time party thereto and (ii) the Guaranty dated as of January 23, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”), among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto and the Collateral Agent. The capitalized terms defined in the Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined, as context requires.

B. The Guarantors have entered into the Guaranty in order to induce the Lenders to make Loans, the L/C Issuers to issue Letters of Credit, the Swing Line Lenders to make Swing Line Loans, the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into agreements in respect of Cash Management Obligations. Section 4.14 of the Guaranty provides that subsequently acquired or wholly owned direct or indirect Restricted Subsidiaries may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Guaranty Supplement. The undersigned (the “New Guarantor”) is executing this Guaranty Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Lenders to make Loans, the L/C Issuers to issue Letters of Credit, the Swing Line Lenders to make Swing Line Loans, the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into agreements in respect of Cash Management Obligations from time to time under the terms of the Credit Agreement.

Accordingly, the Collateral Agent and the New Guarantor agree as follows:

SECTION 1. Obligations Under the Guaranty. In accordance with Section 4.14 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor and each reference in any other Loan Document to a “Guarantor” or a “Loan Party” shall also be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference.

SECTION 2. Representations and Warranties. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Guaranty Supplement (i) has been duly authorized, executed and delivered by it and (ii) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3. Delivery by Facsimile; Electronic Transmission. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by facsimile or other electronic transmission (including “.pdf” or “.tif” files) shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

SECTION 4. Governing Law. THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN).

SECTION 5. Affirmation. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 6. Severability. In case any one or more of the provisions contained in this Guaranty Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. Notice. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guaranty.

SECTION 8. Reimbursement. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Guaranty Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Collateral Agent in accordance with the terms of the Credit Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Guaranty Supplement as of the day and year first above written.

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT G-1

[Reserved]

G-1

EXHIBIT G-2

[Reserved]

G-2

EXHIBIT H

FORM OF SECURITY AGREEMENT

See attached.

H

Execution Version

SECURITY AGREEMENT

dated as of

January 23, 2023

among

SERVICETITAN, INC.,

CERTAIN SUBSIDIARIES

IDENTIFIED HEREIN

collectively, as the Initial Grantors,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

-i-

TABLE OF CONTENTS

(cont’d)

Schedules

Schedule 1	Pledged Equity; Pledged Debt
Schedule 2	Perfection Information
Schedule 3	Intellectual Property
Schedule 4	Deposit Accounts and Securities Accounts

Exhibits

EXHIBIT I	Form of Security Agreement Supplement
EXHIBIT II	Form of Short Form Intellectual Property Security Agreement
EXHIBIT III	Form of Security Agreement Supplement for Intellectual Property

-ii-

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of January 23, 2023, among the Persons listed on the signature pages hereto (collectively, the “Initial Grantors”), certain other Grantors from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Collateral Agent (as defined below) for the Secured Parties.

Reference is made to that certain Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, extended, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), Wells Fargo, as administrative agent (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and collateral agent (in such capacity, and together with its successors and permitted assigns, the “Collateral Agent”), each Lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and each Swing Line Lender and L/C Issuer from time to time party thereto. The Lenders, Swing Line Lenders and L/C Issuers have agreed to extend credit to the Borrower and the Cash Management Banks and the Hedge Banks have agreed to enter into agreements in respect of Cash Management Obligations and the Secured Hedge Agreements, respectively, subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders, Swing Line Lenders and L/C Issuers to extend such credit, of the Hedge Banks to enter into Secured Hedge Agreements and of the Cash Management Banks to enter into agreements in respect of Cash Management Obligations are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders, Swing Line Lenders and L/C Issuers to extend such credit and the Cash Management Banks to enter into agreements in respect of Cash Management Obligations and the Hedge Banks to enter into Secured Hedge Agreements. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All capitalized terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 3.03(h)(v).

“Agreement” means this Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Borrower” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Copyrights” means any and all of the following: (a) all copyright rights in any work of authorship subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including without limitation registrations and applications to register in the United States Copyright Office, including those listed on Schedule 3.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts, licenses, whether entered into as licensor or licensee and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Grantor” means, collectively, the Initial Grantors and any Person that executes and delivers a Security Agreement Supplement pursuant to Section 6.14.

“Initial Grantors” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” means all intellectual property and rights arising under applicable Law, including but not limited to (i) Patents, Copyrights, Trademarks, domain names, trade secrets, proprietary technical and business information (including customer lists), inventions (whether or not patentable), works of authorship, know-how, show-how, and any other proprietary data or information, the intellectual property rights in software, databases, and related documentation and all improvements to any of the foregoing, (ii) registrations and applications for any of the foregoing, (iii) income, fees, royalties, damages, and payment now and hereafter due and/or payable with respect to any of the foregoing, and (iv) rights to sue for past, present and future infringement, misappropriation or other violations of any of the foregoing.

“Intellectual Property Licenses” means, with respect to any Grantor, (A) any licenses or other similar rights provided to such Grantor in or with respect to any Intellectual Property owned or controlled by any other Person and (B) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by such Grantor.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patents” means any and all of the following: (a) all patents of the United States or the equivalent thereof in any other country, all registrations thereof, and all applications for patents of the United States or the equivalent thereof in any other country, including issued patents and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including without limitation those patent and applications listed on Schedule 3 and (b) all reissues, continuations, divisionals, continuations-in-part, reexaminations, or extensions thereof, and the inventions disclosed or claimed therein.

“Perfection Information” means the schedules and attachments substantially in the form of Schedule 2, completed and supplemented as contemplated thereby and hereby.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Uncertificated Equity” has the meaning assigned to such term in Section 2.03(l).

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Agreement Supplement for Intellectual Property” means an instrument in the form of Exhibit III hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Termination Date” means the date on which all Obligations (other than (i) Obligations in respect of any Secured Hedge Agreements not yet due and payable, (ii) Cash Management Obligations not yet due and payable and (iii) contingent indemnification obligations not yet accrued and payable) have been paid in full in cash, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not Cash Collateralized or back-stopped to the reasonable satisfaction of the applicable L/C Issuer.

“Trademarks” means any and all of the following: (a) all trademarks, service marks, trade names, domain names, corporate names, company names, business names, fictitious business names, trade dress, logos, other source or business identifiers, now owned or hereafter acquired, and all registrations and applications filed in connection therewith, including registrations and applications for registration in the United States Patent and Trademark Office or any similar offices in any other country, and all renewals thereof, including without limitation those registrations and applications for registration listed on Schedule 3, and (b) all goodwill associated therewith or symbolized thereby.

“Wells Fargo” has the meaning assigned to such term in the preliminary statement of this Agreement.

ARTICLE II

Pledge of Securities

SECTION 2.01 Pledge. As security for the payment or performance, as the case may be, in full of the Obligations of such Grantor, including the Guaranty, each Grantor hereby pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under and whether now or hereafter existing or arising (i) all Equity Interests held by it on the Closing Date in the Borrower and any Restricted Subsidiary, including, without limitation, the Equity Interests listed on Schedule 1 and any other Equity Interests in the Borrower and any Restricted Subsidiary obtained in the future by such Grantor and the certificates (if any) representing all such Equity Interests (collectively, the “Pledged Equity”); provided that the Pledged Equity shall not include any Excluded Equity; (ii) (A) the debt securities owned by it on the Closing Date including, without limitation, the debt securities listed opposite the name of such Grantor on Schedule 1, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments evidencing such debt securities (the debt securities referred to in clauses (A), (B) and (C) of this clause (ii) are collectively referred to as the “Pledged Debt”); (iii) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (iv) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii) and (iii) above; and (v) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (v) above being collectively referred to as the “Pledged Collateral”); provided that in no event shall the Pledged Collateral include any Excluded Property.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02 Delivery of the Pledged Collateral.

(a) Each Grantor agrees promptly (and in any event (i) with respect to Pledged Securities owned on the Closing Date, within the time period set forth on Schedule 1 and (ii) with respect to Pledged Securities acquired after the Closing Date, within sixty (60) days (as such date may be extended by the Collateral Agent in its sole discretion) of receipt thereof) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated); provided that, in the case of promissory notes or other instruments evidencing Indebtedness, such Pledged Securities shall be required to be delivered only to the extent required pursuant to paragraph (b) of this Section 2.02.

(b) Each Grantor will cause (i) any Indebtedness for borrowed money (other than intercompany loans referred to in clause (ii) below) having an aggregate principal amount in excess of $2,500,000 individually or $5,000,000 in the aggregate owed to such Grantor by any Person and (ii) any intercompany loans owed to such Grantor, in each case to be evidenced by a duly executed promissory note (or pursuant to a global note) that is delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof; provided, that intercompany loans with a stated principal amount that is equal to or less than $2,500,000 individually or $5,000,000 in the aggregate shall not be required to be evidenced by a promissory note and delivered to the Collateral Agent.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule 1 and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement or otherwise modify, as applicable, any prior schedules so delivered.

SECTION 2.03 Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) as of the date hereof, Schedule 1 correctly sets forth the percentage of the issued and outstanding units or shares (as applicable) of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b) each Grantor has good and valid rights in and title to the Pledged Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Pledged Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, except for (i) consents and approvals which have been obtained and are in full force and effect and (ii) consents and approvals the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(c) the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than a Grantor or a Subsidiary of the Grantors, to the best of the Grantors’ knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and, in the case of Pledged Equity representing corporate interests, nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than a Grantor or a Subsidiary of the Grantors, to the best of the Grantors’ knowledge), are legal, valid and binding obligations of the issuers thereof;

(d) except for the security interests granted hereunder, each of the Grantors (i) is and will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule 1 as owned by such Grantors, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens however arising, of all Persons whomsoever, in each case subject to (x) any transfers made in compliance with the Credit Agreement and (y) Permitted Liens;

(e) except for restrictions and limitations imposed or permitted by the Loan Documents, or securities or other laws generally and except as described in the Perfection Information, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal or Organization Document provisions that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(f) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(g) other than as set forth in the Credit Agreement, no consent or approval of any Governmental Authority or any other Person was or is necessary for the validity of the pledge effected hereby, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Grantors in favor of the Secured Parties, (ii) the consents and approvals which have been obtained and are in full force and effect and (iii) consents and approvals the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations, free and clear of all Liens (subject to Permitted Liens);

(i) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein; and

(j) with respect to any issuer of any Pledged Equity that is not certificated (the “Pledged Uncertificated Equity”), each Grantor represents and warrants to the Collateral Agent that the issuer of such Pledged Uncertificated Equity has not “opted-in” to Article 8 of the UCC with respect to the Pledged Uncertificated Equity issued by it by providing in any of its certificate or articles of formation, partnership agreement, operating agreement or any other entity governance document or any other document governing or evidencing the Pledged Uncertificated Equity issued by it and that the Pledged Uncertificated Equity issued by it shall not be “securities” as governed by and defined in Article 8 of the UCC.

SECTION 2.04 Certification of Limited Liability Company and Limited Partnership Interests. Each certificate representing an interest in any limited liability company or limited partnership owned by any Grantor and pledged under Section 2.01 shall be delivered to the Collateral Agent in accordance with Section 2.02, together with undated powers (or other documents of transfer acceptable to the Collateral Agent) endorsed in blank with respect to such certificates

SECTION 2.05 Registration in Nominee Name; Denominations.

(a) The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, if an Event of Default shall occur and be continuing and the Collateral Agent shall give the Borrower prior written notice of its intent to exercise such rights, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor.

(b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give the Borrower prior written notice of its intent to exercise such rights, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement and the other Loan Documents.

SECTION 2.06 Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and, in the case of Pledged Collateral, the Collateral Agent shall have given prior two (2) Business Days’ prior written notice (provided, that such notice may be concurrent in connection with any Event of Default pursuant to Section 8.01(a) or Section 8.01(f) of the Credit Agreement) to the Borrower that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner or holder of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised by any Grantor in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same, unless such exercise of powers is in connection with an action permitted by the Credit Agreement.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and, if required by Section 2.02, shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor at such Grantor’s expense any Pledged Securities in its possession if requested in writing to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Credit Agreement in accordance with this Section 2.06(a)(iii).

(b) Upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent shall have provided two (2) Business Days’ prior written notice to the Borrower (provided, that such notice may be concurrent in connection with any Event of Default pursuant to Section 8.01(a) or Section 8.01(f) of the Credit Agreement) of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon request in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided two (2) Business Days prior written notice to the Borrower (provided that such notice may be concurrent in connection with any Event of Default pursuant to Section 8.01(a) or Section 8.01(f) of the Credit Agreement) of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06 and the Collateral Agent shall have all the obligations it would otherwise have under paragraph (a)(ii) of this Section 2.06.

(d) Any notice given by the Collateral Agent to the Grantors suspending the rights of the Grantors of Pledged Collateral under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

SECTION 2.07 Uncertificated Securities. No Grantor will permit any issuer of Pledged Securities, which Pledged Securities are uncertificated, to modify its Organization Documents or otherwise elect to treat such Pledged Securities as certificated stock or as a security pursuant to Section 8-103(c) of the UCC without providing the Collateral Agent with prompt written notice thereof, and delivering all certificates evidencing such Pledged Securities to the Collateral Agent in accordance with Section 2.02.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01 Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Obligations of such Grantor, including the Guaranty, each Grantor hereby pledges and collaterally assigns to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all of such Grantor’s right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(iii) all Documents;

(iv) all Equipment and Fixtures;

(v) all General Intangibles;

(vi) all Goods;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Intellectual Property Licenses;

(x) all Inventory;

(xi) all Investment Property;

(xii) all Money, cash and cash equivalents;

(xiii) all letters of credit, Letter-of-Credit Rights and other Supporting Obligations;

(xiv) all Deposit Accounts, Securities Accounts, Commodities Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Grantor with any bank or other financial institution and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(xv) all Security Entitlements in any or all of the foregoing;

(xvi) all Commercial Tort Claims described on Schedule 2 hereto (as such schedule may be supplemented pursuant to Section 3.03(j) hereof);

(xvii) all accessions to, substitutions and replacements for the foregoing, together with all, books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; and

(xviii) to the extent not otherwise included, all Proceeds and products, whether tangible or intangible, of any and all of the foregoing, including, without limitation, resulting from any rebates or refunds, whether for taxes or otherwise, and all proceeds of such Proceeds, or any portion thereof or interest therein, and the proceeds thereof, and to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Property; provided, however, that “Excluded Property” shall not include any Proceeds, substitutions or replacements of any Excluded Property unless such Proceeds, substitutions or replacements would independently constitute Excluded Property.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect or being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if applicable, any organizational identification number or incorporation number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

(c) The Collateral Agent is further irrevocably authorized to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office thereof) such documents as may be necessary or advisable for the purpose of perfecting or confirming the Security Interest granted by each Grantor, with notice to each, but without the signature of any, Grantor (only if such signature cannot reasonably be obtained by the Collateral Agent), and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(d) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 3.02 Representations and Warranties. Each Grantor jointly and severally represents and warrants to the Collateral Agent and the other Secured Parties, that:

(a) Each Grantor has good and valid rights in and title to or has a right to use the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, subject to Permitted Liens, and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, except for (i) consents and approvals which have been obtained and are in full force and effect and (ii) consents and approvals the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) This Agreement has been duly executed and delivered by each Grantor that is a party hereto. This Agreement constitutes a legal, valid and binding obligation of such Grantor, enforceable against each Grantor that is a party hereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(c) (i) The Perfection Information has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects (or in all respects in the case of the exact legal name of each Grantor) as of the Closing Date.

(ii) The UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Information for filing in each governmental, municipal or other office specified in Section 3 to the Perfection Information (or specified by notice from such Grantor to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office or the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States pending or issued Patents, United States applied for or registered Trademarks, and United States applied for and registered Copyrights, in each case, owned by such Grantor) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(iii) That a fully executed agreement in the form of Exhibit II hereto has been delivered to the Collateral Agent for recording by, as applicable, the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to establish a valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of registrations and applications for Patents and Trademarks and registrations for Copyrights in which a security interest may be perfected by filing such agreement in, as applicable, the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and no further or subsequent filing or refiling is necessary (other than (x) such filings and actions as are necessary to perfect the Security Interest with respect to any United States After-Acquired Intellectual Property and (y) the filing of Uniform Commercial Code financing and continuation statements contemplated in subsection (ii) of this Section 3.02(c)).

(iv) Schedule 4 annexed hereto sets forth all of the Deposit Accounts and Securities Accounts owned by each Grantor as of the Closing Date. As of the Closing Date, such Grantor is the sole account holder of each such Deposit Account and Securities Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent) having either sole dominion and control (within the meaning of common law) or “control” (within the meaning of Sections 9-104 and 9-106 of the UCC) over, or any other interest in, any such Deposit Account and Securities Account or any money, securities, or other property deposited therein, except for, subject to the relevant Control Agreement, the account bank or securities intermediary party to such Control Agreement. With respect to any Deposit Account or Securities Account, by virtue of the execution and delivery of Control Agreements to the extent required by this Agreement, the security interests and Liens granted to the Collateral Agent for the benefit of the Secured Parties hereunder will constitute valid and perfected security interests in and Liens on such Deposit Accounts or Securities Accounts, prior to all other Liens (except for Permitted Liens).

(d) The Security Interest shall constitute (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, including the Guaranty, (ii) subject to the filings described in Section 3.02(c) (including payment of applicable fees in connection therewith), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction, and (iii) subject to the filings described in Section 3.02(c), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a fully executed agreement in the form of Exhibit II hereto with, as applicable, the United States Patent and Trademark Office or the United States Copyright Office, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens. Notwithstanding the foregoing, nothing in this Agreement or any other Loan Document shall require any Grantor to (A) make any filings or take any other actions to record or perfect the Collateral Agent’s lien on and Security Interest in any Intellectual Property (x) in any office other than in the United States Patent and Trademark Office or in the United States Copyright Office, or (y) subsisting outside of the United States, or to (B) reimburse the Administrative Agent for any costs or expenses incurred in connection with making such filings or taking any other such action.

(e) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code (including the New York UCC) in any applicable jurisdiction or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(f) Intellectual Property Collateral.

(i) Schedule 3 hereto sets forth a true and complete list of (i) United States issued Patents and pending Patent applications, (ii) United States registered Trademarks and Trademarks for which applications for registration are pending (other than any Excluded Property), and (iii) United States registered Copyrights and Copyrights for which applications for registration are pending in each case of clauses (i), (ii), and (iii), owned by any Grantor as of the date hereof and registered or pending with, as applicable, the United States Patent and Trademark Office or the United States Copyright Office and (iv) Intellectual Property Licenses entered into by any Grantor pursuant to which any Person has granted to any Grantor an exclusive license in Intellectual Property owned or controlled by such Person and material to the business of such Grantor;

(ii) on the Closing Date, each Grantor owns or possesses the right to use the Collateral consisting of Intellectual Property with respect to which it has purported to grant a Security Interest hereunder, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted

Liens, and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained;

(iii) to each Grantor’s knowledge after reasonable inquiry, (x) no third party has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor and (y) no Grantor has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by any third party, in each case, that either individually or in the aggregate could be expected to result in a Material Adverse Effect;

(iv) Each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets consisting of Material Intellectual Property, except as could not reasonably be expected either individually or in the aggregate to result in a Material Adverse Effect;

(v) except as would not reasonably be expected either individually or in the aggregate to result in a Material Adverse Effect, to each Grantor’s knowledge, no third party is infringing or misappropriating any Material Intellectual Property owned by or exclusively licensed to such Grantor; and

(vi) the proprietary software owned or exclusively licensed to a Grantor and included in the Material Intellectual Property licensed (including as a service) or distributed by any Grantor to other Persons is not subject to any “copyleft” or other obligation or condition (including any obligation or condition under any “open source” license such as the GNU General Public License, GNU Lesser General Public License, GNU Affero Public License, or Mozilla Public License) that would require or condition the use or distribution of such software, on the disclosure, licensing, or distribution of the source code of the proprietary software.

(g) The Perfection Information includes a true and correct list of all Commercial Tort Claims filed in a court of competent jurisdiction and asserting damages in excess of $5,000,000, held by any Grantor, including a brief description thereof.

SECTION 3.03 Covenants.

(a) Each Grantor agrees (i) promptly (and, in any event, no later than ten (10) Business Days following any such change) to notify the Collateral Agent in writing of any change (x) in legal name of any Grantor, (y) in the identity or type of organization or corporate structure of any Grantor or (z) in its organizational identification number (in the case of this clause (z), to the extent an organizational identification number is required by applicable law to be disclosed on the UCC financing statements for such Grantor) and (ii) at least three (3) Business Days prior to the date thereof to notify the Collateral Agent in writing of any change in the jurisdiction of organization or incorporation of any Grantor.

(b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien other than Permitted Liens.

(c) On each date on which a Compliance Certificate is required to be delivered pursuant to Section 6.02(a) of the Credit Agreement (or, if an Event of Default has occurred and is continuing, more frequently if requested by Collateral Agent), the Borrower shall deliver to the Collateral Agent an appropriate supplement to this Agreement substantially in the form of Exhibit II or III hereto, as applicable, with respect to all After-Acquired Intellectual Property owned by each Grantor as of the last day of the prior fiscal quarter and as of the date of such supplement, but only to the extent that such After-Acquired Intellectual Property is an issued Patent (or application therefor), registered Trademark (or application therefor) or a registered Copyright (or application therefor), in each case, which is issued in or registered or pending with, as applicable, the United States Patent and Trademark Office or the United States Copyright Office, to the extent that such After Acquired Intellectual Property is not covered by any previous short form agreement in the form of Exhibit III so signed and delivered by it.

(d) Notwithstanding Section 3.03(c), if any Grantor files an application for the registration of any Copyright with the United States Copyright Office or such Grantor receives any notice of registration of any Copyright from the United States Copyright Office, such Grantor shall provide to the Collateral Agent notice thereof no later than five (5) Business Days following filing or receipt of the registration (as applicable). Upon the request of the Collateral Agent, the Grantor will promptly deliver documentation sufficient for the Collateral Agent to perfect the Collateral Agent’s Security Interest on such Copyright application and/or registration. If any Grantor acquires from any third party any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, such Grantor shall notify the Collateral Agent no later than five (5) Business Days following such acquisition, and upon the Collateral Agent’s request, promptly deliver to the Collateral Agent, documentation sufficient for the Collateral Agent to perfect the Collateral Agent’s Security Interest on such Copyright. In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall no later than ten (10) Business Days following such acquisition file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner, if such is the case) of such Copyrights.

(e) The Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral that is in excess of $2,500,000, individually, shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be pledged in accordance with Section 3.04(a) and delivered to the Collateral Agent in accordance with Section 3.04(a), for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(f) At its option, the Collateral Agent may, with three (3) Business Days’ prior written notice to the Borrower, discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not constituting Permitted Liens, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(g) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $2,500,000, to secure payment and performance of an Account, such Grantor shall promptly collaterally assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(h) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(i) Covenants Regarding Deposit Accounts and Securities Accounts.

(i) With respect to any Deposit Account and Securities Account other than any Excluded Accounts maintained by any Grantor, such Grantor shall within the time period set forth in the Credit Agreement with respect to Deposit Accounts and Securities Accounts, enter into and shall cause the depositary institution or securities intermediary, as the case maybe, maintaining such account to enter into a Control Agreement with respect to such Deposit Account or Securities Accounts.

(ii) Such Grantor shall give the Collateral Agent prompt notice of the establishment of any new Deposit Account or Securities Account established by such Grantor with respect to any Collateral held by such Grantor.

(j) Covenants Regarding Intellectual Property.

(i) Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with notice in connection with the delivery of the financial statements required under Section 6.01(a) and 6.01(b) of the Credit Agreement thereof to the Grantors, to supplement this Agreement by supplementing Schedule 3 hereto to specifically identify any asset or item owned by the Grantor that may constitute a registration or application for Copyrights, Patents or Trademarks, as applicable, with the United States Patent and Trademark Office or the United States Copyright Office; provided that any Grantor shall have the right, exercisable within fifteen (15) days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any material inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.

(ii) Subject, for the avoidance of doubt, to clause (vi) below, each Grantor agrees to take, at its expense, such reasonable steps as it determines are appropriate in its reasonable business judgment in the United States Patent and Trademark Office (the “USPTO”) or the United States Copyright Office (the “USCO”), and any other governmental authority located in the United States, to (x) maintain any Intellectual Property registered with or applied for registration with the USPTO or USCO (“Registered IP”) consisting of Material Intellectual Property owned by or exclusively licensed pursuant to the license set forth on part (iv) of Schedule 3 to such Grantor in full force and effect, and (y) pursue the maintenance of or prosecution of Registered IP consisting of Material Intellectual Property owned by or exclusively licensed to, now or hereafter included in the Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 or the U.S. Trademark Act and the payment of maintenance fees.

(iii) Subject, for the avoidance of doubt, to clause (vi) below, each Grantor agrees to take, at its expense, such reasonable steps as it determines are appropriate, to enforce and defend any Collateral consisting Material Intellectual Property owned by or exclusively licensed pursuant to the license set forth on part (iv) of Schedule 3 to such Grantor, and no Grantor shall knowingly do or authorize any act or knowingly omit to do any act whereby any Collateral consisting of Material Intellectual Property owned by such Grantor may prematurely lapse, be terminated, or become invalid or unenforceable or abandoned (or in the case of a trade secret, becomes publicly known).

(iv) Subject, for the avoidance of doubt, to clause (vi) below, each Grantor shall take commercially reasonable steps as it determines are appropriate to preserve and protect each item of Collateral consisting of Material Intellectual Property owned by or exclusively licensed pursuant to the license set forth on part (iv) of Schedule 3 to such Grantor to the extent required under applicable law, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the material Trademarks, substantially consistent with the quality of the products and services as of the date hereof.

(v) Each Grantor agrees that, should it obtain ownership of or an exclusive license that would have, if in existence as of the Closing Date, have been set forth on part (iv) of Schedule 3 to any Collateral consisting of Intellectual Property after the Closing Date, or should any U.S. trademark application (or registration resulting therefrom) initially filed on an intent-to-use basis no longer constitute Excluded Property (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property shall automatically become part of the Collateral subject to the terms and conditions of this Agreement with respect thereto.

(vi) Notwithstanding anything to the contrary contained herein, nothing in this Agreement prevents any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, ceasing to preserve or protect, or otherwise allowing to lapse, terminate, be abandoned, be invalidated, become unenforceable, or be put into the public domain, any Intellectual Property included in the Collateral to the extent permitted under the Credit Agreement or if such Grantor determines in its reasonable business judgment that it is desirable or otherwise reasonable to do so in the conduct of its business.

(vii) Each Grantor shall ensure that the proprietary software owned or exclusively licensed to a Grantor and included in the Material Intellectual Property licensed (including as a service) or distributed by any Grantor to other Persons is not subject to any “copyleft” or other obligation or condition (including any obligation or condition under any “open source” license such as the GNU General Public License, GNU Lesser General Public License, GNU Affero Public License, or Mozilla Public License) that would require or condition the use or distribution of such software, on the disclosure, licensing, or distribution of the source code of the proprietary software.

(k) [Reserved].

(l) If the Grantors (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $5,000,000 or more individually for any Commercial Tort Claim, then the applicable Grantor or Grantors shall promptly (and in any event within five Business Days (or such longer period as agreed to by the Collateral Agent in writing in its sole discretion) of obtaining such Commercial Tort Claim), notify the Collateral Agent upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within five Business Days (or such longer period as agreed to by Collateral Agent in writing in its sole discretion)) after request by Collateral Agent, amend Schedule 2 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to the Collateral Agent, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by the Collateral Agent to give Collateral Agent a first priority (subject only to Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases), perfected security interest in any such Commercial Tort Claim.

SECTION 3.04 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any Instruments (other than checks to be deposited in the ordinary course of business) constituting Collateral and evidencing an amount in excess of $2,500,000, such Grantor shall forthwith endorse, collaterally assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities constituting Collateral evidencing an individual aggregate amount in excess of $2,500,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. Except to the extent otherwise provided in Section 2.07, if any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Collateral Agent’s request and following the occurrence and continuance of an Event of Default such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities.

(c) Intellectual Property.

(i) On each date on which a Compliance Certificate is required to be delivered pursuant to Section 6.02(a) of the Credit Agreement (or, if an Event of Default has occurred and is continuing, more frequently if requested by Collateral Agent), each Grantor shall provide Collateral Agent with a written report of all new Patents, Trademarks or Copyrights that are registered or the subject of pending applications for registrations, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications provided that any notice with respect to Copyright registration or application to register any Copyright for Material Intellectual Property will be provided promptly (and no later than five (5) Business Days after the registration or the filing of the application). In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable

Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to Collateral Agent supplemental schedules to the applicable Loan Documents to identify such Patent, Trademark and Copyright registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Intellectual Property Licenses as being subject to the security interests created thereunder.

(ii) Each Grantor shall continue to register or not register, as the case may be, its Copyrights in accordance with its historical practices as they existed as of the Closing Date (but without regard to any historical practices arising solely from the obligations outlined in financing documents in existence prior to the Effective Date). If an Event of Default has occurred and is continuing, and if requested by Collateral Agent, each Grantor shall (A) file applications and take any and all other actions necessary to register on an expedited basis (if requested by Grantor) each of such Grantor’s Copyrights in Material Intellectual Property and identifying such Grantor as the sole claimant thereof in a manner sufficient to claim in the public record (or as a co-claimant thereof, if such is the case) such Grantor’s ownership or co-ownership thereof, and (B) cause to be prepared, executed, and delivered to Collateral Agent, with sufficient time to permit Collateral Agent to record no later than five (5) Business Days following the date of registration of or recordation of transfer of ownership, as applicable, to the applicable Grantor of such Copyrights, (1) a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Collateral Agent in such Copyrights, which supplemental schedules shall be in form and content suitable for recordation with the United States Copyright Office (or any similar office of any other jurisdiction in which Copyrights are used), and (2) any other documentation as Collateral Agent reasonably deems necessary and requests in order to perfect and continue perfected Collateral Agent’s Liens on such Copyrights following such recordation.

ARTICLE IV

Remedies

SECTION 4.01 Remedies upon Default.

(a) Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code (including the New York UCC) in any applicable jurisdiction or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; (iv) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate and (v) cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained); provided, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks, and Grantor shall have the right to exercise reasonable quality standards in connection therewith. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Notwithstanding anything to the contrary herein, the Collateral Agent shall not assign or otherwise dispose of any Trademark owned by any Grantor without assigning the assets and goodwill of the business associated therewith and any such assignment shall be null and void.

(b) The Collateral Agent shall give the applicable Grantors ten (10) days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. To the extent permitted by applicable law, any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02 Application of Proceeds.

(a) The Collateral Agent shall, subject to the terms of any Applicable Intercreditor Agreement (and any other applicable intercreditor agreement contemplated by the Credit Agreement) apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with Section 8.04 of the Credit Agreement.

(b) The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money therefor by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.

SECTION 4.03 Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement effective at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies under this Agreement, each Grantor hereby grants to the Collateral Agent, effective only after and during the continuance of an Event of Default, a non-exclusive, irrevocable (subject to the last sentence of this Section 4.03) license (exercisable without payment of royalty or other compensation to any such Grantor) to, solely to the extent necessary to exercise such rights and remedies, use or sublicense any of the Collateral now owned or hereafter acquired by such Grantor that constitutes Intellectual Property and license rights included in the General Intangibles, and wherever the same may be located, and including in such license, solely to the extent necessary to exercise such rights and remedies including in preparing for sale, advertising for sale, and selling any Collateral, reasonable access to media in which any of the licensed items may be recorded or stored and to all computer software used for the compilation or printout thereof; provided, however, that nothing in this Section 4.03 shall require any Grantor to grant any license if it does not have the right to do so or that is prohibited by any rule of law, statute or regulation or is prohibited by, or that would constitute a breach or default under or result in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks, and Grantor shall have the right to exercise reasonable quality standards in connection therewith. The use of such license by the Collateral Agent and its rights thereunder may be exercised, at the option of the Collateral Agent, only during the continuation of an Event of Default; provided that any permitted license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default, provided that it was entered into in accordance with the terms of this Agreement. For the avoidance of doubt, at the time of the release of the Lien on any Intellectual Property constituting Collateral as set forth in Section 6.13, the license granted to the Collateral Agent in such Intellectual Property pursuant to this Section 4.03 shall automatically and immediately terminate.

ARTICLE V

Subrogation and Subordination

SECTION 5.01 Contribution and Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 5.02) that, in the event assets of any other Grantor (the “Claiming Party”) shall be sold pursuant to any Collateral Document to satisfy any Obligation owed to any Secured Party, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.14, the date of the Security Agreement Supplement executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.01 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 5.02 Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Section 5.01 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise in connection with the circumstances described in Section 5.01 shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of any Grantor to make the payments required by Section 5.01 (or any other payments required under applicable law or otherwise in connection with the circumstances described in Section 5.01) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent (provided, that no notice shall be required in connection with any Event of Default pursuant to Section 8.01(f) of the Credit Agreement) no payment or distribution of any kind or character shall be made in respect of any Indebtedness owed to it by any Subsidiary (“Subordinated Intercompany Debt”) (whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of such debt) until the occurrence of the Termination Date. During the continuance of such Event of Default, so long as the Termination Date has not occurred, no Grantor shall, (without the consent of the Collateral Agent):

(i) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Subordinated Intercompany Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any debtor in respect of Subordinated Intercompany Debt (a “Subordinated Debtor”) owing to such Grantor;

(ii) exercise any rights under or with respect to guaranties of the Subordinated Intercompany Debt, if any;

(iii) exercise any right to require any Subordinated Debtor to acquire any Subordinated Intercompany Debt (including exercising any put or call option against any Subordinated Debtor for the redemption or purchase of any Subordinated Intercompany Debt);

(iv) solely in its capacity as a creditor, contest, protest, or object to any exercise of secured creditor remedies by the Collateral Agent or any other Secured Party in connection with the Obligations;

(v) object to any forbearance by the Collateral Agent or any other Secured Party in connection with the Obligations;

(vi) enter into any composition, compromise, assignment or similar arrangement with any Subordinated Debtor which owes any Subordinated Intercompany Debt, or has given any collateral, guarantee or indemnity or other assurance against loss in respect of the Subordinated Intercompany Debt (other than any assignment or transfer expressly permitted under the Credit Agreement);

(vii) exercise any rights to set-offs and counterclaims in respect of any Indebtedness, liabilities, or obligations of such Grantor to any Subordinated Debtor against any of the Subordinated Intercompany Debt; or

(viii) commence, or cause to be commenced, or join with any creditor other than the Collateral Agent, the Administrative Agent and the Lenders in commencing, any insolvency proceeding or receivership proceeding against any Subordinated Debtor.

ARTICLE VI

Miscellaneous

SECTION 6.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

SECTION 6.02 Waivers; Amendment.

(a) No failure or delay by the Collateral Agent, any other Agent, any Lender, any Swing Line Lender or any L/C Issuer in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, any other Agent, the Lenders, any Swing Line Lender and any L/C Issuer hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the

Collateral Agent, any other Agent, any Lender, any Swing Line Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 6.03 Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement as if such section were set out in full herein mutatis mutandis.

(b) Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) in accordance with Section 10.05 of the Credit Agreement (as if such section was set out in full herein mutatis mutandis).

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within ten (10) days of written demand therefor, setting forth such amounts in reasonable detail.

SECTION 6.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuances of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent, any other Agent, any Lender, any Swing Line Lender or any L/C Issuer may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the Termination Date has not occurred (except for Section 6.03, which shall survive the Termination Date).

SECTION 6.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.08 Right of Set-Off. In addition to any rights and remedies of the Secured Parties provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Grantor, any such notice being waived by such Grantor (on its own behalf and on behalf of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Secured Party and its Affiliates, as the case may be, to or for the credit or the account of the respective Grantors and their Subsidiaries against any and all Obligations owing to such Secured Party and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Secured Party or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Secured Party or Affiliate, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party and its Affiliates under this Section 6.08 are in addition to other rights and remedies (including other rights of setoff) that the Secured Parties may have.

SECTION 6.09 Governing Law; Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN).

(b) EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH

JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR AND THE COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GRANTOR AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO.

NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT HERETO.

SECTION 6.10 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 6.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.12 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense (other than, in each case, a defense of the occurrence of the Termination Date) available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 6.13 Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate with respect to all Obligations on the Termination Date and the Liens granted hereunder shall automatically be released (i) on the Termination Date and, (ii) from time to time, in accordance with Section 9.11 of the Credit Agreement.

(b) Upon the granting of a security interest in any Collateral to another Person by a Grantor pursuant to Section 7.01(i) and (o) of the Credit Agreement, the Collateral Agent agrees to release (other than in the case of property subject to a Lien that is permitted by Section 7.01(o) of the Credit Agreement) or subordinate to such security interest granted to such Person the Security Interest granted to or held by the Collateral Agent in such Collateral.

(c) In connection with any termination, release or subordination pursuant to paragraph (a) or (c) of this Section 6.13, the Collateral Agent shall execute and deliver to any Grantor or authorize the filing of, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination, release or subordination. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 6.14 Additional Grantors. Any Person required to become party to this Agreement pursuant to Section 6.14 of the Credit Agreement may do so by executing and delivering a Security Agreement Supplement and, if applicable, a Security Agreement Supplement for Intellectual Property and such Person shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.15 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until the Termination Date) and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of any Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) upon prior written notice to the Borrower, to send verifications of accounts receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) upon prior written notice to the Borrower, to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes and (i) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, indorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct or that of any of their Affiliates or controlling Persons or any of the directors, officers, employees, agents, advisors or members of any of the foregoing.

SECTION 6.16 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SERVICETITAN, INC.

ASPIRE, LLC

FSH TOPCO, LLC

FSH MIDCO, LLC

FSH BUYER, LLC

FIELD SERVICE HOLDINGS, LLC

FSH PAYMENTS, LLC

PCO CENTRAL, LLC

PESTROUTES OPCO, LLC

IGNITE - SCHEDULE ENGINE, INC.

SCHEDULE ENGINE MANAGEMENT, INC.

SERVICETITAN INTERNATIONAL, LLC

as Initial Grantors

By:
	Name:	Jason Choi
	Title:	Treasurer

SERVICE PRO.NET, LLC, as an Initial Grantor

By:
	Name:	Jason Choi
	Title:	President

[Signature Page to Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page to Security Agreement]

Schedule 1

Pledged Equity

Issuer	Record Owner	Certificate Number	Class of Equity Interests	Number of Equity Interests held by Record Owner	Number of Issued and Outstanding Equity Interests	Percentage of Equity Interests held by Record Owner	Percentage of Equity Interests Pledged	Time Period for Delivery
Aspire, LLC	ServiceTitan, Inc.	N/A	N/A	N/A	N/A	100%	100%	N/A
Service Pro.Net, LLC	ServiceTitan, Inc.	N/A	N/A	N/A	N/A	100%	100%	N/A
ServiceTitan Arevelk Limited Liability Company	ServiceTitan, Inc.	N/A	N/A	N/A	N/A	100%	65% voting 100% non- voting	N/A
FSH Topco, LLC	ServiceTitan, Inc.	N/A	Units	N/A	N/A	100%	100%	N/A
FSH Midco, LLC	FSH Topco, LLC	N/A	Units	N/A	N/A	100%	100%	N/A
FSH Buyer, LLC	FSH Midco, LLC	N/A	Units	N/A	N/A	100%	100%	N/A
Field Service Holdings, LLC	FSH Buyer, LLC	N/A	Units	N/A	N/A	100%	100%	N/A
FSH Payments, LLC	Field Service Holdings, LLC	N/A	Units	N/A	N/A	100%	100%	N/A
PCO Central, LLC	Field Service Holdings, LLC	N/A	Units	N/A	N/A	100%	100%	N/A

Issuer	Record Owner	Certificate Number	Class of Equity Interests	Number of Equity Interests held by Record Owner	Number of Issued and Outstanding Equity Interests	Percentage of Equity Interests held by Record Owner	Percentage of Equity Interests Pledged	Time Period for Delivery
PestRoutes OpCo, LLC	Field Service Holdings, LLC	N/A	Units	N/A	N/A	100%	100%	N/A
Ignite – Schedule Engine, Inc.	ServiceTitan, Inc.	CS-1	Shares	1,000	N/A	100%	100%	10 Business Days after the Closing Date
Schedule Engine Management, Inc.	Ignite – Schedule Engine, Inc.	1	Shares	100	N/A	100%	100%	10 Business Days after the Closing Date
ServiceTitan International, LLC	ServiceTitan, Inc.	N/A	Units	N/A	N/A	100%	100%	N/A
ServiceTitan Software Canada ULC	ServiceTitan, Inc.	2	Shares	100	N/A	100%	65% voting 100% non- voting	60 Business Days after the Closing Date

Pledged Debt

None.

Schedule 2

Perfection Information

Reference is hereby made to that certain Security Agreement dated as of the date hereof (the “Security Agreement”) among ServiceTitan Inc. and the other Initial Grantors party thereto, and Wells Fargo Bank, National Association, as Collateral Agent for the Secured Parties. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement described in the Security Agreement or the Security Agreement, as the context requires.

Set forth below is the Perfection Information required by the Security Agreement for the Initial Grantors:

1.

Exact legal names; type of entities (e.g. corporation, partnership, unlimited liability company, limited liability company, etc.); jurisdictions of organization/incorporation; UCC filing offices, organization/incorporation numbers:

	Legal Name	Type of Entity	Organizational Number	Jurisdiction of Organization / Incorporation	UCC Filing Office
1.	ServiceTitan, Inc.	Corporation	4367550	Delaware	DE SOS

2.	Aspire, LLC	Limited Liability Company	5398069	Delaware	DE SOS

3.	Service Pro.Net, LLC	Limited Liability Company	4571220	Delaware	DE SOS

4.	FSH Topco, LLC	Limited Liability Company	7754091	Delaware	DE SOS

5.	FSH Midco, LLC	Limited Liability Company	7754093	Delaware	DE SOS

6.	FSH Buyer, LLC	Limited Liability Company	7754077	Delaware	DE SOS

7.	Field Service Holdings, LLC	Limited Liability Company	6779823	Delaware	DE SOS

8.	FSH Payments, LLC	Limited Liability Company	3054367	Delaware	DE SOS

9.	PCO Central, LLC	Limited Liability Company	7047095	Delaware	DE SOS

10.	PestRoutes OpCo, LLC	Limited Liability Company	6771299	Delaware	DE SOS

11.	Ignite – Schedule Engine, Inc.	Corporation	6778308	Delaware	DE SOS

12.	Schedule Engine Management, Inc.	Corporation	6979820	Pennsylvania	PA SOS

13.	ServiceTitan International, LLC	Limited Liability Company	7116413	Delaware	DE SOS

2.

The following is a list of all other legal names used in the past five (5) years or any other business or organization to which the Initial Grantors became the successor by amalgamation, merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise:

Legal Name	Prior Name (or DBA) / Date of Change	Change in Corporate Identity (Action/Date of Action/ State/Country of Formation/ List of All Other Names Used on Any Filings with the Internal Revenue Service During Past Five Years
ServiceTitan, Inc.	N/A	FSH Blocker, Inc. merged with and into ServiceTitan, Inc. on February 2, 2022.

Aspire, LLC	Aspire MergeCo, LLC – March 1, 2019	Aspire MergeCo, LLC merged into Aspire, LLC on March 1, 2019.

Service Pro.Net, LLC	Service Pro.Net, Inc. – December 29, 2020.

Service Pro.Net, Inc. was converted from a non-Delaware corporation to a Delaware corporation on December 29, 2020. Service Pro.Net, Inc. was converted from a Delaware corporation to a Delaware limited liability company on December 30, 2020.

Field Service Holdings, LLC	PestRoutes Holdings, LLC – June 28, 2018	FSH Merger Sub, LLC merged into Field Service Holdings, LLC on January 23, 2020.

PestRoutes OpCo, LLC	N/A	FSH Debt Merger Sub, LLC merged into PestRoutes OpCo, LLC on January 23, 2020.

Ignite – Schedule Engine, Inc.	N/A	Ignite Ventures, LLC, a Pennsylvania limited liability company, was converted into Ignite Technology Group, Inc., a Delaware corporation, but the conversion was rescinded and terminated in 2018.

Legal Name	Prior Name (or DBA) / Date of Change	Change in Corporate Identity (Action/Date of Action/ State/Country of Formation/ List of All Other Names Used on Any Filings with the Internal Revenue Service During Past Five Years
Ignite Ventures, LLC merged into Ignite – Schedule Engine, Inc. on May 9, 2022. Vulcan Acquisition Corp. merged into Ignite – Schedule Engine, Inc. on August 1, 2022.

3.

The (i) chief executive office and (ii) address where each Initial Grantor maintains its books and records (if different than the chief executive office) and (iii) filing office referred to in Section 3.02(c)(ii) of the Security Agreement.

Grantor	Chief Executive Office and Address of Books and Records	Filing Office
ServiceTitan, Inc.	801 North Brand Blvd #700, Glendale, CA 91203	DE SOS

Aspire, LLC	390 S Woods Mill Road, Suite 200, Chesterfield, MO 63017	DE SOS

Service Pro.Net, LLC	1535 Georgesville Rd, Columbus OH 43228	DE SOS

FSH Topco, LLC	801 North Brand Blvd #700, Glendale, CA 91203	DE SOS

FSH Midco, LLC	801 North Brand Blvd #700, Glendale, CA 91203	DE SOS

FSH Buyer, LLC	801 North Brand Blvd #700, Glendale, CA 91203	DE SOS

Field Service Holdings, LLC	4500 Eldorado Pkwy Suite 3200, McKinney, TX 75070	DE SOS

FSH Payments, LLC	4500 Eldorado Pkwy Suite 3200, McKinney, TX 75070	DE SOS

PCO Central, LLC	4500 Eldorado Pkwy Suite 3200, McKinney, TX 75070	DE SOS

Grantor	Chief Executive Office and Address of Books and Records	Filing Office

PestRoutes OpCo, LLC	4500 Eldorado Pkwy Suite 3200, McKinney, TX 75070	DE SOS

Ignite – Schedule Engine, Inc.	333 North Michigan Avenue, Suite 500, Chicago, Illinois 60601	DE SOS

Schedule Engine Management, Inc.	333 North Michigan Avenue, Suite 500, Chicago, Illinois 60601	PA SOS

ServiceTitan International, LLC	801 North Brand Blvd #700, Glendale, CA 91203	DE SOS

4.

All of the Collateral with a value in excess of $2,500,000 has been originated by each Initial Grantor in the ordinary course of business or consists of goods which have been acquired by such Initial Grantor in the ordinary course of business from a person in the business of selling goods of that kind.

a. ServiceTitan, Inc., directly or indirectly, acquired FSH Topco, LLC and its subsidiaries on February 1, 2022.

b. Service Titan, Inc., directly or indirectly, acquired Aspire, LLC and its subsidiaries on August 11, 2021.

c. Service Titan, Inc., directly or indirectly, acquired Service Pro.Net, LLC and its subsidiaries on December 31, 2020.

d. ServiceTitan, Inc., directly or indirectly, acquired Ignite – Schedule Engine, Inc. and its subsidiaries on August 1, 2022.

5.	[Reserved]

6. Below is a list of all Commercial Tort Claims filed in a court of competent jurisdiction and asserting damages in excess of $5,000,000, held by any Initial Grantor, including a brief description thereof.

None.

Schedule 3

INTELLECTUAL PROPERTY

PATENTS

United States Patent Applications and Registrations

Title	Country	Patent No./ Publication No./ Application No.	Issue Date/ Pub. Date/ App. Date	Owner
SENSOR STATION SYSTEM FOR PEST MONITORING	USPTO	11083183 20210029983 15172854	10-AUG-2021 04-FEB-2021 03-JUN-2016	SERVICE PRO.NET LLC

SYSTEMS AND METHODS FOR MANAGING SOFTWARE TELEPHONES	USPTO	11546463 20210021704 16930245	03-JAN-2023 21-JAN-2021 15-JUL-2020	SERVICETITAN, INC.

DISPLAY SCREEN OR PORTION THEREOF WITH A GRAPHICAL INTERFACE	US	D946040	15-MAR-2022	SERVICETITAN, INC.

DISPLAY SCREEN OR PORTION THEREOF WITH AN ANIMATED GRAPHICAL USER INTERFACE	US	D946620	22-MAR-2022	SERVICETITAN, INC.

DISPLAY SCREEN OR PORTION THEREOF WITH AN ANIMATED GRAPHICAL USER INTERFACE	US	D881900	21-APR-2020	IGNITE - SCHEDULE ENGINE, INC.

Title	Country	Patent No./ Publication No./ Application No.	Issue Date/ Pub. Date/ App. Date	Owner
DISPLAY SCREEN OR PORTION THEREOF WITH ANIMATED GRAPHICAL USER INTERFACE	US	D925571	20-JUL-2021	IGNITE - SCHEDULE ENGINE, INC.

DISPLAY SCREEN OR PORTION THEREOF WITH A GRAPHICAL USER INTERFACE	US	D881928	21-APR-2020	IGNITE - SCHEDULE ENGINE, INC.

DISPLAY SCREEN OR PORTION THEREOF WITH A GRAPHICAL USER INTERFACE	US	D925575	20-JUL-2021	IGNITE - SCHEDULE ENGINE, INC.

DISPLAY SCREEN OR PORTION THEREOF WITH AN ANIMATED GRAPHICAL USER INTERFACE	US	D881929	21-APR-2020	IGNITE - SCHEDULE ENGINE, INC.

DISPLAY SCREEN OR PORTION THEREOF WITH A GRAPHICAL USER INTERFACE	US	D881930	21-APR-2020	IGNITE - SCHEDULE ENGINE, INC.

DISPLAY SCREEN OR PORTION THEREOF WITH GRAPHICAL USER INTERFACE	US	D930032	7-SEPT-2021	IGNITE - SCHEDULE ENGINE, INC.

Pending United States Patent Applications

Title	Country	Publication No./ Application No.	Application Date	Owner
JOB VALUE MODEL GENERATION METHOD AND SYSTEM	US	20200334616 16/853509	20-APR-2020	SERVICETITAN, INC.

TECHNICIAN DISPATCHING METHOD AND SYSTEM	US	20210019690 16/930236	15-JUL-2020	SERVICETITAN, INC.

SYSTEMS AND METHODS FOR MANAGING SOFTWARE TELEPHONES	USPTO	18091754	30-DEC-2022	SERVICETITAN, INC.

PRICEBOOK TRANSACTION LOG MANAGEMENT SYSTEMS AND METHODS	US	20210019796 16/930248	15-JUL-2020	SERVICETITAN, INC.

SENSOR STATION SYSTEM FOR PEST MONITORING	USPTO	20210368762 17397083	09-AUG-2021	SERVICE PRO.NET LLC

Title	Country	Publication No./ Application No.	Application Date	Owner
AUTOMATED CUSTOMER REVIEW MATCHING	US	2020122134 17/506000	20-OCT-2021	SERVICETITAN, INC.

ADJUSTABLE WORK-FLOW CAPACITY PLANNING	US	20220245551 17/591082	2-FEB-2022	SERVICETITAN, INC.

SYSTEMS AND METHODS FOR DYNAMIC PRICING	US	17/985700	11-NOV-2022	SERVICETITAN, INC.

DISPLAY SCREEN OR PORTION THEREOF WITH AN ANIMATED GRAPHICAL USER INTERFACE	US	29/779658	20-APR-2021	SERVICETITAN, INC.

DISPLAY SCREEN OR PORTION THEREOF WITH AN ANIMATED GRAPHICAL USER INTERFACE	US	29/779666	20-APR-2021	SERVICETITAN, INC.

AUTOMATED GENERATION OF SERVICE ITEM RECOMMENTATION S	US	17/868287	19-JUL-2022	SERVICETITAN, INC.

DISPLAY SCREEN OR PORTION THEREOF WITH GRAPHICAL USER INTERFACE	US	29/755450	20-OCT-2020	SERVICETITAN, INC.

TRADEMARKS

United States Trademark Applications and Registrations

Mark	App. No./ App. Date	Reg. No./ Reg. Date	Owner
FIELDROUTES	97088753 22-OCT-2021	6905969 22-NOV-2022	FIELD SERVICE HOLDINGS, LLC

PESTROUTES	86888845 27-JAN-2016	5031884 30-AUG-2016	PESTROUTES OPCO, LLC

SERVICEPRO	88379107 10-APR-2019	6005498 10-MAR-2020	SERVICE PRO.NET LLC

SERVSENSOR	88333640 11-MAR-2019	6043687 28-APR-2020	SERVICE PRO.NET LLC

SERVSUITE	86121539 18-NOV-2013	4677424 27-JAN-2015	SERVICE PRO.NET LLC

SERVBASIC	86128177 25-NOV-2013	4756811 16-JUN-2015	SERVICE PRO.NET LLC

CERTIFIED CONTACTLESS	88932959 26-MAY-2020	6304514 30-MAR-2021	SERVICETITAN, INC.

SERVICETITAN	88555134 31-JUL-2019	6222956 15-DEC-2020	SERVICETITAN, INC.

PRICEBOOK CONNECT	88649957 10-OCT-2019	6103922 14-JUL-2020	SERVICETITAN, INC.

PANTHEON	87913760 09-MAY-2018	5822848 30-JUL-2019	SERVICETITAN, INC.

SERVICETITAN	87597061 05-SEP-2017	5451884 24-APR-2018	SERVICETITAN, INC.

SERVICETITAN	86250181 11-APR-2014	4648578 02-DEC-2014	SERVICETITAN, INC.

Design Only	86250265 11-APR-2014	4652121 09-DEC-2014	SERVICETITAN, INC.

Pending United States Trademark Applications

Mark	App. No./ App. Date	Reg. No./ Reg. Date	Owner
TITAN INTELLIGENCE	97415109 17-MAY-2022		SERVICETITAN, INC.

TI	97415106 17-MAY-2022		SERVICETITAN, INC.

FIELDROUTES	97088753 22-OCT-2021		FIELD SERVICE HOLDINGS, LLC

COPYRIGHTS

United States Copyright Applications and Registrations

None.

INTELLECTUAL PROPERTY LICENSES

Title	Country	Patent No./ Publication No./ Application No.	Issue Date/ Pub. Date/ App. Date	Owner
MODIFICATION OF TERMINAL AND SERVICE PROVIDER MACHINES USING AN UPDATE SERVER MACHINE	IN	328489 277/DELNP/2012	30-DEC-2019 21-JUL-2010	S3G TECHNOLOGY LLC

Schedule 4

Deposit Accounts and Securities Accounts

Deposit Accounts:

Institution Name and Address	Account Number	Name of Account Owner / Account Type	Excluded Account?
Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	No

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	No

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	No

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	No

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes.

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	Yes.

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	PestRoutes OpCo, LLC	Yes

Royal Bank of Canada 200 Bay St. Toronto ON, M5J 2J5 Canada	###	ServiceTitan, Inc.	Yes

PNG Bank, N.A.	###	Ignite Schedule Engine, Inc.	Bank account will be closed on February 1, 2023.

Securities Accounts:

Institution Name and Address	Account Number	Name of Account Owner	Excluded Account?
Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	No

Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054	###	ServiceTitan, Inc.	No

EXHIBIT I

TO THE SECURITY

AGREEMENT

FORM OF SECURITY AGREEMENT SUPPLEMENT

SUPPLEMENT NO. [ ] (this “Supplement”), dated as of [     ], to the Security Agreement dated as of January [●], 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among the Grantors as defined therein, and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent for the Secured Parties (in such capacity and together with its successors and assigns, the “Collateral Agent”).

A. Reference is made to that certain Credit Agreement dated as of January 23, 2023 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), Wells Fargo, as administrative agent (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and collateral agent (in such capacity, and together with its successors and permitted assigns, the “Collateral Agent”), each Lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) each Swing Line Lender and L/C Issuer and party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans, the Swing Line Lenders to make Swing Line Loans, the L/C Issuers to issue Letters of Credit, the Hedge Banks to enter into the Secured Hedge Agreements and the Cash Management Banks to enter into agreements giving rise to Cash Management Obligations. Section 6.14 of the Security Agreement provides that certain Persons may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Person (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make Loans, the Swing Line Lenders to make Swing Line Loans, the L/C Issuers to issue Letters of Credit, the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into agreements in respect of Cash Management Obligations, from time to time under the terms of the Credit Agreement.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 6.14 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of its Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Exhibit I-1

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the Pledged Collateral and (b) set forth under its signature hereto is the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.

SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent in accordance with the terms of the Credit Agreement.

[Remainder of Page Intentionally Blank]

Exhibit I-2

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Jurisdiction of Formation:
Address Of Chief Executive Office:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Exhibit I-3

SCHEDULE I

Pledged Equity

Grantor	Issuer	Certificate No(s)	Class of Equity Interest	Par Value	Number of Shares/Units	Percentage of Outstanding Shares of the Same Class of Equity Interests	Date of Delivery

Pledged Debt

Exhibit I-4

EXHIBIT II

TO THE SECURITY

AGREEMENT

FORM OF SHORT FORM

[PATENT / TRADEMARK / COPYRIGHT] SECURITY AGREEMENT

This [PATENT / TRADEMARK / COPYRIGHT] SECURITY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “[Patent / Trademark / Copyright] Security Agreement”) dated [●], 2023, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Collateral Agent (the “Collateral Agent”) for the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

WHEREAS, SERVICETITAN, INC., a Delaware corporation (the “Borrower”), Wells Fargo as Administrative Agent and Collateral Agent, each Lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the Swing Line Lenders and L/C Issuers party thereto have entered into the Credit Agreement dated as of January 23, 2023 (the “Closing Date”) (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have severally agreed to make Loans, the Swing Line Lenders to make Swing Line Loans, the L/C Issuers to issue Letters of Credit, the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into agreements in respect of Cash Management Obligations upon the terms and subject to the conditions therein.

WHEREAS, in connection with the Credit Agreement, the Grantors have entered into the Security Agreement dated as of the Closing Date (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in order to induce the Lenders to make Loans, the Swing Line Lenders to make Swing Line Loans, the L/C Issuers to issue Letters of Credit, the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into agreements in respect of the Cash Management Obligations.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain Intellectual Property of the Grantors, and have agreed as a condition thereof to execute this [Patent / Trademark / Copyright Security Agreement] for recording with the [United States Patent and Trademark Office] [United States Copyright Office].

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “IP Collateral”):

(a) [all issued and pending Patents (as defined in the Security Agreement) in the United States Patent and Trademark Office set forth in Schedule A hereto;]

Exhibit II-1

(b) [all registered Trademarks (as defined in the Security Agreement) and Trademarks for which applications are pending in the United States Patent and Trademark Office (other than Excluded Property) set forth in Schedule A hereto (excluding any Excluded Property);] and

(c) [all registered Copyrights (as defined in the Security Agreement) in the United States Copyright Office set forth in Schedule A hereto],

Including (i) all income, fees, royalties, damages, and payment now and hereafter due and/or payable with respect to any of the foregoing, and (ii) rights to sue for past, present, and future infringement, misappropriation, or other violations of any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in the IP Collateral by each Grantor under this [Patent / Trademark / Copyright Security Agreement] secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this [Patent / Trademark / Copyright Security Agreement] secures, as to each Grantor, the payment of all amounts that constitute part of the secured Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that such secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3. Recordation. This [Patent / Trademark / Copyright Security Agreement] has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the [United States Patent and Trademark Office] [United States Copyright Office]. Each Grantor authorizes and requests that the [Register of Copyrights] [Commissioner for Patents and the Commissioner for Trademarks] record this [Patent / Trademark / Copyright Security Agreement].

SECTION 4. Execution in Counterparts. This [Patent / Trademark / Copyright Security Agreement] may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Grants, Rights and Remedies. This [Patent / Trademark / Copyright Security Agreement] has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this [Patent / Trademark / Copyright Security Agreement] and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 6. Governing Law. This [Patent / Trademark / Copyright Security Agreement] shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7. Severability. In case any one or more of the provisions contained in this [Patent / Trademark / Copyright Security Agreement] should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Exhibit II-2

[Signature Pages Follow]

Exhibit II-3

IN WITNESS WHEREOF, each Grantor has caused this [Patent / Trademark / Copyright Security Agreement] to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[ ], as Initial Grantor

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Signature Page to

Intellectual Property Security Agreement

[SCHEDULE A]

United States Patents and Patent Applications

Registered owner/ Grantor	Patent Title	Patent No. or Application No.

[SCHEDULE A]

United States Trademark Registrations and Trademark Applications

Registered owner/ Grantor	Trademark	Registration No. or Application No.

[SCHEDULE A]

United States Copyright Registrations

Registered owner/ Grantor	Title of Work	Registration No.

EXHIBIT III

TO THE SECURITY

AGREEMENT

FORM OF SECURITY AGREEMENT SUPPLEMENT

FOR [PATENTS / TRADEMARKS / COPYRIGHTS]

SUPPLEMENT NO. [ ] (this “Supplement”) dated as of [     ], to the Security Agreement dated as of January [●], 2023 (the “Closing Date”) among the Grantors (as defined therein) from time to time party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Collateral Agent (the “Collateral Agent”) for the Secured Parties (the “Security Agreement”).

A.  Reference is made to that certain Credit Agreement dated as of January 23, 2023 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), Wells Fargo, as administrative agent (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and collateral agent (in such capacity, and together with its successors and permitted assigns, the “Collateral Agent”), each Lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and each Swing Line Lender and L/C Issuer party thereto, pursuant to which the Lenders have severally agreed to make Loans, the Swing Line Lenders to make Swing Line Loans, the L/C Issuers to issue Letters of Credit, the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into agreements in respect of Cash Management Obligations upon the terms and subject to the conditions therein.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

C. In connection with the Credit Agreement, the Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans, the Swing Line Lenders to make Swing Line Loans, the L/C Issuers to issue Letters of Credit, the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into agreements in respect of Cash Management Obligations. Section 6.14 of the Security Agreement provides that certain Persons may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Person (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make Loans, the Swing Line Lenders to make Swing Line Loans, the L/C Issuers to issue Letters of Credit, the Hedge Banks to enter into Secured Hedge Agreements and the Cash Management Banks to enter into agreements in respect of Cash Management Obligations from time to time under the terms of the Credit Agreement.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 6.14 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

Exhibit III-1

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Supplement.

[SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the IP Collateral (as defined herein) owned by the New Grantor and (b) set forth under its signature hereto is the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office.]

SECTION 5. The New Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following Collateral (excluding any Excluded Property) (the “IP Collateral”):

(a) [all issued and pending Patents (as defined in the Security Agreement) in the United States Patent and Trademark Office set forth in Schedule I hereto;

(b) all reissues, continuations, divisionals, continuations-in-part, reexaminations, or extensions thereof, and the inventions disclosed or claimed therein;

(c) income, fees, royalties, damages, and payment now and hereafter due and/or payable with respect to any of the foregoing;]

(d) [all registered Trademarks (as defined in the Security Agreement) and Trademarks for which applications are pending in the United States Patent and Trademark Office set forth in Schedule I hereto;

(e) all goodwill associated therewith or symbolized thereby;

(f) income, fees, royalties, damages, and payment now and hereafter due and/or payable with respect to any of the foregoing; and]

(g) [all registered Copyrights (as defined in the Security Agreement) and Copyrights for which applications are pending in the United States Copyright Office set forth in Schedule 1 hereto;

(h) all renewals or extensions of the foregoing;

(i) income, fees, royalties, damages, and payment now and hereafter due and/or payable with respect to any of the foregoing; and

(j) rights to sue for past, present and future infringement of any of the foregoing.]

SECTION 7. This Supplement has been entered into in conjunction with the provisions of the Security Agreement. The New Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Supplement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 8. The New Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this Supplement.

SECTION 9. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 10. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 12. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.

SECTION 13. Reimbursement of the Collateral Agent’s expenses under this Supplement shall be governed by the applicable sections of the Security Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR], as a Grantor

By:
Name:
Title:

Jurisdiction of Formation/Incorporation: Address of Chief Executive Office:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SCHEDULE I

TO SUPPLEMENT NO. [ ] TO THE

SECURITY AGREEMENT

United States Applied for and Registered Intellectual Property

United States Patents and Patent Applications

Registered owner/ Grantor	Patent Title	Patent No. or Application No.

United States Trademark Registrations and Trademark Applications

Registered owner/ Grantor	Trademark	Registration No. or Application No.

United States Copyright Registrations

Registered owner/ Grantor	Title of Work	Registration No.

EXHIBIT I

[FORM OF

DISCOUNTED PREPAYMENT OPTION NOTICE

Date:    , 20

To:	Wells Fargo Bank, National Association, as Administrative Agent

1800 Century Park East, Suite 1100

Los Angeles, CA 90067

Attention: Nathan McIntosh

Email: ###

[     ], as Auction Agent

[     ]

Attention:

Email:

Telephone:

Ladies and Gentlemen:

This Discounted Prepayment Option Notice is delivered to you pursuant to Section 2.05(d)(ii) of that certain Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto.

Effective as of [   ], 20[ ], pursuant to Section 2.05(d)(ii) of the Credit Agreement, the Borrower hereby notifies each Lender that it is seeking:

1. to prepay [Term] [Incremental Term] [Extended Term] Loans at a discount in an aggregate principal amount of $[  ]33 (the “Proposed Discounted Prepayment Amount”);

2. a percentage discount to the par value of the principal amount of [Term] [Incremental Term] [Extended Term] Loans [greater than or equal to [ ]% of par value but less than or equal to [ ]% of par value] [equal to [ ]% of par value] (the “Discount Range”);34 and

3. a Lender Participation Notice on or before [   ], 20[ ]35, as determined pursuant to Section 2.05(d)(iii) of the Credit Agreement (the “Acceptance Date”).

[33]	Insert amount that is minimum of $10,000,000.
[34]	Borrower may specify different Discount Ranges for Term Loans, Incremental Term Loans and Extended Term Loans.
[35]	Insert date (a Business Day) that is at least five Business Days after the date of the Discounted Prepayment Option Notice.

The Borrower expressly agrees that this Discounted Prepayment Option Notice is subject to the provisions of Section 2.05(d) of the Credit Agreement.

The Borrower hereby represents and warrants to the Administrative Agent and the Auction Agent on behalf of the Lenders as follows:

1. No Specified Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment.

2. Each of the other conditions to such Discounted Voluntary Prepayment contained in Section 2.05(d) of the Credit Agreement has been satisfied.

The Borrower respectfully requests that Auction Agent promptly notify each of the Lenders party to the Credit Agreement of this Discounted Prepayment Option Notice.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Discounted Prepayment Option Notice as of the date first above written.

SERVICETITAN, INC., as the Borrower

By:
Name:
Title:

EXHIBIT J

FORM OF

LENDER PARTICIPATION NOTICE

Date:    , 20

To:	Wells Fargo Bank, National Association, as Administrative Agent

1800 Century Park East, Suite 1100

Los Angeles, CA 90067

Attention: Nathan McIntosh

Email: ###

[     ], as Auction Agent

[     ]

Attention:

Email:

Telephone:

Ladies and Gentlemen:

Reference is made to (a) that certain Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto and (b) that certain Discounted Prepayment Option Notice, dated [   ], 20[ ], from the Borrower (the “Discounted Prepayment Option Notice”). Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Credit Agreement or the Discounted Prepayment Option Notice, as applicable.

The undersigned Lender hereby gives you notice, pursuant to Section 2.05(d)(iii) of the Credit Agreement, that it is willing to accept a Discounted Voluntary Prepayment on Loans held by such Lender:

1.  in a maximum aggregate principal amount of

a. [$[  ] of Term Loans]

b. [$[  ] of Incremental Term Loans] [$[  ] of Extended Term Loans] ([collectively,] the “Offered Loans”), and

2. at a percentage discount to par value of the principal amount of [Term] [Incremental Term] [Extended Term] Loans equal to [ ]%[ ]36 of par value (the “Acceptable Discount”).37

The undersigned Lender expressly agrees that this offer is subject to the provisions of Section 2.05(d) of the Credit Agreement. Furthermore, conditioned upon the Applicable Discount determined pursuant to Section 2.05(d)(iii) of the Credit Agreement being a percentage of par value less than or equal to the Acceptable Discount, the undersigned Lender hereby expressly consents and agrees to a prepayment of its [Term] [Incremental Term] [Extended Term] Loans pursuant to Section 2.05(d) of the Credit Agreement in an aggregate principal amount equal to the Offered Loans, as such principal amount may be reduced if the aggregate proceeds required to prepay Qualifying Loans (disregarding any interest payable in connection with such Qualifying Loans) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount for the relevant Discounted Voluntary Prepayment, and acknowledges and agrees that such prepayment of its Loans will be allocated at par value.

[Remainder of page intentionally left blank]

[36]	Insert amount within Discount Range.
[37]	Lender may specify different Acceptable Discounts for Term Loans, Extended Term Loans and Incremental Term Loans.

IN WITNESS WHEREOF, the undersigned has executed this Lender Participation Notice as of the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

[By:
Name:
Title:][38]

[38]	If a second signature is required.

EXHIBIT K

FORM OF

DISCOUNTED VOLUNTARY PREPAYMENT NOTICE

Date:    , 20

To:	Wells Fargo Bank, National Association, as Administrative Agent
1800 Century Park East, Suite 1100
Los Angeles, CA 90067
Attention: Nathan McIntosh
Email: ###

[     ], as Auction Agent

[     ]

Attention:

Email:

Telephone:

Ladies and Gentlemen:

This Discounted Voluntary Prepayment Notice is delivered to you pursuant to Section 2.05(d)(v) of that certain Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto.

The Borrower hereby irrevocably notifies you that, pursuant to Section 2.05(d)(v) of the Credit Agreement, it will make a Discounted Voluntary Prepayment to each Lender with Qualifying Loans, which shall be made:

1.  on or before [   ], 20[ ]39, as determined pursuant to Section 2.05(d)(v) of the Credit Agreement,

2.  in the aggregate principal amount of

a.  [$[  ] of Term Loans]

b. [$[  ] of Incremental Term Loans] [$[  ] of Extended Term Loans], and

[39]

Insert date (a Business Day) that is at least three Business Days after the date of this Notice and no later than five Business Days after the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans).

3. at a percentage discount to the par value of the principal amount of the [Term] [Incremental Term] [Extended Term] Loans equal to [ ]% of par value (the “Applicable Discount”).

The Borrower expressly agrees that this Discounted Voluntary Prepayment Notice is irrevocable and is subject to the provisions of Section 2.05(d) of the Credit Agreement.

The Borrower hereby represents and warrants to the Administrative Agent and the Auction Agent on behalf of the Lenders as follows:

1.  No Specified Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment.

2.  Each of the other conditions to such Discounted Voluntary Prepayment contained in Section 2.05(d) of the Credit Agreement has been satisfied.

The Borrower agrees that if prior to the date of the Discounted Voluntary Prepayment, any representation or warranty made herein by it will not be true and correct as of the date of the Discounted Voluntary Prepayment as if then made, it will promptly notify the Administrative Agent and the Auction Agent in writing of such fact, who will promptly notify each participating Lender. After such notification, any participating Lender may revoke its Lender Participation Notice within two Business Days of receiving such notification.

The Borrower respectfully requests that Auction Agent promptly notify each of the Lenders party to the Credit Agreement of this Discounted Voluntary Prepayment Notice.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Discounted Voluntary Prepayment Notice as of the date first above written.

SERVICETITAN, INC., as the Borrower

By:
Name:
Title:

EXHIBIT L-1

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

L-1-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the day   of    , 20 .

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

L-1-2

EXHIBIT L-2

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its applicable direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its applicable direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its applicable direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

L-2-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the day   of    , 20 .

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

L-2-2

EXHIBIT L-3

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(f) and Section 10.07(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

L-3-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the day   of    , 20 .

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

L-3-2

EXHIBIT L-4

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For

U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 3.01(f) and Section 10.07(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its applicable direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its applicable direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its applicable direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

L-4-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the day   of    , 20 .

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

L-4-2

EXHIBIT M

FORM OF

SOLVENCY CERTIFICATE

[   ], 20[ ]

Pursuant to Section 4.01(a)(vii) of Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto, the undersigned [chief financial officer] [other officer with equivalent duties] of the Borrower hereby certifies as of the date hereof, solely on behalf of the Borrower and not in [his][her] individual capacity and without assuming any personal liability whatsoever, that:

1.

I am familiar with the finances, properties, businesses and assets of the Borrower and its Subsidiaries. I have reviewed the Loan Documents and such other documentation and information and have made such investigation and inquiries as I have deemed necessary and prudent therefor. I have also reviewed the consolidated financial statements of the Borrower and its Subsidiaries, including projected financial statements and forecasts relating to income statements and cash flow statements of the Borrower and its Subsidiaries.

2.	On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries (on a consolidated basis) are Solvent.

All capitalized terms used but not defined in this certificate shall have the meanings set forth in the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

M-1

IN WITNESS WHEREOF, the undersigned has executed this certificate for and on behalf of the Borrower and has caused this certificate to be delivered as of the date first written above.

SERVICETITAN, INC. as the Borrower

By:
Name:
Title:

M-2

EXHIBIT N

FORM OF

CASH MANAGEMENT/HEDGE PROVIDER AGREEMENT

[Letterhead of Cash Management Bank/Hedge Bank]

[Date]

Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent under the below-referenced Credit Agreement

1800 Century Park East, Suite 1100

Los Angeles, California 90067

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement, dated as of January 23, 2023 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among SERVICETITAN, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto.

Reference is also made to that certain [description of the Secured Hedge Agreement or agreement covering Cash Management Obligations] (the “Specified Hedge/Cash Management Agreement [Agreements]”) dated as of [      ], by and between [●] (the “Specified Hedge/Cash Management Provider”) and [identify the Loan Party].

1.     Appointment of Agent. The Specified Hedge/Cash Management Provider hereby designates and appoints the Administrative Agent and the Collateral Agent (individually and collectively, the “Agent”), and each of the Administrative Agent and the Collateral Agent by its signature below hereby accepts such appointment, as its agent under the Credit Agreement and the other Loan Documents. The Specified Hedge/Cash Management Provider hereby acknowledges that it has reviewed Article IX of the Credit Agreement (collectively referred to herein as, the “Agency Provisions”), including, as applicable, the defined terms used therein. Specified Hedge/Cash Management Provider and Agent each agree that the Agency Provisions which govern the relationship, and certain representations, acknowledgements, appointments, rights, restrictions, and agreements, between the Agent, on the one hand, and the Lenders, on the other hand, shall, from and after the date of this letter agreement, also apply to and govern, mutatis mutandis, the relationship between the Agent, on the one hand, and the Specified Hedge/Cash Management Provider with respect to the [Swap Obligations (such Swap Obligations being referred to herein as the “Swap Obligations”)][Cash Management Obligations] provided pursuant to the Specified Hedge/Cash Management Agreement[s], on the other hand.

2.     Acknowledgement of Certain Provisions of Credit Agreement. The Specified Hedge/Cash Management Provider hereby acknowledges that it has reviewed the provisions of Sections 6.15 and 6.16 of the Guarantee and Collateral Agreement, and Article IX and Section 10.01 of the Credit Agreement, including, as applicable, the defined terms used therein, and agrees to be bound by the provisions thereof.

Without limiting the generality of any of the foregoing referenced provisions, Specified Hedge/Cash Management Provider understands and agrees that its rights and benefits under the Loan Documents consist solely of it being a beneficiary of the Liens and security interests granted to Agent and the right to share in proceeds of the Collateral to the extent set forth in the Credit Agreement.

3.     Reporting Requirements. Agent shall have no obligation to calculate the amount due and payable with respect to any [Swap Obligations][Cash Management Obligations]. On a monthly basis (not later than the 10th Business Day of each calendar month) or as more frequently as Agent shall request, and the Specified Hedge/Cash Management Provider agrees to provide Agent with a written report, in form and substance satisfactory to Agent, detailing Specified Hedge/Cash Management Provider’s reasonable determination of the liabilities and obligations (and mark- to-market exposure) of the Borrower and the other Loan Parties in respect of the [Swap Obligations][Cash Management Obligations] provided by Specified Hedge/Cash Management Provider pursuant to the Specified Hedge/Cash Management Agreement[s]. If Agent does not receive such written report within the time period provided above, Agent shall be entitled to assume that the reasonable determination of the liabilities and obligations of the Borrower and the other Loan Parties with respect to the [Swap Obligations][Cash Management Obligations] provided pursuant to the Specified Hedge/Cash Management Agreement[s] is zero.

4.     [Swap Obligations][Cash Management Obligations]. From and after the delivery to Agent of this agreement duly executed by Specified Hedge/Cash Management Provider and the acknowledgement of this agreement by Agent and the Borrower, the obligations and liabilities of the Borrower and the other Loan Parties to Specified Hedge/Cash Management Provider in respect of [Swap Obligations][Cash Management Obligations] evidenced by the Specified Hedge/Cash Management Agreement[s] shall constitute [Swap Obligations][Cash Management Obligations] (and which, in turn, shall constitute Obligations). Specified Hedge/Cash Management Provider acknowledges that other [Swap Obligations][Cash Management Obligations] may exist at any time.

5.     Notices. All notices and other communications provided for hereunder shall be given in the form and manner provided in Section 10.02 of the Credit Agreement, and, if to Agent, shall be mailed, sent, or delivered to Agent in accordance with Section 10.02 in the Credit Agreement, if to the Borrower, shall be mailed, sent, or delivered to the Borrower in accordance with Section 10.02 in the Credit Agreement, and, if to Specified Hedge/Cash Management Provider, shall be mailed, sent, or delivered to the address set forth below, or, in each case as to any party, at such other address as shall be designated by such party in a written notice to the other party.

If to Specified
Hedge/Cash
Management Provider:

Attn:
Fax No.

6.     Miscellaneous. This agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto (including any successor agent pursuant to Section 9.09 of the Credit Agreement); provided, that the [Loan Party] may not assign this agreement or any rights or duties hereunder without the other parties’ prior written consent and any prohibited assignment shall be absolutely void ab initio. Unless the context of this agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” This agreement and any notices or other documents delivered under this agreement, may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law, (b) an original manual signature, or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this agreement, or on any notice or other document delivered under this agreement. This agreement, and any notices or other documents delivered under this agreement, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this agreement, or any notices or other documents delivered under this agreement, by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement, or such notice or other document. Any party delivering an executed counterpart of this agreement , or any notice or other document under this agreement, by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this agreement or such notice or other document, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this agreement or such notice or other document.

7. Governing Law.

(a)  THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN NEW YORK CITY, NEW YORK. EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7(b).

(c)  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ITS RIGHT, IF ANY, TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)  EACH BORROWER AND SPECIFIED HEDGE/CASH MANAGEMENT PROVIDER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK

CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

[Signature pages to follow.]

Sincerely,

[SPECIFIED HEDGE/CASH MANAGEMENT PROVIDER]

By:
Name:
Title:

Acknowledged, accepted, and agreed as of the date first written above:

SERVICETITAN, INC., as Borrower

By:
Name:
Title:

Acknowledged, accepted, and agreed as of the date first written above:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and Collateral Agent

By:
Name:
Title:

N-7